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TABLE OF CONTENTS
Financial Statements

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 2007

Registration No. 333-131666

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LINKWELL CORPORATION
(Name of small business issuer in its charter)

Florida	2842	65-1053546
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

No. 476 Hutai Branch Road
Baoshan District
Shanghai, China 200436
(86) 21-56689332

(Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)

Mr. Xuelian Bian
Chief Executive Officer
Linkwell Corporation
No. 476 Hutai Branch Road
Baoshan District
Shanghai, China 200436
(86) 21-56689332

With a copy to:

Corporation Service Company
1201 Hays Street
Tallahassee, Florida 32301
800-342-8086
(Name, Address and Telephone Number of Agent For Service)

Copies of all communications to:

Stephen D. Brook, Esq.
J. Fraser Collin, Esq.
Burns & Levinson LLP
125 Summer St.
Boston, MA 02110
Telephone: 617-345-3000
Facsimile No: 617-345-3299

        Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Registration Statement constitutes the first post-effective amendment to the Registration Statement under File No. 333-131666 filed on November 9, 2006, registering up to 55,631,011 shares of Linkwell Corporation's common stock. The purpose of this post-effective amendment is to include Linkwell Corporation's audited financial statements for the fiscal year ended December 31, 2006, interim financial statements for the three-month and nine-month periods ended September 30, 2007 and update certain information contained herein, into the prospectus forming a part hereof.

PROSPECTUS

LINKWELL CORPORATION

33,531,129 Shares of Common Stock

        This prospectus covers the resale of a total of 33,531,129 shares being offered by selling security holders listed in the section of this prospectus entitled "Selling Security Holders." The shares covered by this prospectus, are issuable upon exercise of warrants with exercise prices ranging from $0.10 to $0.30 per share. We will not receive any of the proceeds from the sale of the shares being offered by the selling security holders.

        For a description of the plan of distribution of the shares, please see page 18 of this prospectus.

        Our common stock is traded on the OTC Bulletin Board under the trading symbol "LWLL." On December 3, 2007 the last sale price for our common stock was $0.165.

        Investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 5 of this prospectus to read about risks of investing in our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 11, 2007

TABLE OF CONTENTS

Prospectus Summary
Risk Factors
Cautionary Statements Regarding Forward-Looking Information
Use of Proceeds
Selling Security Holders
Plan of Distribution
Shares Eligible for Future Sale
Legal Proceedings
Directors, Executive Officers, Promoters and Control Persons, Directors and Executive Officers
Security Ownership of Certain Beneficial Owners and Management
Description of Securities
Experts
Description of Business
Management's Discussion and Analysis or Plan of Operation
Certain Relationships and Related Transactions
Market for Common Equity and Related Stockholder Matters
Capitalization
Additional Information
Financial Statements

PROSPECTUS SUMMARY

        Our company, which is located in Shanghai, China, specializes in the development, production, sale, and distribution of disinfectant health care products through our Shanghai LiKang Disinfectant High-Tech Company, Ltd. ("Likang Disinfectant") subsidiary. We manufacture and sell disinfectant products in tablet, liquid, powder and aerosol form as well as disinfectant instruments, devices, and materials such as the air disinfection machine, hot press bag, and disinfection swabs. Our products are utilized by the medical industry in the People's Republic of China ("PRC"). Recently we have made efforts to expand our customer base and penetrate the civil disinfection, industrial disinfection and livestock and agricultural disinfection markets of China. While we sell our products to approximately 5,000 active and recurring customers including hospitals, medical suppliers and distribution companies throughout China, two affiliated companies represent approximately 41.8% and approximately 36% of our net revenues for the fiscal year ended December 31, 2006 and the fiscal year ended December 31, 2005, respectively.

        We regard Likang Disinfectant's operations as our primary business. We own 90% of Likang Disinfectant, with the remaining 10% being owned by Shanghai Shanhai Group, an unaffiliated third party. Shanghai Shanhai Group, which provides domestic trading, storage and consulting services, is owned by Shanghai Shanhai Group Employee Share-holding Committee (16.25%) and Shanghai Baoshan District Dachang Town South Village Economic Cooperation Club (83.75%). Both of these entities are owned by the employees of Shanghai Shanhai Group. Neither Shanghai Shanhai Group nor either of its two shareholders are involved in Likang Disinfectant's operations, nor do they exercise any management control.

        Our principal executive offices are located at No. 476 Hutai Branch Road, Baoshan District, Shanghai, China, and our telephone number is (86)21-566893332. Our fiscal year end is December 31.

        When used in this prospectus, the terms "Linkwell" "we," and "us" refers to Linkwell Corporation, a Florida corporation, our wholly-owned subsidiary Linkwell Tech Group, Inc., a Florida corporation ("Linkwell Tech") and Linkwell Tech's 90% owned subsidiary, Likang Disinfectant. The information which appears on our web site at www.linkwell.us is not part of this prospectus.

        All per share information contained in this prospectus gives effect to a one for 10 (1:10) reverse stock split effective March 24, 2005.

The Offering

        This prospectus covers the resale of a total of 33,531,129 shares being offered by selling security holders. The 33,531,129 shares covered by this prospectus are issuable upon exercise of warrants with exercise prices ranging from $0.10 to $0.30 per share.

        The selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock

Outstanding Prior to this Offering:	73,531,675 shares at December 3, 2007.
Outstanding After this Offering:
107,062,801 shares, including an aggregate of 33,531,129 shares which are reserved for possible issuance upon the exercise of outstanding common stock purchase warrants or exercise of options granted under our stock option plans.
Common Stock Reserved:	33,921,545 shares upon the exercise of outstanding warrants with exercise prices ranging from $0.10 to $2.50 per share, the resale of which 33,531,129 shares is covered by this prospectus.
Risk Factors:	The securities offered hereby involve a high degree of risk. See "Risk Factors".
OTC Bulletin Board Symbol:	LWLL

Selected Consolidated Financial Data

        The following summary financial information has been derived from the financial statements that are included elsewhere in this prospectus. In June 2004, our wholly-owned subsidiary, Linkwell Tech Group Inc. ("Linkwell Tech") acquired 90% of Likang Disinfectant through a stock exchange which was accounted for as a reverse acquisition under the purchase method for business combinations. The combination was recorded as a recapitalization of Likang Disinfectant and Linkwell Tech was treated as the continuing entity for accounting purposes. In May 2005, we acquired Linkwell Tech through a stock exchange. For financial accounting purposes, the share exchange between our company and Linkwell Tech was treated as a recapitalization of our company with the former shareholders of our company retaining approximately 12.5% of the outstanding stock. Our consolidated financials statements included elsewhere in this prospectus for the periods after the date of the stock exchange between our company and Linkwell Tech reflect the change in the capital structure of our company due to the recapitalization. The consolidated financial statements for fiscal year ended December 31, 2006 and the nine months ended September 30, 2007 reflect the operations of our company including Linkwell Tech and Likang Disinfectant for the periods presented. The historical operating results for the fiscal year ended December 31, 2005 are those of Likang Disinfectant as a result of these transactions.

Statement of Operations Data:

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	Year Ended December 31, 2006	Year Ended December 31, 2005 (restated)
Total net revenues	$9,350,801	$5,234,849	$7,745,378	$5,465,933
Total operating expense	2,298,509	1,208,013	2,303,493	1,200,813
Operating income	941,719	1,092,314	832,328	935,676
Total other (expense)	71,672	(164,662)	(142,647)	(101,214)
Income before discontinued operations, income taxes and minority interest	1,013,391	927,652	689,681	834,462
Net income	765,426	765,760	568,120	544,129
Cumulative preferred stock dividend	0	(96,240)	(96,240)	(11,240)
Deemed preferred stock dividends	0	0	0	(1,800,276)
Net income (loss) available to common shareholders	765,426	669,520	471,880	(1,267,387)
Basic and diluted income (loss) per common share	0.01	0.01	0.01	(0.03)
Weighted average common shares outstanding
Basic	73,061,329	49,039,871	53,098,047	41,617,176
Diluted	75,442,390	52,687,018	57,539,614	41,617,176

Balance Sheet Data:

	September 30, 2007 (unaudited)	December 31, 2006
Working capital	$2,665,641	$3,564,485
Cash	$990,223	$1,713,723
Total current assets	$7,736,228	$6,169,759
Total assets	$9,343,331	$6,944,492
Total current liabilities	$2,868,100	$2,605,274
Total liabilities	$2,868,100	$2,605,274
Total shareholders' equity	$5,939,907	$3,944,898

RISK FACTORS

        Before you invest in our securities, you should be aware that there are various risks. You should carefully consider these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

RISKS RELATED TO OUR COMPANY

We engage in a number of material transactions with related parties which could result in a conflict of interest involving our management.

        We are materially dependent on certain related party transactions in the ongoing conduct of our business. Sales to our affiliates Shanghai Likang Pharmaceuticals Technology Company, Limited and Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. represented approximately 41.8% of our total net revenues for year ended December 31, 2006 and approximately 36% of our total net revenues for year ended 2005. These related parties represented approximately 45.5% and approximately 44.5% of our accounts receivable at December 31, 2006 and 2005, respectively. In addition, we lease our principal executive offices from Shanghai Shanhai Group, the minority shareholder of our Likang subsidiary, and Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd., an affiliated company of this minority shareholder, both of which supply us with raw materials and act as a contract manufacturer for certain of our products. We have also engaged in a number of other related party transactions including extending working capital loans to Shanghai Likang Pharmaceuticals Technology Company, Limited and Shanghai Likang Biological High-Tech Company, Ltd., purchasing real property from Shanghai Likang Pharmaceuticals Technology Company, Limited and utilizing the services of Shanghai Likang Biological High-Tech Company, Ltd. to process certain of our products. These affiliated transactions may from time to time result in a conflict of interest for our management. Because these transactions are not subject to the approval of our shareholders, investors in our company are wholly reliant upon the judgment of our management in these related party transactions.

The management of our company is located in the People's Republic of China, and we are materially dependent upon advisory services from U.S. advisors.

        None of the current members of our management have any experience in U.S. public companies and these individuals are not fluent in English. We have engaged U.S. advisors to provide us with various advisory and consulting services, including U.S. business methods and compliance with SEC disclosure requirements. Until such time as we are able to expand our board of directors to include English-speaking individuals who have experience with the operation and regulatory framework applicable to U.S. public companies, we are materially dependent upon our U.S. advisors. If for any reason our U.S. advisors should fail to provide the contracted services at the anticipated levels or fails to extend its services and we have not added members to our board of directors with the requisite experience we may be unable to prepare and file reports as required by the Securities Exchange Act of 1934 on a timely basis which could lead to our common stock being removed from the OTCBB. In this event, your ability to liquidate your investment would be negatively impacted and you could lose your entire investment in our company.

We extend relatively long payment terms for accounts receivable, including on sales to related parties, which can negatively impact our cash flows.

        As is customary in the PRC, we extend relatively long payment terms to our customers, including on sales to related parties. Our terms of sale generally require payment within four to six months, which is considerably longer than customary terms offered in the United States. For the year ended

December 31, 2005, the average turn on accounts receivable from non-related third parties was 127 days and the average turn on accounts receivable from related parties was 106 days. For the year ended December 31, 2006, the average turn on accounts receivable from non-related third parties was 30 days and the average turn on accounts receivable from related parties was 33 days. We also occasionally offer established customers, including related parties, longer payment terms of up to 240 days on new products as an incentive to purchase these products, which has served to further increase the average days outstanding for accounts receivable. In addition, we maintain a relatively low reserve for doubtful accounts when compared to a company operating in the U.S. Our payment terms can have the effect of adversely impacting our cash flow and our ability to fund our operations out of our operating cash flow. Our ability to continue to implement our growth strategy could suffer if our cash flows are adversely impacted which will have the effect of limiting our ability to increase our revenues in the future.

Certain agreements to which we are a party and which are material to our operations lack various legal protections which are customarily contained in similar contracts prepared in the United States.

        We are a Chinese company and all of our business and operations are conducted in China. We are a party to certain material contracts, including an agreement for the lease for our principal offices and manufacturing facility. While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain provisions which are customarily contained in similar contracts prepared in the U.S., such as representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults, and termination and jurisdictional clauses. Because our material contracts omit these types of clauses, notwithstanding the differences in Chinese and U.S. laws, we may not have the same legal protections as we would if the contracts contained these additional provisions. We anticipate that contracts we enter into in the future will likewise omit these types of legal protections. While we have not been subject to any adverse consequences as a result of the omission of these types of clauses, and we consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, future events may occur which lead to a dispute under agreements which could have been avoided if the contracts were prepared in conformity with U.S. standards. Contractual disputes which may arise from this lack of legal protections would divert management's time from the operation of our business and require us to expend funds attempting to settle a possible dispute.

Each of our product groups operates in highly competitive businesses.

        Each of our product groups is subject to competition from other manufacturers of similar products. There are approximately 1,000 manufacturers of similar disinfectant products in China, but only approximately 30 manufacturers, including our company, operate on a continuous basis with the remainder of the companies periodically entering the market in times of increased demand. From time to time there is an oversupply of these products which can adversely impact our market share and competitive position in this product group. As a result, we may not be able to effectively compete in our product segments which could have the effect of limiting our ability to sustain our current level of operations or grow our revenues in future periods.

Because of the specialized, technical nature of the business, we are highly dependent on certain members of management, as well as our marketing, engineering and technical staff.

        The loss of the services of our current management and skilled employees could have a material, negative effect on our ability to effectively pursue our business strategy. In addition to manufacturing high volumes of our products and developing new products, we must attract, recruit and retain a sizeable workforce of technically competent employees, including additional skilled and experienced managerial, marketing, engineering and technical personnel. If we are unable to do so, our ability to grow our business and increase our revenues could be limited.

If we experience customer concentration, we may be exposed to all of the risks faced by our remaining material customers.

        For the years ended December 31, 2006 and 2005 revenues from one customer, Shanghai Likang Pharmaceuticals Technology Company, Limited, an affiliate, represented approximately 40% and approximately 36%, respectively, of our total net revenues. Unless we maintain multiple customer relationships, it is likely that we will experience periods during which we will be highly dependent on a limited number of customers. Dependence on a few customers could make it difficult to negotiate attractive prices for our products and could expose us to the risk of substantial losses if a single dominant customer stops conducting business with us. Moreover, to the extent that we are dependent on any single customer, we are subject to the risks faced by that customer to the extent that such risks impede the customer's ability to stay in business and make timely payments to us.

We depend on factories to manufacture our products, which may be insufficiently insured against damage or loss.

        We have no direct business operation, other than our ownership of our subsidiaries located in China, and our results of operations and financial condition are currently solely dependent on our subsidiaries' factories in China. We do not currently maintain insurance to protect against damage and loss to our facilities and other leasehold improvements. Therefore, any material damage to, or the loss of, any of our facilities due to fire, severe weather, flooding or other cause, would not be shared with an insurance company, and if large enough, would have a material, negative effect on our financial condition. If the damage was significant, we could be forced to stop operations until such time as the faculties could be repaired.

Our operations are subject to government regulation. If we fail to comply with the applicable regulations, our ability to operate in future periods could be in jeopardy.

        We are subject to various state and local environmental laws related to our business. We are subject to local food, drug, environmental laws related to certification of manufacturing and distributing of any disinfectant. We are also licensed by the Shanghai City Government to manufacture and distribute disinfectants. While we are in substantial compliance with all provisions of those registrations, inspections and licenses and have no reason to believe that they will not be renewed as required by the applicable rules of the Central Government and the Shandong Province, any non-renewal of these authorities could result in the cessation of our business activities.

We may not have sufficient protection of certain of our intellectual property.

        We utilize certain technologies in the purification of raw material used in our products which are proprietary in nature. We are not a party to any confidentiality or similar agreements with employees and third parties including consultants, vendors and customers and it not likely that we will enter into these type of agreements in the future. It is possible that our employees or a third party could, without authorization, utilize our propriety technologies without our consent. The unauthorized use of this proprietary information by third parties could adversely affect our business and operations as well as any competitive advantage we may have in our market segment. We may not have adequate remedies for the protection of our proprietary technologies and these proprietary technologies could become known or independently developed by competitors, in which case our ability to effectively compete could be jeopardized.

We have not voluntarily implemented various corporate governance measures, the absence of which, may cause shareholders to have reduced protections against interested director transactions, conflicts of interest and other matters.

        We are not subject to any law, rule or regulation requiring that we adopt any of the corporate governance measures that are required by the rules of national securities exchanges such as independent directors and audit committees. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should consider our current lack of corporate governance measures in formulating their investment decisions.

RISKS RELATED TO DOING BUSINESS IN CHINA

Our operations are located in the PRC and are subject to changes resulting from the political and economic policies of the Chinese government.

        Our business operations could be restricted by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

        Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn result in a decline in the trading price of our common stock.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

        The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

        Because all of our revenues are in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-

invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China.

        The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our business objectives. If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be limited which could result in a loss of revenue in future periods which could impact our ability to continue as a going concern.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate, including our ability to pay dividends.

        The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company's assets or equity interests to foreign entities for equity interests or assets of the foreign entities.

        In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with this April 2005 notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January 2005 notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations. The April 2005 notice also provides that failure to comply with the registration procedures set forth therein may result in restrictions on our PRC resident shareholders and our subsidiaries. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

        In addition, on August 8, 2006, the Ministry of Commerce ("MOFCOM"), joined by the State-Owned Assets Supervision and Administration Commission of the State Council, State Administration

of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and SAFE, amended and released the Provisions for Foreign Investors to Merge and Acquire Domestic Enterprises, which were new foreign-investment rules that took effect September 8, 2006, superseding much, but not all, of the guidance in the prior SAFE circulars. These new rules significantly revised China's regulatory framework governing onshore-offshore restructurings and how foreign investors can acquire domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

        These new rules may significantly affect the means by which offshore-onshore restructurings are undertaken in China in connection with offshore private equity and venture capital financings, mergers and acquisitions. It is expected that such transactional activity in China in the near future will require significant case-by-case guidance from MOFCOM and other government authorities as appropriate. It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure our domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance.

        It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of the SAFE notices and new rules. Our business operations or future strategy could be adversely affected by the SAFE notices and the new rules. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

        We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

        PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which include strong corporate governance, internal controls and, computer, financial and other control systems. In addition, we may have difficulty hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of accounts and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

Revised tax structure proposed by the National Peoples Congress could have a material impact on our performance.

        On December 24, 2006, the Chinese government officially submitted a draft of the new Enterprise Income Tax Law which seeks to unify China's dual tax system. Presently China has a dual tax policy with different rates of taxation for domestic enterprises as opposed to foreign investment enterprises. The new unified tax rate is proposed to be 25% for all entities, which is higher than the 15% rate currently applied to foreign investment entities, however low profit enterprises, whether foreign investment enterprises or domestic enterprises, may be subject to a lower tax rate of 20%. It is uncertain how this new policy, if adopted, would impact our subsidiaries, as all the components of the revised policy have not been determined.

RISKS RELATED TO THIS OFFERING

If the selling security holders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease.

        It is possible that the selling security holders will offer all of their shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

Provisions of our articles of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our shareholders.

        Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

        In addition, our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors, of which no shares are currently outstanding. Our Board of Directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Our stock price will fluctuate and could subject our company to litigation.

        The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond its control. These factors include:

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  quarterly variations in operating results;

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  changes in accounting treatments or principles;

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  additions or departures of key personnel;

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  stock market price and volume fluctuations of publicly-traded companies in general and Chinese-based companies in particular; and

  •
  general political, economic and market conditions.

Because our stock currently trades below $5.00 per share, and is quoted on the OTC Bulletin Board, our stock is considered a "penny stock" which can adversely affect its liquidity.

        As the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

        SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also include price fluctuations and the lack of a liquid market.

This prospectus permits selling security holders to resell their shares. If they do so, the market price for our shares may fall and purchasers of our shares may be unable to resell them.

        This prospectus covers the resale of a total of 33,531,129 shares being offered by selling security holders. The 33,531,129 shares covered by this prospectus are issuable upon exercise of warrants with exercise prices ranging from $0.10 to $0.30 per share. To the extent that these shares are sold into the market for our shares, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all.

We have not voluntarily implemented various corporate governance measures, the absence of which, may cause shareholders to have more limited protections against interested director transactions, conflicts of interest and similar matters.

        Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others measures have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Because our stock is not listed on an exchange or quoted on Nasdaq, we are not required to adopt these corporate governance standards. While our board of directors has adopted a Code of Business Conduct and Ethics, our Board has not established Audit and Compensation Committees and we have not adopted all of the corporate governance measures which we might otherwise have been required to adopt if our securities were listed on a national securities exchange or Nasdaq. It is possible that if we were to adopt all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to increase our revenues, develop our brands, implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control.

        You should consider the areas of risk described in connection with any forward-looking statements that may be made in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors". Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

        We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised. Pending utilization of any proceeds from the exercise of warrants, the proceeds will be deposited in interest bearing accounts or invested in money market instruments, government obligations, certificates of deposits or similar short-term investment grade interest bearing investments.

SELLING SECURITY HOLDERS

        This prospectus covers the resale by the selling security holders of an aggregate of 33,531,129 shares of our common stock which includes:

        * 290,130 shares of our common stock issuable upon the exercise of common stock purchase warrants included with the shares of our Series A Convertible Preferred Stock which were sold in our June 2005 private placement ("June 2005 Private Placement"), with an exercise price of $0.10 per share.

        * 31,115,999 shares of our common stock issuable upon the exercise of common stock purchase warrants sold in, or granted in connection with, our December 2005 private placement ("December 2005 Private Placement") in which we completed a $1,500,000 financing of units of our securities in a transaction exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) and Regulation D resulting in gross proceeds to us of $1,500,000. The offering consisted of 1,500,000 shares of our Series B 6% Cumulative Convertible Preferred Stock, Class A Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock and Class B Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock. The Class A Warrants are exercisable at $0.20 per share, and the Class B Warrants are exercisable at $0.30 per share, and both warrants are for a term of five years.

        The purchasers of the units were certain accredited institutional and individual investors. Conversion of the preferred shares and exercise of the warrants are also subject to a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the securities are outstanding. We paid a due diligence fee of $65,000 in cash and Class B Warrants to purchase 866,665 shares of our common stock to certain of the investors and an advisor to one of the investors. We agreed to the payment of these due diligence fees, which are meant to offset the costs certain of the investors incur in making the decision to invest in an offering, as a term of the transaction.

        * 2,125,000 shares underlying a warrant issued to China Direct Investments, Inc. as compensation for consulting services.

        The following table sets forth

  •
  the name of each selling security holder,

  •
  the number of shares owned, and

  •
  the number of shares being registered for resale by each selling security holder.

        At December 3, 2007, there were 73,531,675 shares of our common stock issued and outstanding. The information presented herein is derived from a record list of our shareholders and warrant holders and information provided to us by the selling shareholders below as of November 16, 2007. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. All of the shares owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the shares owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the selling security holders upon termination of any offering made hereby. If all the shares offered hereby are sold, the selling security holders will not own any shares after the offering.

Name of selling security holder	Number of shares offered as of November 8, 2006	Number of shares beneficially owned immediately prior to this offering	Percentage owned before offering	Remaining shares being offered	Shares to be owned after offering	Percentage after owned offering
Alpha Capital Aktiengesellschaft(1)	10,454,594	3,861,941	4.99%	8,266,666	0	n/a
Alvin Siegel(2)	625,000	250,000	*	250,000	0	*
China Direct Investments, Inc.(3)	2,130,000	2,125,000	2.8%	2,125,000	0	*
CIIC Investment Banking Services (Shanghai) Company, Limited(4)	2,715,260	227,630	*	227,630	0	n/a
David A. Stein(5)	625,000	250,000	*	250,000	0	n/a
China Discovery Investors, Ltd.(6)	2,550,000	500,000	*	500,000	0	n/a
Edge, LLC(7)	625,000	250,000	*	250,000	0	n/a
Pershing, LLC FBO IRA George Williams(8)	1,500,000	500,000	*	500,000	0	n/a
Utica Advisors, LLC(9)	266,666	266,666	*	266,666	0	n/a
Monarch Capital Fund, Ltd.(10)	10,187,928	3,861,941	4.99%	8,000,000	0	n/a
Osher Capital, Inc.(11)	2,813,648	2,266,000	3.0%	2,266,000	0	n/a
Quingxuan Jiang(12)	62,500	62,500	*	62,500	0	n/a
Sharon Standowski(13)	625,000	250,000	*	250,000	0	n/a
Whalehaven Capital Fund Limited(14)	7,640,946	3,861,941	4.99%	6,000,000	0	n/a
Yonghua Cai(15)	550,000	250,000	*	250,000	0	n/a
Ellis International, Ltd.(16)	2,613,649	2,066,667	2.7%	2,066,667	0	n/a
Warrant Strategies Fund, LLC(17)	—	2,000,000	2.6%	2,000,000	0	n/a
TOTAL	45,985,191			33,531,129

*
less than 1%

Selling Security Holders beneficially holding a total of 9,645,820 shares of common stock originally offered under this prospectus have sold the shares they beneficially held.

(1)
The number of shares owned and offered by Alpha Capital Aktiengesellschaft includes common stock purchase warrants to purchase an aggregate of 8,266,666 shares at an exercise price of $0.20 per share. Alpha Capital Aktiengesellschaft purchased warrants to purchase 8,000,000 shares of our common stock from us in our December 2005 Private Placement. It received warrants to purchase 266,666 shares of our common stock at an exercise price of $0.20 per share as a due diligence fee in connection with our December 2005 Private Placement. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us. Mr. Konrad Ackerman has voting and dispositive control over securities held by Alpha Capital Aktiengesellschaft.

(2)
The number of shares owned and offered by Mr. Siegel includes 250,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices of $0.20 per share which Mr. Siegel purchased from us in the December 2005 Private Placement. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(3)
The number of shares owned and offered by China Direct Investments, Inc. includes 2,125,000 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.20 per share, which were granted to China Direct Investments as compensation for consulting services. Dr. Xuejian (James) Wang has sole voting and dispositive control over securities held by China Direct Investments, Inc.

(4)
The number of shares owned and offered by CIIC Investment Banking Services (Shanghai) Company, Limited includes 227,630 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share which CIIC Investment Banking Services (Shanghai) Company, Limited purchased in our June 2005 Private Placement. Professor Ting Ting Shan, General Manager of CIIC Investment Banking Services (Shanghai) Company, Ltd., has sole voting and dispositive control over securities held by CIIC Investment Banking Services (Shanghai) Company, Limited.

(5)
The number of shares owned and offered by Mr. Stein includes 250,000 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.20 per share purchased by him in the December 2005 Private Placement. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(6)
The number of shares owned and offered by China Discovery Investors, Ltd (formerly known as Edge Capital Partners, Ltd.) includes common stock purchase warrants to purchase 500,000 shares of our common stock at an exercise price of $0.20 per share which were purchased in the December 2005 Private Placement. Mr. Marc Siegel has voting and dispositive control over securities held by China Discovery Investors, Ltd. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock.

(7)
The number of shares owned and offered by Edge LLC includes 250,000 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.20 per share which were purchased from us in the December 2005 Private Placement. Mr. Marc Siegel has voting and dispositive control over securities held by Edge LLC. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(8)
The number of shares owned and offered by Pershing, LLC FBO IRA George Williams includes 500,000 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.20 per share which were purchased from us in the December 2005 Private Placement. Mr. George Williams has voting and dispositive control over securities held by George Williams IRA. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(9)
The number of shares owned and offered by Utica Advisors, LLC includes 266,666 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.20 per share. Utica Advisors, LLC received warrants to purchase 266,666 shares of common stock at an exercise price of $0.20 per share as a due diligence fee for its services to Monarch Capital Fund, Ltd. in connection with the December 2005 Private Placement. Mr. Solomon Eisenberg has voting and dispositive control over securities held by Utica Advisors, LLC.

(10)
The number of shares owned and offered by Monarch Capital Fund, Ltd. common stock purchase warrants to purchase an aggregate of 8,000,000 shares of our common stock with an exercise price of $0.20 per share which it purchased from us in the December 2005 Private Placement. Mr. Joseph Franck has voting and dispositive control over securities held by Monarch Capital Fund, Ltd. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(11)
The number of shares owned and offered by Osher Capital Inc. includes common stock purchase warrants to purchase an aggregate of 2,266,666 shares of our common stock with an exercise price of $0.20 per share. The number of shares offered includes 2,000,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices of $0.20 purchased by. Osher Capital Inc. in the December 2005 Private Placement and 266,666 shares of our common stock underlying warrants with an exercise price of $0.20 per share it received as a due diligence fee in connection with the December 2005 Private Placement. Mr. Yisroel Kluger has voting and dispositive control over securities held by Osher Capital, Inc. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(12)
The number of shares owned and offered by Quingxuan Jiang includes 62,500 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share which were purchased from us in the June 2005 Private Placement.

(13)
The number of shares owned and offered by Sharon Standowski includes 250,000 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.20 per share which were purchased from us in the December 2005 Private Placement. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(14)
The number of shares owned and offered by Whalehaven Capital Fund Limited includes common stock purchase warrants to purchase an aggregate of 6,000,000 shares of our common stock with an exercise price of $0.20 per share which were purchased from us in the December 2005 Private Placement. Michael Finkelstein, Arthur Jones, Brian Mazzella and Trevor Williams each have voting and dispositive control over securities held by Whalehaven Capital Fund Limited. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(15)
The number of shares owned and offered by Yonghua Cai includes 250,000 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share which were purchased from us in the June 2005 Private Placement.

(16)
The number of shares owned and offered by Ellis International, Ltd. includes common stock purchase warrants to purchase an aggregate of 2,066,667 shares of our common stock with an exercise price of $0.20 per share. The number of shares offered includes 2,000,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices of $0.20 per share purchased from us in the December 2005 Private Placement and 66,667 shares of common stock issuable upon the exercise of warrants with an exercise price of $0.20 per share which it received as a due diligence fee in connection with the December 2005 Private Placement. Mr. Wilhelm Unger has voting and dispositive control over securities held by Ellis International, Ltd. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(17)
The number of shares owned and offered by Warrant Strategies Fund, LLC includes common stock purchase warrants to purchase an aggregated of 2,000,000 shares of our common stock with an exercise price of $0.30 per share purchased from the following investors in the December 2005 Private Placement and in the following amounts: warrants to purchase 250,000 shares of common stock from Edge LLC, warrants to purchase 500,000 shares of common stock from China Discovery Investors, Ltd., warrants to purchase 250,000 shares of common stock from David Stein, warrants to purchase 500,000 shares of common stock from Pershing, LLC FBO IRA George Williams, warrants to purchase 250,000 shares of common stock from Sharon Standowski and warrants to purchase 250,000 shares of common stock from Alvin Siegel. Mr. Sean Molloy has voting and dispositive control over securities held by Warrant Strategies Fund, LLC. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

        None of the selling security holders are broker-dealers or affiliates of broker-dealers. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section. We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

PLAN OF DISTRIBUTION

        The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales;

  •
  broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares, commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker- dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association of Securities Dealers, Inc.

        The selling security holder and these broker-dealers and agents and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with the sales.

        The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus.

        The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. We will supplement this prospectus to disclose the names of any pledges, donees, transferees, or other successors-in-interest that intend to offer common stock through this prospectus.

SPECIAL CONSIDERATIONS RELATED TO PENNY STOCK RULES

        Shares of our common stock may be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which contains the following:

  •
  a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  •
  a description of the broker's or dealer's duties to the customer and of the rights and remedies

  •
  available to the customer with respect to violation to these duties or other requirements of securities laws;

  •
  a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

  •
  a toll-free telephone number for inquiries on disciplinary actions;

  •
  definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

  •
  other information as the SEC may require by rule or regulation.

        Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

  •
  the bid and offer quotations for the penny stock;

  •
  the compensation of the broker-dealer and its salesperson in the transaction;

  •
  the number of shares to which such bid and ask prices apply, or other comparable information

  •
  relating to the depth and liquidity of the market for such stock; and

  •
  monthly account statements showing the market value of each penny stock held in the customer's account.

        In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock may be subject to the penny stock rules.

SHARES ELIGIBLE FOR FUTURE SALE

        As of December 3, 2007 we had 73,531,675 shares of common stock issued and outstanding. Of the issued and outstanding shares, approximately 40,858,781 shares of our common stock are "restricted securities". These shares may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.

        In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

        We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

LEGAL PROCEEDINGS

        We are not a party to any material litigation presently pending nor, to the best of our knowledge, have any such proceedings been threatened, except as follows.

        In January 2004, the SEC commenced an informal inquiry of our company. At this time we have not received any further information on this matter and are therefore uncertain of the status of the SEC's informal investigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Positions
Xuelian Bian	41	Chief Executive Officer, President and Chairman of the Board
Wei Guan	41	Vice President, Secretary and Director

        Xuelian Bian. Mr. Bian has served as our Chief Executive Officer, President and director since May 2, 2005, Chief Executive Officer, President and director of Linkwell Tech since its inception in June 2004 and General Manager of Shanghai Likang Disinfectant Company, Limited since 1993. From 1990 to 1993, he was a project assistant in charge of science and technology achievement application in the Second Military Medical University, Shanghai, China. From 1986 to 1990, Mr. Bian was a member of the technical staff in the Epidemiological Institute in the Second Military Medical University. Mr. Bian contributed to the compilation of "Disinfection—Antiseptic—Anticorrosion—Preservation" and "Modern Disinfection Study" of which the first book laid the foundation of the Chinese disinfectant study. Mr. Bian started related research with his colleagues on the microbiology sterilization effect examination, high strength ultraviolet lamp tube and decontaminating apparatus prior to the inception of Likang Disinfectant. Mr. Bian graduated from the China Army Second Military Medical University in 1990 with a bachelor degree in public health.

        Wei Guan. Mr. Guan has served as our Vice President and a member of our Board of Directors since May 2, 2005. He has served as Vice President of Linkwell Tech since its inception in June 2004 and Vice General Manager of Shanghai Likang Disinfectant Company, Limited since 2002. From 1987 to 1990, Mr. Guan worked Hunan Machinery Importing & Exporting Corporation as a member of management. From 1990 to 2002, Mr. Guan worked for the Division of Importing and Export at Worldbest Group as a General Manager. Mr. Guan graduated from Hunan University in Changsha, Hunan Province with a bachelor degree in Industry Foreign Trading in 1987.

        There are no family relationship between any of the executive officers and directors. Directors are elected at our annual meeting of shareholders and hold office for one year or until his or her successor is elected and qualified.

KEY EMPLOYEES

        Mr. Chun Ming Huang, age 39, has served as COO of Linkwell Corporation since 2003. From 2001 until joining Linkwell in 2003, Mr. Huang served as the Associate Director of the Analytical Department of WuXi Pharma Tech. Mr Huang received his master degree in pharmaceuticals from the Second Military Medical University in 1992.

        Ms. Gendi Li. Ms. Li, age 55, has served as Likang Disinfectant's Controller since 2003. From 1996 to 2003, Ms. Li was employed as an Executive Accountant and Financial Manager for QiaoFu Construction Holding Company (Shanghai). From 1993 to 1996, Ms. Li was employed as an Executive Accountant and Head of the Finance Department at Shanghai Yuxin Machinery Co., Ltd. From 1968 to 1993, Ms. Li was employed in various financial positions, including Executive Accountant, and Head of the Finance Department at First Plastic Machinery Factory. Ms. Li graduated from the Shanghai Finance and Economics Institute.

        Mr. Wensheng Sun. Mr. Sun, age 38, has been Likang Disinfectant's Vice-General Manager for Production since 1995 and has held the same position at Likang Disinfectant since 1995 following completion of his Masters degree in Medicine at the Second Military Medical University School of Pharmacy.

        Mr. Rick Wang, age 32, currently serves as Linkwell Corporation's Secretary. Mr. Wang joined Likang Disinfectant in 1999 and received his bachelor degree from the Public Health Department of Xinjiang Medical College in 1997.

COMMITTEES OF THE BOARD OF DIRECTORS

        Our Board of Directors has not established any committees, including an Audit Committee or a Nominating Committee. The functions of those committees are being undertaken by the entire board as a whole. As we expand our board in the future to include independent directors we will establish an Audit Committee.

DIRECTOR INDEPENDENCE, AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND AUDIT COMMITTEE FINANCIAL EXPERT

        None of the members of our Board of Directors are "independent" within the meaning of definitions established by the Securities and Exchange Commission. Our Board of Directors are presently comprised of individuals who were integral in Likang Disinfectant's operations. As a result of our limited operating history and minimal resources, small companies such as ours generally have difficulty in attracting independent directors. In addition, we will require additional resources to obtain directors and officers insurance coverage which is generally necessary to attract and retain independent directors. As we grow, in the future our Board of Directors intends to seek additional members who are independent, have a variety of experiences and backgrounds, who will represent the balanced, best interests of all of our shareholders and at least one of which who is an "audit committee financial expert" described below.

        None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

  •
  understands generally accepted accounting principles and financial statements,

  •
  is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

  •
  has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

  •
  understands internal controls over financial reporting, and

  •
  understands audit committee functions.

CODE OF BUSINESS CONDUCT AND ETHICS

        In December 2005, we adopted a Code of Business Conduct and Ethics applicable to our Chief Executive Officer, principal financial and accounting officers and persons performing similar functions. A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct,

  •
  full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

  •
  compliance with applicable laws, rules and regulations,

  •
  the prompt reporting violation of the code, and

  •
  accountability for adherence to the Code.

        A copy of our Code of Business Conduct and Ethics is filed as an exhibit to the registration statement of which this prospectus forms a part, and we will provide a copy, without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to us at our principal offices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        At December 3, 2007, there were 73,531,675 shares of our common stock issued and outstanding which is our only outstanding class of voting securities. The following table sets forth, as of that date, information known to us relating to the beneficial ownership of these shares by:

  •
  each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;

  •
  each director;

  •
  each executive officer; and

  •
  all executive officers and directors as a group.

        Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of No. 476 Hutai Branch Road, Baoshan District Shanghai, China 200436. We believe that all persons named in the table have sole voting and investment power with respect to all shares of beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from December 3, 2007 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of December 3, 2007, have been exercised or converted. Unless otherwise noted, the address of each of these principal shareholders is our principal executive offices.

Name of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class(1)
Xue Lian Bian	20,420,919	27.8%
Wei Guan	13,602,551	18.5%
All directors and current executive officers as a group	34,023,470	46.3%
Other Beneficial Owners of greater than 5% of the total number of shares outstanding	N/A	N/A

DESCRIPTION OF SECURITIES

        Our authorized capital stock consists of 150,000,000 shares of common stock, $.0005 par value per share, and 10,000,000 shares of preferred stock, no par value. As of December 3, 2007, there are 73,531,675 shares of common stock and no shares of preferred stock issued and outstanding.

COMMON STOCK

        Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

        Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

PREFERRED STOCK

        Our Board of Directors, without further shareholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board of Directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

        The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

COMMON STOCK PURCHASE WARRANTS

        At September 30, 2007, we had outstanding a common stock purchase warrants to purchase an aggregate of 33,921,345 shares of our common stock as follows:

  Warrants issued in the Series A Convertible Preferred Stock transaction

        In connection with the sale of shares of our Series A convertible preferred stock in June 2005, we issued the purchasers five-year common stock purchase warrants to purchase an aggregate of 3,753,450 shares of our common stock with an exercise price of $0.10 per share. Other than the exercise price, all other terms of the warrant issued to are identical to the common stock purchase warrants issued to the purchasers in the offering.

        The warrants contain a cashless exercise provision which permits the holder, rather than paying the exercise price in cash, to surrender a number of warrants equal to the exercise price of the warrants being exercised. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations, or in the event we undertake an offering of securities with an exercise price below the exercise price of these warrants in which event the exercise price would be adjusted downward.

  Warrants issued in the Series B 6% Cumulative Convertible Preferred Stock transaction

        In December 2005 we issued five year Class A Common Stock Purchase Warrants to purchase 15,866,665 shares of our common stock at an exercise price of $0.20 per share and five year Class B Common Stock Purchase Warrants to purchase 15,000,000 shares of our common stock at an exercise price of $0.30 per share in connection with the sale of our Series B 6% Cumulative Convertible Preferred Stock. Other than the exercise price the terms of the warrants are identical. These warrants are not exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us..

        If we should fail to maintain the effectiveness of the registration statement, the warrant holders can exercise the warrants on a cashless basis which permits the holder, rather than paying the exercise price in cash, to surrender a number of warrants equal to the exercise price of the warrants being exercised. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations. In addition, so long as the warrants are outstanding, if we should issue shares of common stock or securities convertible or exchange for shares of our common stock at an effective price less than the then conversion price of the warrants the exercise price of the warrants will also be automatically be adjusted to such other lower price.

  Other Outstanding Warrants

        Between October 2002 and July 2004 we issued warrants to purchase an aggregate of 142,000 shares of our common stock with exercise prices ranging from $0.20 to $1.00 per share and expiring between July 2008 and October 2012 in connection with services rendered to us.

        In January 2006, we issued China Direct Investments, Inc. three year common stock purchase warrants to purchase 2,125,000 shares of our common stock at an exercise price of $0.20 per share as additional compensation for consulting services. We have included the shares of common stock issuable upon the exercise of this warrant in the registration statement of which this prospectus is a part.

TRANSFER AGENT

        The transfer agent for our common stock is Signature Stock Transfer, Inc 2301 Ohio Drive—Suite 100 Plano, Texas 75093, telephone 972-612-4120.

EXPERTS

        The consolidated financial statements as of and for the years ended December 31, 2006 and 2005 of Linkwell Corporation. and subsidiaries and included in this prospectus have been audited by Sherb & Co. LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        As authorized by the Florida Business Corporation Law, our articles of incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except liability for:

  •
  any breach of the director's duty of loyalty to our company or its shareholders;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock redemptions or repurchases; and

  •
  any transaction from which the director derived an improper personal benefit.

        This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

        Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons according to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

HISTORY OF OUR COMPANY

        We were incorporated in the State of Colorado on December 11, 1996. From our inception through December 28, 1999, we were involved in the business of acquiring, developing and operating oil and gas properties. On December 28, 1999, we sold 60% of our issued and outstanding common stock to HBOA.Com, Inc., a District of Columbia corporation ("HBOA-DC"). Pursuant to this stock sale, there was a change in our business and management team and we began to focus on HBOA-DC's business, which was related to the sale of products and services to the owners of home based businesses through its Internet web site.

        On May 31, 2000, HBOA-DC was merged with and into our wholly owned subsidiary, HBOA.Com, Inc., a Florida corporation ("HBOA-FL"). In June 2000, we began to develop our application service provider business, in addition to HBOA's web site. We focused on development of an Internet portal through which home based business owners, as well as commercial private label businesses, obtain the products, services, and information necessary to start, expand and profitably run their businesses. On November 10, 2000, our shareholders approved our proposal to change our name from Mizar Energy Company to HBOA Holdings, Inc. and to change our state of incorporation from Colorado to Florida and recorded a loss of approximately $258,000. On December 28, 2000, we formed a new subsidiary, Aerisys, Incorporated, a Florida corporation, to handle commercial private business. Effective as of July 18, 2003, we changed our name to Kirshner Entertainment & Technologies, Inc.

        On May 2, 2005, we closed a share exchange with all of the shareholders of Linkwell Tech in which we acquired 100% of the issued and outstanding shares of Linkwell Tech's common stock in exchange for 36,273,470 shares of our common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of our common stock. As a result of the transaction, Linkwell Tech became our wholly owned subsidiary. Linkwell Tech was founded in June 2004. On June 30, 2004, Linkwell Tech acquired 90% of Likang Disinfectant through a stock exchange with Shanghai Likang Pharmaceuticals Technology Company, Limited, the then 90% shareholder of Likang Disinfectant. Shanghai Shanhai Group, an unaffiliated third party, owns the remaining 10% of Likang Disinfectant. Shanghai Shanhai Group is owned by Shanghai Shanhai Group Employee Share-holding Committee (16.25%) and Shanghai Baoshan District Dachang Town South Village Economic Cooperation Club (83.75%). Likang Disinfectant's officers and directors, Messrs. Xuelian Bian and Wei Guan, own Shanghai Likang Pharmaceuticals Technology Company, Limited, owning 90% and 10%, respectively, of that company. The transaction in which Linkwell Tech acquired the 90% interest in Likang Disinfectant resulted in the formation of a U.S. holding company by Messrs. Bian and Guan as it did not result in a change in the underlying ownership interests of Likang.

        Our then officers and directors resigned at the closing of the share exchange and Messrs. Wei Guan and Xuelian Bian, who were the officers and directors of Linkwell Tech, were appointed our officers and directors. In connection with the share exchange and to satisfy all outstanding obligations and indebtedness owed by our company to our former Chief Executive Officer and certain third parties, Linkwell Tech provided us $175,000 which we provided to our former Chief Executive Officer to be used by him to satisfy these obligations. We also issued our former Chief Executive Officer 1,400,000 shares of our common stock.

        In July 2005, we changed our name to Linkwell Corporation. In February 2006, we sold 100% of the stock of Aerisys to Mr. Gary Verdier, our former CEO, in exchange for the assumption of all liabilities and obligation of Aerisys. Prior to the share exchange agreement with Linkwell Tech in May 2005, Aerisys had represented our sole operations. Aerisys marketed and sold the Aerisys Intelligent Community (TM), a web-based software program and private, browser-based intranet product that allows schools to collaborate with parents and faculty each day on classroom homework, assignments, critical dates, team priorities and school news in a private forum, primarily to kindergarten through 12th grade private schools. We had not been able to improve sales or business opportunities for Aerisys since May 2005.

DESCRIPTION OF BUSINESS

OVERVIEW

        We operate under a holding company structure and currently have one operating subsidiary, Linkwell Tech Group Inc. ("Linkwell Tech"), a Florida Corporation. Linkwell Tech owns 90% of Shanghai Likang Disinfectant High-Tech Company, Limited ("Likang Disinfectant"). Likang Disinfectant owns 100% of Shanghai Likang International Trade Company, Limited ("Likang International"). We regard Likang Disinfectant's business of hospital disinfectant products as our primary business.

        Through our subsidiary, Likang Disinfectant, we are involved in the development, manufacture, sale and distribution of disinfectant health care products primarily to the medical industry in China. Likang Disinfectant was founded by the Second Military Medical University of the Chinese Army in 1988 and we believe that these ties provide us with certain marketing advantages. Recently we have made efforts to expand our customer base and penetrate the civil disinfection, industrial disinfection, livestock and agricultural disinfection markets of China. Currently we offer a variety of disinfectant products for the following applications:

  •
  Skin and mucous membrane disinfection

  •
  Hand disinfectants (external)

  •
  Environment and surface disinfectants

  •
  Medical devices and equipment disinfectants

  •
  Machine disinfectants

        We have been granted 28 hygiene licenses by the Ministry of Public Health of the central government of China. We have filed two additional product applications, and are presently developing three additional products. We also sell products which have been developed and manufactured by third parties. These parties manufacture disinfectant products which generate approximately 2.5% of our revenue for the year ended December 31, 2006. Products which we manufacture account for approximately 97.5% of our total net revenues for each of the fiscal year ended December 31, 2006 and the nine months ended September 30, 2007.

        We have a national marketing and sales presence throughout all 22 provinces as well as four autonomous regions and four municipalities of China. We currently employ 19 full-time sales and marketing people based in Shanghai. Shanghai Likang Pharmaceuticals Technology Company, an affiliate, also sells our products using 72 independent sales representatives in other provinces of China.

INDUSTRY BACKGROUND

        Likang Disinfectant is a member of the disinfectant industry in China. While the disinfectant industry in China is an emerging industry, and the industry is populated with small regional players, we estimate that there are over 1,000 manufacturers and distributors of disinfectant products in China and certain of our major competitors distribute products similar to ours, including those which also prevent the spread of airborne viruses such as avian flu and SARS. Currently we market our products to the medical industry in China and we have recently made efforts to diversify and expand our reach to the retail market.

  Recent Health Concerns in China

        China has witnessed a variety of public health crises in recent history which have demonstrated the need for increased health standards in China. In response, the Chinese government has taken initiatives to improve public health and living standards, including the establishment of The Ministry of Public

Health in China for the disinfectant industry in China. The heightened public concerns as well as these new public standards have led to a surge in interest for disinfectant products in China with consumers maintaining stockpiles of disinfectant products. This activity represented a surge in sales for the industry. We believe that the stockpiles will eventually deplete which may lead to an additional surge in demand. There is no assurance as to the timing of this surge; however increased public awareness and heightened national standards, a growing population, and a higher standard of living, are just a few factors which we believe support the growth of demand for disinfectant products.

        The table details recent public health crises in China.

Outbreak time	Location	Disease	Situation
January, 1988	Shanghai	Hepatitis A	310,000 reported cases of Hepatitis A, 47 deaths
April - May, 1998	Shengzhen	Sub-Tuberculosis bacillus disease M. chelonae	Shenzhen Woman and Children Hospital reports an airborne infection. 168 patients infected, 46 severe cases
November 2002	Throughout China	SARS	8,000 reported cases, 800 deaths
June 24 - August 20 2005	Sichuan Province	Swine Streptococcus suis	204 reported cases of humans infected with the Swine streptococci in Sichuan, 38 deaths
April 2005	Throughout China	Pulmonary tuberculosis, Hepatitis B	Pulmonary tuberculosis, Hepatitis B, remain top two priorities on the infectious disease list in China
June, 2005	Tibet	Bubonic plague	Five infected cases reported, two deaths
July - September 2005	Hunan, Fujian, Zhejiang provinces	Cholera	638 cases reported, two deaths
August, 2005	Guizhou, Ningxia, Liaoning, Jilin	Anthrax	140 cases reported, one death
October, 2005	Inner Mongolia, Hunan, Anhui, Liaoning, and Hubei provinces	Avian Flu	Three confirmed cases reported, two deaths
March 24, 2006	Shanghai	Highly pathogenic bird flu	One confirmed case reported
June 16, 2006	Guangdong Province	Highly pathogenic bird flu	One confirmed case reported
August 14, 2006	XinJiang Province	Highly pathogenic bird flu	One confirmed case reported

        Over the last few years, the following healthcare crises occured in China:

  SARS—Severe Acute Respiratory Syndrome

        In recent years the Severe Acute Respiratory Syndrome (SARS) has threatened the public community. SARS, which is a viral respiratory illness caused by a corona virus, called SARS-associated corona virus (SARS-CoV), was first reported in Asia in November 2002. Over the next few months, the illness spread to more than two dozen countries in North America, South America, Europe, and Asia before the SARS global outbreak of 2003 was contained. In April 2004, the Chinese Ministry of Health reported several new possible cases of SARS in Beijing and the Anhui Province, which is located in east-central China. In 2006, there were a number of confirmed cases of highly pathogenic bird flu reported in China.

        According to the Center for Disease Control of the central government of China, the common manner in which SARS seems to spread is by close person-to-person contact. The virus that causes SARS is thought to be transmitted most readily by respiratory droplets ("droplet spread") when an infected person coughs or sneezes. Droplet spread occurs as germs from the cough or sneeze of an infected person are propelled a short distance (generally up to three feet) through the air and deposited on the mucous membranes of the mouth, nose, or eyes of nearby persons. The virus also can spread when a person touches a surface or object contaminated with infectious droplets and then touches his or her mouth, nose, or eye(s). Ultimately there is much the global community does not know about SARS, and it is possible that the SARS virus might spread more broadly through the air (airborne spread) or by other ways that are not yet known.

  Avian Influenza

        In 2005, the threat of a global pandemic as a result of the avian flu has captured the attention of the global community. The avian flu is a type of the A strain virus that infects birds. Typically, it is not common for humans to be infected with the virus via contact with birds, however a few bird-to-human outbreaks have been reported and most have been in Asia. Humans were infected when they came into contact with sick birds or contaminated surfaces. In most cases, infected persons reported flu-like symptoms, but some had more serious complications, including pneumonia and acute respiratory distress. The avian flu has led to increased concerns for improved health conditions.

  China Health Standards

        In July 2002, the Chinese Ministry of Public Health issued the 27th order of Ministry of Health of the PRC establishing national standards for the disinfection industry. The first criterion of the new order stipulated that disinfectant manufacturers in China must obtain a license to manufacture hygiene disinfectants. Secondly, prior to release, all disinfectant instruments must obtain the official hygiene permit document of both the local provincial hygiene administrative department and the Ministry of Public Health.

        The process to obtain a manufacturing license, involves three stages:

  •
  Manufacturers file application materials to local public health administrative department;

  •
  Local administrative department performs an inspection of the manufacturing facilities according to "qualified disinfection product manufacturing enterprise requirements"; and

  •
  Upon satisfaction of "qualified disinfection product manufacturing enterprise requirements", the manufacturer will be issued a license.

        The process to obtain the official hygiene permit for individual disinfectant or instrument, the company must follow the steps listed as below:

  1.
  File the application;

  2.
  Explain disinfectant ingredient or instrument layout and function;

  3.
  Hygiene administrative department will examine the sample, and perform independent tests to verify industry standards and benefits; and

  4.
  If all the standards are met, the permit will be issued.

        The table below details the 28 licenses issued to Likang Disinfectant by the Ministry of Public Health of the central government of China.

#	PRODUCTS	DATE OF LICENSE ISSUANCE
1	An'erdian Skin Disinfectant	2003.2.13
2	An'erdian type 2nd skin disinfectant	2002.11.22
3	An'erdian type 3rd skin and mucous membrane disinfectant	2005.1.19
4	Dian'erkang Aerosol Disinfectant	2004.3.22
5	Dian'erkang 2% glutaraldehyde disinfectant	2002.11.22
6	Aiershi disinfectant tablets	2004.2.9
7	Aiershi disinfectant	2004.2.9
8	Dian'erkang PVP-I disinfectant	2005.3.30
9	Dian'erkang Iodophor disinfectant	2004.2.19
10	Jifro disinfectant gel	2005.1.19
11	Dian'erkang alcohol disinfectant	2003.12.23
12	Dian'erkang compound iodine disinfectant	2004.4.28
13	Lvshaxing disinfectant granule	2004.2.19
14	Lvshaxing disinfectant tablets	2004.3.29
15	Likang test paper of chlorine	2004.1.16
16	Jifro 4% Chlorhexidine gluconate surgical hand scrub	2004.9.7
17	JifroSongning disinfectant	2004.9.7
18	Lineng glutaraldehyde disinfectant	2005.2.17
19	Likang 121 steam pressure sterilization chemical indicator	2005.3.30
20	Likang 132 steam pressure sterilization chemical indicator	2005.3.30
21	Likang steam pressure sterilization chemical indicator	2005.4.1
22	Likang 84 disinfectant	2005.6.27
23	Likang Glutaraldehyde Monitors (Strip)	2005.12.14
24	PuTai Skin Disinfectant	2007.1.11
25	PuTai washless surgical hand scrub	2007.1.11
26	PuTai washless surgical hand foam disinfectant	2007.1.11
27	Likang disinfectant detergent	2007.4.19
28	JifroTaixin disinfectant	2007.6.4

  Product Lines

        We offer a diverse range of product offerings. We manufacture 38 disinfectant products and our product offerings come in three primary forms:

  •
  Liquids-gel

  •
  Tablets-powder

  •
  Aerosol

  •
  Chemical indicator (new)

  •
  Disinfectant appliance (new)

  •
  Liquids-foam (new)

        Our disinfectant products range from air disinfection machines to hot press bags, disinfection swabs, and disinfection indicators. We believe that this wide product line has served as an advantage for our company in our efforts to create a national audience for our products and services.

        Approximately 97.5% of our sales are derived from products we have internally developed and produced and the remaining 2.5% of sales are produced by outside companies. The tables below offer a summary of our current product offerings:

Skin and Mucous Membrane Disinfectants

        Skin and mucous membrane disinfectants target both exterior and internal applications. Prior to operations, incisions, or injections; the products can clean the skin surface. Mucous membrane disinfectants target internal germs located in the mouth, eye, perineum and other internal sources. This product group accounted for approximately 57% of our sales for both the fiscal year ended December 31, 2006 and the fiscal year ended December 31, 2005.

PRODUCT NAMES	INGREDIENTS	APPLICATION	INDUSTRY STANDARD
An'erdian Skin Disinfectant	iodine, alcohol	Skin Disinfectant	Q/SUVE 20-2003
An'erdian type 3rd skin and mucous membrane disinfectant	iodine, chlorhexidine	Skin & mucous membrane disinfectant	Q/SUVE 22-2003
Dian'erkang PVP-I disinfectant	Povidone-iodine	Skin & mucous membrane disinfectant	Q/SUVE 28-2004
Dian'erkang alcohol disinfectant	alcohol	Skin disinfectant	Q/SUVE 08-2004

Hand Disinfectants

        Theses disinfectants target the skin surface. Products are applied to the skin prior to medial procedures. This product group accounted for approximately 13.5% of our sales for the year ended December 31, 2006 and approximately 10% of our sales for the year ended December 31, 2005.

PRODUCT NAMES	INGREDIENTS	APPLICATION	INDUSTRY STANDARD
Jifro antimicrobial hand washing	Chlorhexidine	Hand washing	Q/SUVE 04-2003
Jifro disinfectant gel	DP300 (Triclosan)	Hand disinfectant	Q/SUVE 02-2003
Jifro 4% Chlorhexidine gluconate surgical hand scrub	Chlorhexidine gluconate	surgical hand disinfectant	Q/SUVE 09-2004

Environment and Surface Disinfectants

        These disinfectants target a variety of surfaces, such as floors, walls, tables, and medical devices. Additionally the products can be applied to cloth materials including furniture and bedding. This product group accounted for approximately 16.6% of our sales for the year ended December 31, 2006 and approximately 15% of our sales for the year ended December 31, 2005.

PRODUCT NAMES	INGREDIENTS	APPLICATION	INDUSTRY STANDARD
Aiershi disinfectant tablets	Trichloroisocyanuric acid	Circumstance and surface disinfection	Q/SUVE 34-2004
Lvshaxing disinfectant tablets	Dichloro dimethylhydantoin	Circumstance and surface disinfection	Q/SUVE 33-2003
Dian'erkang Aerosol Disinfectant	Benzethonium Chloride	Circumstance and surface disinfection, preventing the spread of airborne viruses such as human influenza virus, SARS and the Bird flu virus.	Q/SUVE 07-2004
Lvshaxing disinfectant granule	Dichloro dimethylhydantoin	Circumstance and surface disinfection	Q/SUVE 32-2003

Medical Devices and Equipment Disinfectants

        This line of disinfectants target medical equipment including the sterilization of thermo sensitive instruments and endoscope equipment. This product group accounted for approximately 11.5% of our sales for the year ended December 31, 2006 and approximately 12% of our sales for the year ended December 31, 2005.

PRODUCT NAMES	INGREDIENTS	APPLICATION	INDUSTRY STANDARD
Dian'erkang 2% glutaraldehyde disinfectant	Glutaraldehyde	Disinfection and sterilization of device	Q/SUVE 10-2003
Dian'erkang 2% glutaraldehyde disinfectant	Glutaraldehyde	Disinfection and sterilization of endoscopes	Q/SUVE 10-2003
Dian'erkang multi-enzyme rapid detergents	Multi-Enzyme	Rinsing and decontamination of device	Q/SUVE 14-2004

Machine Series

        This line of disinfectants targets air quality. The devices will monitor and disinfect air quality. This product group accounted for approximately 1.4% of our sales for the year ended December 31, 2006 and approximately 3% of our sales for the year ended December 31, 2005.

PRODUCT NAMES	INGREDIENTS	APPLICATION	INDUSTRY STANDARD
Lvshaxing LKQG-1000 air disinfection machine	Ozone, ultraviolet radiation, electrostatic	Air disinfection	Q/SUPE 09-2003
An'erdian disinfection swab	An'erdian	Skin & disinfection	Q/NYMN07-2003
Dian'erkang hot press bag	Iron powder, active carbon	Drive the "feng" Stop the pain Dispel the "han"	Q/NYMN01-2001
Likang test paper of chlorine	reaction regent	Indicator of disinfectant concentration	Q/SUVE 40-2003
Likang 121 steam pressure sterilization chemical indicator (card and adhesive tape)	Indication oil	Indication of sterilization effect	Q/SUVE 16-2005
Likang 132 steam pressure sterilization chemical indicator (label)	Indication oil	Indication of sterilization effect	Q/SUVE 17-2005
Likang stream pressure sterilization chemical indicator	Indication oil	Indication of sterilization effect	Q/SUVE 18-2005

Retail products

        In 2005, we began making efforts to expand our distribution reach to the retail market. As a result, our products have gained access to hotels, schools, supermarkets, and drugstores. We have repackaged commercial disinfectant products for sale to the consumer market. Since October 1999, we redeveloped four separate products for distribution to the retail market. Likang redeveloped the following products:

•	Jin Zhongda collutory (mouth wash)	October 1999
•	antibacterial lubricant	October 1999
•	Likang 84 disinfectant	August 2005
•	Dian'erkang aerosol disinfectant	October 2005

CUSTOMERS

        We sell our products on a wholesale and retail basis to the medical community in China. We have approximately 5,000 active and recurring customers including hospitals, medical suppliers and distribution companies throughout China. We maintain over 20 distribution contracts with wholesale dealers and agents. We generally offer payment terms of four to six months before payment for the products is due. For fiscal years ended December 31, 2006 and 2005 two affiliated entities, Shanghai Likang Pharmaceutical Technology Company, Limited and Shanghai Likang Meirui Pharmaceuticals High-Tech Co. Ltd., represented approximately 40% and approximately 1%, respectively, of our total net revenues. We have contracts with all our dealer and agent customers.

MANUFACTURING

        We operate two factory facilities in Shanghai, one located in the Shanghai Jiading district and one located in the Shanghai Jinshan district. Products are manufactured primarily in liquid, tablet, and powder form and recently we introduced liquid foams, chemical indicators and disinfectant appliances. Approximately 97.5% of Likang Disinfectant revenues for the year ended December 31, 2006 were derived from products manufactured in these two factories.

        The Shanghai Jiading district factory is approximately 21,500 square feet, all of which is used for production. This factory meets the good manufacturing practice (GMP) standards established by the central government; however, the equipment utilized in the factory is not GMP certified for the production of medical and chemical products. As the equipment at this factory could not be upgraded to GMP certification, rather than purchase new equipment as described below we have begun utilizing the contract manufacturing services of related party which has both a GMP certified factory and GMP certified equipment to manufacture certain of our disinfectant products. The main products produced at the Shanghai Jiading district factory are liquid and index disinfectant devices. The manufacturing facility has the capacity to produce approximately 9 million liters of liquid disinfectant annually. The manufacturing cycle for the liquids, from formulation to finished product, is one day.

        The Shanghai Jinshan district factory is approximately 4,300 square feet and is used in the manufacture of the tablet and powder forms of disinfectants. The manufacturing capacity is 300 metric tons of tablet and 180 metric tons of powder disinfectant annually. The average manufacturing cycle for the tablets and powder, from formulation to finished product, is one day.

        Products which represent the remaining 2.5% of our revenues for the year ended December 31, 2006 are manufactured by third parties as set forth below:

PRODUCT	MANUFACTURER		% OF REVENUE
Lvshaxing Air Disinfectant Machine	Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd.	)
		)	1%
Likang Surgery hand-washing Table	Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd.	)
Junle disinfectant	Shanghai JunLe Daily Chemicals Co., Ltd.	)
Jiewang disinfectant	Hangzhou JieWang Disinfectant Co., Ltd	)	1.5%
Shenle disinfectant	Shanghai ShenLe Daily Chemicals Co., Ltd.	)
Sterilized Q-tip (very small quantity)	Shanghai DiCheng Health Products Manufacturing Co., Ltd

        Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. is a related party. See "Certain Relationships and Related Transactions", appearing later in this prospectus.

        During fiscal 2006, following an upgrade of its facilities resulting and a GMP (good manufacturing processes) certification for both the factory and the equipment, we began utilizing the services of Shanghai Likang Biological High-Tech Company, Ltd., a related party, to manufacture certain of our products including our An'erdian and Dian'erkang lines of disinfectants. See "Certain Relationships and Related Transactions", appearing later in this prospectus.

        We believe that products which can be marketed as being manufactured at a GMP certified facility utilizing GMP certified equipment can generally be sold at higher prices than similar products manufactured in a non-GMP certified facility. While our cost for these products increased we have been able to increase our selling prices commensurately. We package our products in various packages to meet different needs of the market. We package our liquid and gel disinfectants in a variety of popular sizes ranging from 40 ml to 5 liter. Each of our tablet disinfectants contains 500 ml of active chlorine and we package these tablets in 50 tablet, 100 tablet and 200 tablet bottles. Finally, we package our powder disinfectants in 250 gram and 500 gram containers.

        We maintain an inventory of finished products equal to approximately 1 month average sales. Currently, we are manufacturing at about 50% of full capacity based upon our current product demand, and we have the ability to produce at full capacity if demand continues to increase.

        We have an in-house fulfillment and distribution operation which is used to manage the supply chain, beginning with the placement of the order, continuing through order processing, and then fulfilling and shipping the product to the customer. We maintain inventory and fill customer orders from both Jiading factory and Jinshan factory.

RAW MATERIALS

        We purchase raw materials from six primary suppliers, including a related party, and we have signed purchase contracts with these suppliers in an effort to ensure a steady supply of raw materials. We have maintained stable business relations with these suppliers for over 10 years, and we believe that our relationships with these primary suppliers will remain stable. In the event the relationships falter, there are many suppliers with the capability to supply our company. We purchase raw materials on payment terms of 30 days to three months. Some of the suppliers import from foreign countries, as listed below, and we purchase directly from these suppliers.

        The table below details the supply relationships for raw materials

RAW MATERIALS	SUPPLIERS	ORIGIN
Iodine	Shanghai Wenshui Chemical Co., Ltd	USA
Potassium iodide	Shanghai Wenshui Chemical Co., Ltd	Holland
Glutaraldehyde	Shanghai Jin an tang Hygienical Product Factory	Germany
Triclosan	Ciba Specialty Chemicals (China)LTD	Domestic
Alcohol	Shanghai Jangbo Chemical Co., Ltd	Domestic
Trichloroisocyanuric acid	Xuzhou Keweisi Disinfectant Co., Ltd	Domestic
Ozone producing device equipment	Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd.	Domestic
Ultraviolet radiation lamp light	Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd.	Domestic

CUSTOMER SERVICE AND SUPPORT

        We believe that a high level of customer service and support is critical in retaining and expanding our customer base. Customer care representatives participate in ongoing training programs under the supervision of our training managers. These training sessions include a variety of topics such as product knowledge and customer service tips. Our customer care representatives respond to customers' e-mails and calls that are related to order status, prices and shipping. If our customer care representatives are unable to respond to a customer's inquiry at the time of the call, we strive to provide an answer within 24 hours. We believe our customer care representatives are a valuable source of feedback regarding customer satisfaction. Our customer returns and credits average approximately 1% of total sales.

NEW PRODUCT DEVELOPMENT

        We are committed to research and development. Likang Disinfectant was created as a research and development organization by the Second Military Medical University of the Chinese Army in 1988. We develop our products internally and own all rights associated with these products.

        We have recently developed two new disinfectant products. Our An'erdian Type 3 Skin and Mucous Membrane Disinfectant, a skin disinfectant, was recently honored as a 2005 National Key New Product by the Chinese Ministry of Science & Technology. This product has numerous uses in gynecology, skin disease treatment as well as daily hygiene. We are currently in the patent application process for this product. We believe that another key new product will be Likang #84 Disinfectant, which was recently approved by the Chinese Public Health Department. This product is a liquid chemical disinfectant that contains the sodium hypochlorite and can be used in households on almost all surfaces. This new formula carries a shelf life of two years versus the competitors' similar products which have a limited shelf life of 90 days.

        In addition, we are conducting research on additional products, including the Lvshaxing Air Disinfectant Machine Type 1, Lvshaxing Air Disinfectant Machine Type 2 and Likang 5% (chloride content) Disinfectant Liquid. We are unable to predict at this time if our research will result in the introduction of new products.

        For the years ended December 31, 2006 and December 31, 2005, we spent approximately $18,000 and approximately $36,000, respectively, on research and development.

MARKETING AND SALES

        We were formed in 1988 as a research and development organization by the Second Military Medical University of the Chinese Army. Our CEO, Mr. Xuelian Bian, was a member of the staff of the university. We believe that these ties provide us with certain marketing advantages. The university is a well recognized, prestigious institution in China and many of its graduates work at hospitals, medical suppliers and distribution companies throughout China in senior positions which place them in the decision making process when it comes to purchasing products such as ours. In addition, the students and faculty at the university provide a pool of talent from which we draw, both as potential employees or summer interns who go on to work at other companies, many of whom are customers or potential customers for our products. In marketing our products, we seek to leverage these relationships.

        We have a national marketing and sales presence throughout all 22 provinces, as well as four autonomous regions, and four municipalities of China. We currently employ 19 full-time sales and marketing people based in Shanghai. Shanghai Likang Pharmaceuticals Technology Company, an affiliate, also sells our products using 72 independent sales representatives in other provinces of China. Approximately 30% of our sales are achieved by our proprietary sales force while the remaining approximately 70% are outsourced to independent dealers and agents. We compensate our proprietary salesman with a base salary and commission. The sales representatives are located in provinces other than Shanghai. The external sales network currently covers hospitals in 20 provinces including: Beijing, Guangdong, Tianjin, Fujian, Yunnan, Hainan, Jiangsu, Zhejiang, Anhui, Shandong, Henan, Hebei, Liaoning, Heilongjiang, Shanxi, Gansu, Ningxia, Guizhou, Hunan, Sichuan, Xinjiang, Neimenggu. The independent sales representatives sell directly to the end-users. We also have relationships with 23 independent distribution agents who purchase products from us in larger quantities and then resell in smaller quantities to smaller health care facilities.

        During the remainder of fiscal 2007 and fiscal 2008, we will seek to expand our distribution capability in the PRC through the possible purchase of independent sales networks, however, we have not identified any potential targets and we may inevitably choose not to pursue this strategy.

  Disinfectant Educational Center

        On May 25, 2006, we entered into an agreement with China Pest Infestation Control and Sanitation Association, an association governed by the Chinese central government, to establish and operate a disinfectant educational center in Beijing, China. We will be responsible for the establishment and development of the disinfectant educational center, as well as its management and funding. The China Pest Infestation Control and Sanitation Association will be responsible for establishing a job training base in Beijing.

        While the specific details and timeline related to the establishment of the disinfectant educational center are in the early planning stages, it is anticipated that the disinfectant educational center will offer a job training program to educate and train professionals to work as professionals in the disinfectant field. The disinfectant educational center will be a tuition based education program for which graduates will receive a license from the China Pest Infestation Control and Sanitation Association. After completion of the program, it is envisioned that a personnel exchange service center of the Chinese central government's Health Department will function much like a placement office and assist the center's graduates in securing positions with companies seeking to fill positions in the PRC. From time to time we may also recruit graduates from the disinfectant educational center to join our company.

        In June 2006, we entered into an oral arrangement with Beijing JinMeiHua Sterilizing Technology Development Company, Limited ("JinMeiHua"), an unrelated party, to act as our agent to operate the disinfectant educational center and to be responsible for the job training program specifics. While JinMeiHua does not have any specific expertise in this area, we believe that JinMeiHua's reputation and government contacts will benefit the establishment and operation of the enterprise. Generally, JinMeiHua will be responsible for operating the disinfectant educational center and we will be responsible for providing the funding necessary therefore.

        It is expected that the China Pest Infestation Control and Sanitation Association, JinMeiHua and Likang Disinfectant will share in profits of the disinfectant educational center, however the precise revenue share has not been determined. It is also expected that the China Pest Infestation Control and Sanitation Association will receive at a maximum 50% of the profits from the disinfectant educational center. JinMeiHua will also receive a to-be-determined percentage of the profits for operating the disinfectant educational center. We advanced JinMeiHua $249,797 to begin the development of the disinfectant educational center. This project was abandoned in December 2006. The investment made by Likang Disinfectant of $249,797 to Beijing JinMeiHua was returned to Likang Disinfectant in December 2006. Likang Disinfectant still plans to move forward with the development of a training school. The company desires to develop training school in Shanghai, in closer proximity to the Company's headquarters. At the present time we cannot predict the amount of money necessary for this undertaking, and a timeframe to accomplish this has not been set.

INTELLECTUAL PROPERTY

        We have received six patents and have four pending patent applications with National Property Right Administration of the PRC. The patent approval process can take up to 36 months. The following is a list of Likang's patents and pending patent applications:

PATENT CATEGORY	PATENT NAME	PATENT NO	NOTES
Product Improvement	Improved bottle	ZL 03 2 29616.9	Approved, expires March 2013
Appearance design	Bottle (with the wing stretch)	ZL 00 3 14391.0	Approved, expires April 2010
Appearance design	Packaging bottle	ZL 2003 3 0108274.5	Approved, expires November 2013
Appearance design	Test paper box of chlorine	ZL 2004 3 0022740.2	Approved, expires May 2014
Product Improvement	High strength water sterilizer with Model H ultraviolet lamp	ZL 03 2 10513.4	Approved, expires September 2013
Product Improvement	Sewage application	ZL 2004 2 0037013.8	Approved, expires June 2014
Product Improvement	Container with the vacuum pump	Application # 200420090682.1	Pending. Applied on 2004-9-29
New invention	Anti HP Gel	Application # 200410099002-7	Pending. Applied on 2004-12-24
New invention	Low smell and stimulus contain chlorine disinfectant tablet, powder etc	Application # 200410068135.8	Pending. Applied on 2004-11-12
New invention	A new skin & mucous membrane disinfectant including preparation methods	Application # 200410025305.4	Pending. Applied on 2004-6-21

        We have four registered trademarks with the China State Administration for industry and commerce trademark office for An'erdian, Jifro, Dian'erkang and Lvshaxing. During the year ended December 31, 2006, we were granted 3 patents which were pending. Two of the patents were based on product improvements and one of the patents relates to a new invention. We currently have two patents pending.

        We are not a party to any confidentiality or similar agreement with any of our employees or any third parties regarding our intellectual property. It is possible that a third party could, without authorization, utilize our propriety technologies without our consent. We can give no assurance that our proprietary technologies will not otherwise become known or independently developed by competitors.

COMPETITION

        We operate in a highly fragmented, competitive national market for healthcare disinfectant products. While the disinfectant industry in China is an emerging industry, and the industry is populated with small regional players, we estimate that there are over 1,000 manufacturers and distributors of disinfectant products in China and certain of our major competitors distribute products similar to ours, including those which also prevent the spread of airborne viruses such as avian flu and SARS. We compete with foreign companies, including 3M, who are distributing a full line of disinfectant products in China, as well as smaller, domestic manufacturers. Most of these domestic competitors, however, offer a limited line of products and there are few domestic companies with a nationwide presence. We believe that our national marketing and sales presence throughout all 22 provinces, as well as four autonomous regions, and four municipalities of China gives us a competitive advantage over many other disinfectant companies in China. In addition, prior to the adoption of industry standards in July 2002 by the central government of China, disinfectant products were generally marketed and sold based on pricing factors. We believe the recent standards implemented by the government will shift the customer demand from price to quality.

        Furthermore we estimate the new government standards adopted in July 2002 have increased the barriers to entry and increased the bar for competitors in the disinfectant industry. We believe that the new standards may lead to fewer competitors as companies falter in their efforts to adhere to the new standards. The implementation of these improved production standards and licenses has effectively decreased the competitiveness of small to mid size manufacturers. The new standards are especially difficult for companies with limited product offerings and inferior technical content. As a result of this heightened license and permit system, all disinfectant manufacturers must comply with "qualified disinfection product manufacturing enterprise requirements" established by the Ministry of Public Health. The requirements include standards for both hardware and software. Hardware would include facilities and machinery. Software would include the technology to monitor the facilities. Furthermore the requirements will encompass the knowledge and capability of both the production staff and quality control procedures.

        We believe that the following are the principal competitive strengths that differentiate our company from the majority of our competition:

  •
  Product selection and availability. A number of our competitors are smaller, regional companies with a limited number of product offerings. We offer our customers a wide variety of disinfectant products and ability to ship products to our customers on a timely basis throughout the PRC.

  •
  Research and development. Our efforts to respond to market demand for new products have resulted in the issuance to us of 26 hygiene licenses by the Ministry of Public Health of the central government of China. Based upon our knowledge of our competitors, we do not believe the majority of our competitors have received as many license since the enactment of the licensing standards in July 2002.

  •
  Manufacturing capacity. Our Shanghai Jiading district factory, which is devoted to liquid and index disinfectant devices, has the capacity to produce 9 million liters of disinfectant annually. Our Shanghai Jinshan district factory, which is devoted to tablet and powder form disinfectants, has the capacity to manufacture 300 metric tons of tablet and 180 metric tons of powder annually. Both of our factories have production cycles from formulation to finished product of one day.

  •
  Trained service personnel. We believe our sales personnel are thoroughly educated in our product lines which enable them to better meet the needs of our customers.

  •
  Reliability and speed of delivery. We believe our products have developed a reputation of good quality and effectiveness and our manufacturing capabilities enable us to product and ship products to our customers promptly thus allowing our customers the ability to better manage their purchasing dollars.

  •
  Customer service. Our customer service representatives participate in ongoing product training programs and we strive to respond to all customer inquiries within 24 hours.

  •
  Price. We have developed relationships with a number of raw material suppliers which enables us to keep our costs low and thereby offer prices to our customers which are very competitive.

        Our primary competitors in the sale of chemical disinfectants are 3M and Ace Disinfection Factory Co., Ltd. The primary competitors for instrument disinfectants are Chengdu Kangaking Instrument Co., Ltd. and Hangzhou Yangchi Medicine Article Co., Ltd. and the primary competitors for chemical indicators are 3M and Shandong Xinhua Medical Instrument Co., Ltd. Domestic competition comes from regional companies which tend to offer products in small geographic areas and do not distribute their product lines throughout China.

        Our primary competitors within the PRC include:

Competitor	Products
3M:	Hand disinfectant, skin and mucous disinfectant
Ace:	Skin and mucous disinfectant
Chengdu Kangaking:	medical equipment and devices
Hangzhou Yangchi:	sterilized Q-tip
Shandong Xinhua:	chemical indicators

        Our primary foreign competitor is 3M Company which has had a presence in China for more than 20 years. 3M Company entered the hand disinfection market at the end of 2004 and primarily offers products in the areas of index and control devices and disinfectant machines. At present, 3M Company has five products for use in operating rooms and its products are found in provincial capital cities of China such as Shanghai, Beijing, Guangzhou, Hangzhou, Nanjin, Chengdu and Xi'an. 3M Company's product line in China is very narrow, with few overlapping products between 3M Company and our company.

        Another foreign competitor is Johnson & Johnson, which established operations in China in 1994. In China, Johnson & Johnson offers a variety of skin, hand, and medical equipment disinfectants. Prior to the recent initiatives by the government, disinfectant products were marketed based on pricing and despite the brand awareness of Johnson & Johnson, its products did not have widespread reception amongst the community. Furthermore, Johnson & Johnson does not offer a wide variety of disinfectant products in China. Due to the difficulties in attaining a critical mass, Johnson & Johnson recently withdrew from the surgical disinfectant market in China and has refocused its efforts on the disinfection of medical devices.

GOVERNMENT REGULATIONS

        Our business and operations are located in the PRC. We are subject to local food, drug and environmental laws related to certification of manufacturing and distributing of disinfectants. We are also licensed by the Shanghai City Government to manufacture and distribute disinfectants. We are in substantial compliance with all provisions of those licenses and have no reason to believe that they will not be renewed as required by the applicable rules of Shanghai. In addition, our operations must conform to general governmental regulations and rules for private companies conducting business in China.

        Pursuant to the July 2002 Ministry of Public Health 27th Order of Ministry of Health of the People's Republic of China, all disinfectant manufacturers in China must obtain a license to manufacture hygiene disinfectants. Prior to release, all disinfectant instruments must obtain the official hygiene permit document of Ministry of Public Health and the approval of the provincial hygiene administrative department. The implementation of these improved production standards and licenses has effectively decreased the competitiveness of small to mid size manufacturers with single product and inferior technical content. Presently we meet all standards initiated by this ordinance and we have been granted 28 hygiene licenses by the Ministry of Public Health. We have filed applications for two additional products which as of the date of this prospectus are still pending.

        We are also subject to various other rules and regulations, including the People's Republic of China Infectious Disease Prevention and Cure Law, Disinfection Management Regulation, Disinfection Technique Regulation, Disinfection Product Manufacturer Sanitation Regulation, and Endoscope Rinse and Disinfection Technique Manipulation Regulation. We believe we are in material compliance with all applicable regulations.

  PRC Legal System

        Since 1979, many laws and regulations addressing economic matters in general have been promulgated in the PRC. Despite development of its legal system, the PRC does not have a comprehensive system of laws. In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The PRC judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in the PRC, it may be difficult to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. The PRC's legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of PRC laws may be subject to policy changes reflecting domestic political changes. As the PRC legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors. The trend of legislation over the past 20 years has, however, significantly enhanced the protection afforded foreign investors in enterprises in the PRC. However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon our business operations or prospects.

  Economic Reform Issues

        Many economic reforms implemented by the Chinese government since 1979 are unprecedented or experimental; therefore they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. We cannot predict if this refining and readjustment process may negatively affect our operations in future periods.

        Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the Renminbi, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limiting re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

        To date reforms to China's economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

EMPLOYEES

        Likang Disinfectant employs approximately 170 full time employees, including our executive officers, as follows:

DEPARTMENT	NUMBER OF EMPLOYEES
Administrative center	8
Accounting	13
Production	95
Logistics	26
Sales and Marketing staff (Shanghai)	19
Research and development	9
Total	170

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

        In May 2005, we closed a share exchange agreement with all of the shareholders of Linkwell Tech under which we acquired 100% of the issued and outstanding shares of Linkwell Tech's common stock in exchange for 36,273,470 shares of our common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of our common stock. As a result of the transaction, Linkwell Tech became our wholly owned subsidiary. In June 2004, prior to our share exchange with Linkwell Tech, Linkwell Tech acquired 90% of Likang Disinfectant through a stock exchange with Shanghai Likang Pharmaceuticals Technology Company, Limited, the then 90% shareholder of Likang Disinfectant. Shanghai Likang Pharmaceuticals Technology Company, Limited is owned by Mr. Xuelian Bian, our Chief Executive Officer and Chairman of the Board of Directors, and Wei Guan, our Vice President and Director. Shanghai Shanhai Group, an unaffiliated third party, owns the remaining 10% of Likang Disinfectant. The transaction in which Linkwell Tech acquired the 90% interest in Likang Disinfectant resulted in the formation of a U.S. holding company by Messrs. Bian and Guan as it did not result in a change in the underlying ownership interests of Likang Disinfectant. For financial accounting purposes, the reverse merger transaction in which we acquired Linkwell Tech was treated as a recapitalization of our company with the former shareholders of the company retaining approximately 12.5% of the outstanding stock.

        We regard Likang Disinfectant's business of disinfectant products for the commercial medical industry as the primary segment of our business. Our consolidated financial statements included elsewhere in this annual report for the periods after the date of the stock exchange between our company and Linkwell Tech reflect the change in the capital structure of our company due to the recapitalization. In August 2006, the Company incorporated a new subsidiary, Shanghai LiKang International Trade Co., Ltd. ("LiKang International"). The consolidated financial statements for the fiscal year ended December 31, 2006 reflect the operations of our company including Linkwell Tech, Likang Disinfectant and Likang International Trade Co. Ltd. for the periods presented while the results of operations for the fiscal year ended December 31, 2005 are those of Linkwell Tech and Likang Disinfectant.

        Since 1988, we have developed, manufactured and distributed disinfectant health care products primarily to the medical industry in China. In the last few years China has witnessed a variety of public health crises, such as the outbreak of SARS, which demonstrated the need for increased health standards in China. In response, beginning in 2002 the Chinese government has undertaken various initiatives to improve public health and living standards, including continuing efforts to educate the public about the need for proper sanitation procedures and the establishment of production standards for the disinfectant industry in China. As a result of this heightened license and permit system, all disinfectant manufacturers must comply with "qualified disinfection product manufacturing enterprise requirements" established by the Ministry of Public Health. The requirements include standards for both hardware; including facilities and machinery, and software; including the technology to monitor the facilities, as well as the knowledge and capability of both the production staff and quality control procedures. Following the adoption of the industry standards in 2002, we have been granted 28 hygiene licenses by the Ministry of Public Health.

        We believe that the government standards adopted in July 2002 have increased the barriers to entry for competitors in the disinfectant industry in China. The implementation of these improved production standards and license requirements has effectively decreased the competitive landscape as it pertains to small to mid size manufacturers since the new standards are especially difficult for companies with limited product offerings and inferior technical content. In addition, prior to the adoption of industry standards, disinfectant products were generally marketed and sold based on price as opposed to quality. We believe that as a result of the adoption of industry standards, the marketplace is evolving with a more stringent focus on product quality which we believe will enable us to increase our base of commercial customers thereby increasing our revenues.

        Historically, our focus has been on the commercial distribution of our products. Our customers include hospitals, medical suppliers and distribution companies throughout China. Recently we have made efforts to expand our distribution reach to the retail market. We have repackaged certain of our commercial disinfectant products for sale to the consumer market and have commenced upon expanding our customer base to include hotels, schools, supermarkets, and drugstores. By virtue of the Chinese government's continuing focus on educating the Chinese population about the benefits of proper sanitation procedures, we believe that another key to increase our revenues is the continued expansion of the retail distribution of our products.

        The disinfectant industry in China is an emerging industry which is populated with small, regional companies. We estimate that there are in excess of 1,000 manufacturers and distributors of disinfectant products in China; however, most domestic competitors offer a limited line of products and there are few domestic companies with a nationwide presence. We believe that our national marketing and sales presence throughout all 22 provinces, as well as four autonomous regions, and four municipalities in China gives us a competitive advantage over many other disinfectant companies in China, and will enable us to leverage the brand awareness for products with commercial customers to the retail marketplace.

        Our present manufacturing facilities and production capacities are sufficient for the foreseeable future, and we believe that we otherwise have the assets and capital available to us necessary to enable us to increase our revenues in future periods as the overall market for disinfectant products in China continues to increase. During the balance of fiscal 2007, we will continue to focus our efforts on developing a retail market for our products, as well as expanding our traditional base of commercial customers. In addition, we may also consider the possible acquisition of independent sales networks which could be used to increase our product distribution as well as aligning our company with smaller, regional companies in our industry. We have not identified any potential acquisition targets as of the date of this report.

        In August 2006, the Company incorporated a new subsidiary, Shanghai LiKang International Trade Co., Ltd. ("LiKang International"). Since its inception, LiKang International has primarily served as an agent for third parties who desire to export goods from China, including computers, computer components, small medical equipment and instruments, meters, scales and electromechanical devices. In October 2006, LiKang International expanded its business to include light weight construction materials, textile crafts, furniture, and chemical raw materials. For the year ended December 31, 2006, revenues from LiKang International represented approximately 9.3% of our total revenues for the year ended December 31, 2006 and approximately 17.0% for the nine months ended September 30, 2007.

SALE OF AERISYS INCORPORATED

        Prior to the transaction with Linkwell Tech, our wholly-owned subsidiary Aerisys Incorporated had represented our sole operations. Aerisys marketed and sold the Aerisys Intelligent Community (TM), a web-based software program and private, browser-based intranet product that allows schools to collaborate with parents and faculty each day on classroom homework, assignments, critical dates, team priorities and school news in a private forum, primarily to private schools teaching kindergarten through 12thgrade. Revenues from Aerisys Incorporated represented slightly less than 1% of our total net revenues for the year ended December 31, 2005, and we were unable to improve sales or business opportunities for Aerisys after May 2005. In February 2006, we sold 100% of the stock of Aerisys Incorporated to Mr. Gary Verdier, our former CEO, in exchange for assumption of all liabilities and obligations of Aerisys Incorporated.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

        The table below sets forth the results of operations for the nine months ended September 30, 2007 as compared to the same period ended September 30, 2006 accompanied by the change amount and percentage of changes.

	For the Nine months ended September 30,
			Change 2007 v 2006	Variance %
	2006	2007
Sales—unaffiliated	$7,761,944	$2,637,634	$5,124,310	194.3%
Sales—related parties	1,588,857	2,597,215	(1,008,358)	(38.8)%

Total net sales	9,350,801	5,234,849	4,115,952	78.6%
Cost of sales	6,110,573	2,934,522	3,176,051	108.2%

Gross Profit	3,240,228	2,300,327	939,901	40.9%
Operating Expenses:
Selling expenses	824,207	350,589	473,618	135.1%
General and administrative expenses	1,474,302	857,424	616,878	71.9%

Total Operating Expenses	2,298,509	1,208,013	1,090,496	90.3%

Income From Operations	941,719	1,092,314	(150,595)	(13.8)%

Other Income (Expenses):
Registration rights penalty	—	(120,000)	120,000	(100.0)%
Interest income	4,804	3,482	1,322	38.0%
Interest expense—related party	(13,051)	(19,509)	6,458	(33.1)%
Interest expense	(37,227)	(30,777)	(6,450)	21.0%
Other non-operating income	117,146	2,142	115,004	5369.0%

Net Other Income (Expense)	71,672	(164,662)	236,334	143.5%
Income before gain from discontinued operations, income taxes and Minority interest	1,013,391	927,652	85,739	9.2%

Gain (Loss) from discontinued operations	—	12,794	(12,794)	(100.0)%
Income taxes	(106,961)	(62,430)	(44,531)	71.3%
Minority interest	(141,004)	(112,256)	(28,748)	25.6%

Net income	$765,426	$765,760	$(334)	(0.0004)%

Other Key Indicators:

	Nine months ended September 30,
(Percent of Net Sales)
	2007	2006	Change
Cost Of Sales	65.3%	56.1%	9.2%
Selling Expenses	8.8%	6.7%	2.1%
General and Administrative Expenses	12.0%	16.4%	(4.4)%
Operating Income	10.1%	20.9%	(10.8)%

NET REVENUES

        Net revenues for the nine months ended September 30, 2007 were $9,350,801 as compared to net revenues of $5,234,849 for the nine months ended September 30, 2006, an increase of $4,115,952 or approximately 78.6%. Included in our net revenues for the first nine months of 2007 are revenues of $5,738,291 attributable to LiKang Disinfectant and revenues of $3,612,510 attributable to LiKang International. Of our total net revenues for the nine months ended September 30, 2007, $1,588,857 or approximately 17.0% were attributable to related parties as compared to net revenues of $2,597,215, or approximately 49.6%, of our total net revenues for the comparable period in fiscal 2006.

        Revenues associated with LiKang Disinfectant increased $576,741, or approximately 11.2%, during the nine months ended September 30, 2007 compared to the same period of fiscal 2006. We believe our increase in our net revenues from LiKang Disinfectant for the nine months ended September 30, 2007 was attributable to a recent surge in demand for disinfectant products. Recent health scares such as the avian flu have increased the public awareness of health standards in China. In response the Chinese government has implemented a series of initiatives to establish minimum health standards. As a result, public demand for disinfectant products has increased.

        LiKang Disinfectant's revenues associated with third parties increased $1,585,099, or approximately 61.8%, while revenues associated with related parties decreased $1,008,358, or approximately 38.8%. LiKang Disinfectant generated revenues to third parties of $4,149,434 for the nine months ended September 30, 2007 as compared to $2,564,335 for the same period of fiscal 2006; LiKang International generated revenues from third parties of $3,612,510 for the nine months in fiscal 2007 as compared to $73,299 for the comparable period in fiscal 2006.

        Of the $1,588,857 of revenues derived from related parties during the nine months ended September 30, 2007, $1,562,274, or approximately 98.3%, was from LiKang Pharmaceuticals, compared to $2,576,509 for the same period of fiscal 2006, a decrease of $1,014,235, or approximately 39.3%, from the same period in fiscal 2006.

        The revenue associated with third parties increased $5,124,110, or approximately 194.3% for the nine months ended September 30, 2007 from the comparable period in fiscal 2006, which included an increase of $3,539,211 attributed to LiKang international and an increase of $1,585,099 attributed to LiKang Disinfectant.

COST OF SALES

        Cost of sales includes raw materials and manufacturing costs, which includes labor, rent and an allocated portion of overhead expenses such as utilities directly related to product production. For the nine months ended September 30, 2007, cost of sales amounted to $6,110,573 or approximately 65.3% of net revenues as compared to cost of sales of $2,934,522 or approximately 56.1% of net revenues for the same period in fiscal 2006. The increase of the percentage is mainly due to the higher costs of sales from LiKang International.

        For the nine months ended September 30, 2007, cost of sales for LiKang Disinfectant was $3,044,409, or approximately 53.1% of net revenues generated from LiKang Disinfectant, as compared to $2,934,522 or approximately 56.9% of net revenues for the nine months ended September 30, 2006. Historically, LiKang Disinfectant's cost of sales is comprised of approximately 65% for raw material costs and approximately 35% for manufacturing costs. We purchase raw materials from six primary suppliers and we have purchase contracts with these suppliers in an effort to ensure a steady supply of raw materials. We also purchase raw materials and finished product from Meirui, a related party. We have not historically experienced a fluctuation in raw material prices and do not anticipate that the prices will vary much for the remainder of fiscal 2007. Included in LiKang Disinfectant's manufacturing costs are rent on our manufacturing facilities which are reflected in our overhead expenses for the nine months period ending September 30, 2007.

        For the nine months ended September 30, 2007, LiKang Disinfectant increased unit selling prices on its products sold outside of the rather competitive markets such as markets in Shanghai and Beijing. LiKang Disinfectant continues to promote and market its disinfectant products in less competitive markets where it can get a higher per unit selling price as opposed to more competitive markets. We expect raw material costs to remain stable, and anticipate that the per unit selling prices and our market share will continue to rise in the less competitive markets, which in turn will further reduce the cost of sales as a percentage of revenues.

        For the nine months ended September 30, 2007, cost of sales related to LiKang International was $3,066,164, or approximately 84.9% of revenues. LiKang International expects cost of sales will be in the range of 80% to 85% for the remainder of 2007.

GROSS PROFIT

        Gross profit for the nine months ended September 30, 2007 was $3,240,228 or approximately 34.7% of net revenues, as compared to $2,300,327 or approximately 43.9% of revenues for the nine months ended September 30, 2006.

OPERATING EXPENSES

        We have made a conscious effort to market our disinfectant products in less competitive markets in China. We believe that the higher margins, which our products can generate in these markets, will more than offset the increase of the shipping and other expenses. As we continue to promote and market our products into new markets, it is expected that our revenues generated from related parties will continue to decrease. Conversely, we expect a steady increase in sales revenues from independent third parties. Total operating expenses for the nine months ended September 30, 2007 were $2,298,509, an increase of $1,090,496 or approximately 90.3%, from total operating expenses for the nine months ended September 30, 2006 of $1,208,013. This increase included the following:

  Selling Expenses

        For the nine months ended September 30, 2007, selling expenses were $824,207 as compared to $350,589 for the same period in 2006, an increase of $473,618, or approximately 135.1%.

        For the nine months ended September 30, 2007, the increase in selling expenses for LiKang Disinfectant is primarily attributable to increases in advertising and conference expenses of $91,358, office expenses which includes telephone expenses of $4,693 directly tied to sales efforts, salaries, wages and staff benefits directly related to the sales efforts of $85,974, shipping and freight of $88,721 and travel expenses of $33,232 which were offset by decreases in consulting fees of $45,616, insurance of $1,685 repair & maintenance expenses of $12,442 and low consumables and customer service costs of $3,362.

  General and Administrative Expenses

        We incurred non-cash consulting fees during the nine months ended September 30, 2007 of $645,025 as compared to $109,236 for the nine months ended September 30, 2006, an increase of $535,789 or approximately 490.5%. Non-cash consulting fees represent the amortization of fees to consultants under agreements entered into during fiscal 2006 which we pay in shares of our common stock.

OTHER INCOME (EXPENSE)

	Nine months ended September 30
	2007	2006	Change	Variance
Interest Expense	$(50,278)	$(50,286)	$8	0.02%
Interest Income	4,804	3,482	1,322	38%
Registration Rights penalty	—	(120,000)	120,000	(100)%
Other Non-Operating Income (Expenses)	117,146	2,142	115,004	5,369%

Total Other Incomes (Expense)	$71,672	$(164,662)	$236,334	(143)%

        For the nine months ended September 30, 2007 total other income amounted to $71,672 as compared to other expenses $164,662 for the nine months ended September 30, 2006. This other income is primarily the result of an increase of $118,035 in other non-operating income which is primarily attributable to the forgiveness of $120,000 in accrued registration rights penalties associated with our Series B 6% cumulative convertible preferred stock offering.

        We also recorded an interest expense—related party of $50,278. This interest expense-related party reflects interest due to Shanghai Shanhai Group, LiKang Disinfectant's minority shareholder, on a demand loan in the principal amount of $165,471 made to LiKang Disinfectant for working capital purposes.

MINORITY INTEREST

        For the nine months ended September 30, 2007, we reported a minority interest expense of $141,004 as compared to $112,256 for the nine months ended September 30, 2006. The minority interest is attributable to LiKang Disinfectant's minority shareholder, and had the effect of reducing our net income.

LIQUIDITY AND CAPITAL RESOURCES

        Our working capital increased $1,303,643, or approximately 36.6% from $3,564,485 on December 31, 2006 to $4,868,128 on September 30 2007. With the expansion of our businesses, we anticipate a strong demand on our capital resources in the near future. In addition to our working capital on hand, we intend to obtain required capital through a combination of bank loans and the sale of our equity securities. Although there are no commitments or agreements on the part of anyone at this time to provide us with additional bank financing or purchase of securities, we are optimistic of obtaining additional capital resources to fund our business expansions.

        We currently have no material commitments for capital expenditures. At September 30, 2007, we had approximately $678,408 in short term loans which will mature in December 2007. We plan to renew these loan agreements at the current market terms. Other than our working capital and loans, we presently have no other alternative capital resources available to us. We plan to build an additional product lines and upgrade our manufacturing facilities, in order to expand our producing capacity and improve quality of our products. Based on our preliminary estimates, it will require additional capital of approximately $1 million.

        We need to raise additional capital resources to meet the demands described above. We may seek to raise additional capital through the sale of equity securities. There can be no assurances that any additional debt or equity financing will be available to us on acceptable terms, if at all. The inability to obtain debt or equity financing could have a material adverse effect on our operating results, and as a result we could be required to cease or significantly reduce our operations, seek a merger partner or sell additional securities on terms that may be disadvantageous to shareholders.

  Net Cash From Operating Activities

	Nine months ended September 30
	2007	2006
Net income	$765,426	$765,760
Gain from discontinued operations	—	(12,794)

Income from continuing operations	765,426	752,966
Depreciation and amortization	50,724	69,473
Allowance for doubtful accounts	(33,070)	73,316
Allowance for doubtful accounts—related party	(87,937)	—
Minority interest	141,004	119,770
Stock-based compensation expense	645,025	109,236
Accounts receivable	(1,235,937)	(383,904)
Accounts receivable—related party	(867,035)	(551,300)
Inventories	(138,917)	223,752
Other assets	—	734
Accounts payable, accrued expenses and other payables	106,709	53,719
Accounts payable—related party	—	24,168
Advances from customers	(31,994)	1,195,340
Prepaid and other current assets	157,100	(1,103,239)
Tax payable	(358)	(77,329)
Other Receivables	(132,782)	(239,370)

Net cash provided (used in) by operating activities	$(662,042)	$267,332

        Net cash used in operating activities for the nine months ended September 30, 2007 was $662,042 as compared to net cash provided by operating activities of $267,332 for the same period ended September 30, 2006. For the nine months ended September 30, 2007, we used cash to fund a net increase in accounts receivable of $2,102,972, including an increase of $867,035 in accounts receivable from related parties, an increase of $138,917 in inventories, a decrease in advance from customers of $31,994 and an increase of $132,782 in other receivables. These increases were offset by our net income, a decrease of $157,100 in prepaid and other current assets and an increase of $106,709 in accounts payable, accrued expenses and other payables.

  Net Cash From Investing Activities

	Nine months ended September 30,
	2007	2006
Decrease in loan receivable	$48,609	$—
Increase in loan receivable—related party	(824,731)	—
Increase in deposit on investment	—	(252,627)
Purchase of property, plant and equipment	(46,874)	(136,660)
Purchase of Intangible Assets	(41,237)	—

Net cash used in investing activities	$(864,233)	$(389,287)

        Net cash used in investing activities for the nine months ended September 30, 2007 was $864,233 as compared to net cash used in investing activities of $389,287 for the same period in 2006, an increase of $474,946. This change is attributable to an increase of $824,731 due from related parties and an increase of $41,237 in purchase of intangible assets, by netting a decrease of $48,609 in loan receivable from third parties and a decrease of $89,786 in purchase of property, plant and equipment.

  Net Cash From Financing Activities

	Nine months ended September 30,
	2007	2006
Repayment of loans payable	$—	$(63,157)
Repayment of loan payable—related party	162,443	117,472
Proceeds from Warrants Exercised	321,332	—

Net cash provided by financing activities	$483,775	$54,315

        Net cash provided by financing activities was $483,775 for the nine months ended September 30, 2007, as compared to net cash provided by financing activities of $54,315 for the nine months ended September 30, 2006, an increase of $429,460. The increased cash flow from financing activities is chiefly a result of an increase in repayment of loans of $44,971 and an increase of proceeds from warrants exercised of $321,332 in January 2007.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006

        The following table provides our Results of Operations for the fiscal year ended December 31, 2006 as compared to the fiscal year ended December 31, 2005.

	Fiscal 2006	Fiscal 2005	$ Change	% Change
Net Revenues	$7,745,378	$5,465,933	$2,279,445	41.7%
Cost of sales	4,609,557	3,329,444	1,280,113	38.4%
Selling expenses	573,315	331,258	242,057	73.1%
General and administration (GA) expenses	1,731,496	869,555	861,941	99%
Total operating expenses	2,304,811	1,200,813	1,103,998	92%
Operating income	831,010	935,676	(104,666)	(11.2)%
Total other (expense)	(142,647)	(101,214)	(41,433)	40.9%
Gain(loss) from discontinued operations	12,794	(20,817)	33,611	(161.5)%
Income taxes	—	(177,177)	177,177	(100)%
Minority interest	(133,037)	(92,339)	(40,698)	44.1%

Net income	$568,120	$544,129	$23,991	4.4%

Net income (loss) attributable to common shareholders	$471,880	$(1,267,387)	$1,739,267	(137.2)%

Other key indicators:

	FISCAL 2006	FISCAL 2005	% OF CHANGE
Cost of sales as a percentage of revenues	59.5%	60.9%	(1.4)%
Gross profit margin	40.5%	39.1%	1.4%
Selling expenses as a percentage of revenues	7.4%	6.1%	1.3%
G&A expenses as a percentage of revenues	22.3%	15.9%	7.4%
Total operating expenses as a percentage of revenues	29.7%	22.0%	7.7%

NET REVENUES

        Net revenues for fiscal year 2006 were $7,745,378 as compared to net revenues of $5,465,933 for fiscal year 2005, an increase of $2,279,445 or approximately 41.7%. Included in our net revenues for fiscal 2006 are $7,024,382 of revenues attributable to LiKang Disinfectant and $720,996 of revenues attributable to LiKang International. Revenues attributable to LiKang Disinfectant increased $1,558,449 for the fiscal year ended 2006 from the fiscal year 2005, which included an increase of $1,280,169 in related party sales and an increase of $278,280 in sales to third parties. As we incorporated LiKang International in the fiscal year 2006 we did not have comparable revenues during the fiscal year 2005.

        We believe the increase in our net revenues from LiKang Disinfectant for the fiscal year 2006 was attributable to a recent surge in demand for disinfectant products. Recent health scares such as Severe Acute Respiratory Syndrome, or SARS, and the avian flu have increased the public awareness of health standards in China. In response the Chinese government has implemented a series of initiatives to establish minimum health standards. As a result, public demand for disinfectant products has increased. In addition, during fiscal 2005 we raised our prices on some of our more popular products, including our Ai'ershi disinfectant tablets and our An'erdian skin disinfectant, in certain of our markets. Approximately 21% of the increase in revenues we reported for the fiscal year ended December 31, 2006 compared to the fiscal year ended December 31, 2005 is attributable to an increase in the volume of products sold, which includes both new products introduced during fiscal 2006 as well as increased sales of other products, and approximately 79% of the increase in revenues is attributable to the increase in average selling prices. We cannot be assured that demand will continue to increase. Additionally we introduced new products such as Jifro 4% Chlorhexidine Gluconate, Dianerkang, 2% glutaraldehyde disinfectant, and the revised 84' disinfectant. Initially, these products have been received favorably by the public, however, there is no assurance that demand for these products will continue to increase.

        Of our total net revenues for the fiscal year ended December 31, 2006, approximately 42% were attributable to sales to related parties and approximately 58% were attributable to sales to third parties, as compared to approximately 36% and approximately 64%, respectively, for the fiscal year ended December 31, 2005. Included in our net revenues for the fiscal year ended December 31, 2006 were revenues of 3,211,758 from sales of our products to Shanghai LiKang Pharmaceuticals Technology Company, Limited, a related entity; this represents an increase of $1,278,715, or approximately 66.2%, from the fiscal year ended December 31, 2005. Also included in our net revenues for the year ended 2006 were revenues of $21,668 from sales of our products to Shanghai LiKang Meirui Pharmaceuticals High-Tech Co., Ltd., a related party; this represents a decrease of $2,319 or approximately 9.7%, from Fiscal year 2005, as well as revenues of $3,773 and $13,462 from sales of raw materials to Shanghai LiKang Biological High-Tech Company, Ltd., a related party, for the fiscal years ended December 31, 2006 and December 31, 2005.

        Sales to non-related parties increased approximately 28.5% for the fiscal year ended December 31, 2006 compared to the fiscal year ended December 31, 2005. Sales to related parties increased $1,280,169, or approximately 65.4%, from the fiscal year ended December 31, 2005 fiscal year to the fiscal year ended December 31, 2006 which accounts for the significant increase in our revenues during the same period. Shanghai LiKang Pharmaceuticals Technology Company, Limited ("Likang Pharmaceuticals Technology") sells our products using 72 independent sales representatives in other provinces of China. We attribute the increase in related party sales primarily to the effects of the overall demand for disinfectant products which has increased orders from Likang Pharmaceuticals Technology's customers for our products.

COST OF SALES

        Cost of sales includes raw materials and manufacturing costs, which includes labor, rent and an allocated portion of overhead expenses such as utilities directly related to product production. For the fiscal year ended December 31, 2006, cost of sales amounted to $4,609,557 or approximately 59.5% of net revenues as compared to cost of sales of $3,329,444 or approximately 60.9% of net revenues for the fiscal year ended December 31, 2005. For the fiscal year ended December 31, 2006, cost of sales for LiKang Disinfectant was $3,933,065, or approximately 56.0% of net revenues generated from LiKang Disinfectant, as compared to $3,329,444 or approximately 60.9% of net revenues for the fiscal year ended December 31, 2005. The decrease in cost of sales as a percentage of net revenues for the fiscal year ended December 31, 2006 as compared to the fiscal year ended December 31, 2005 is attributable to the effect of price changes implemented during the latter part of fiscal 2005.

        Historically, LiKang Disinfectant's cost of sales has been comprised of approximately 65% for raw material costs and approximately 35% for manufacturing costs. We purchase raw materials from six primary suppliers and we have purchase contracts with these suppliers in an effort to ensure a steady supply of raw materials. We also purchase raw materials and finished products from Shanghai LiKang Meirui Pharmaceutical High-Tech Co. Ltd., a related party. These purchases totaled $1,094 and $6,788 for the fiscal year 2006 and fiscal year 2005, respectively. We have not historically experienced a fluctuation in raw material prices and do not anticipate that the prices will vary much during the remainder of fiscal 2007.

        Included in LiKang Disinfectant's manufacturing costs are rent on our manufacturing facilities which included a building we leased from Shanghai LiKang Pharmaceuticals Technology Company, Limited, a related party, for approximately $11,500 annually, which we purchased during the later part of the fiscal year ended December 31, 2005. This served to reduce certain of our overhead expenses; however, during the latter part of fiscal 2005 we leased additional warehouse facilities under agreements which provide for annual rental of approximately $37,000 which are reflected in our overhead expenses for the fiscal year ended December 31, 2006. We experienced an increase in overhead costs such as utilities and rent during the fiscal year ended December 31, 2006 as compared to the fiscal year ended December 31, 2005.

        Since October 1, 2006, LiKang International took the ownership and the risks of the products, therefore, the Company reported gross revenue and cost of goods sold accordingly. For the fiscal year ended December 31, 2006, LiKang International reported $676,492 in the cost of goods sold.

GROSS PROFIT

        Gross profit for the year ending December 31, 2006 was $3,135,821, or approximately 40.5% of net revenues, as compared to $2,136,489 or approximately 39.1% of revenues for the year ending December 31, 2005. The gross profit reflects an overall increase in our sales prices as we expand into new markets. For example, our Ai'ershi disinfectant tablets are sold in Shanghai for approximately $.83 per bottle. However in newer markets such as DongBei Province, Ai'ershi disinfectant tablets are sold at approximately $1.64 per bottle. An'erdian skin disinfectant sold for approximately $.36 per bottle in BeiJing and Shanghai. We currently sell this product in western cities such as ChongQing and XiAn at approximately $.49 per bottle.

OPERATING EXPENSES

        Total operating expenses for the fiscal year ended December 31, 2006 were $2,304,811, an increase of $1,103,998, or approximately 91.8%, over the total operating expenses for fiscal 2005 of $1,200,813. This increase included the following:

        For the fiscal year ended December 31, 2006, selling expenses were $573,315 as compared to $331,258 for the fiscal year 2005, an increase of $242,057, or approximately 73.1%. The increase is primary attributable to the following reasons:

  •
  Selling expenses incurred by LiKang International were $110,587 for the fiscal year 2006 as compared to $0 for the fiscal year 2005;

  •
  Consulting fees paid to third parties for the marketing of certain of our LiKang Disinfectant products. In 2006, we employed the resources of an external marketing professional for the sale of our line of 84 disinfectant liquid and disinfectant tablets. For the fiscal year ended December 31, 2006, we paid consulting fees for marketing of $45,863 compared to $36,015 for the fiscal year ended December 31, 2005, representing an increase of $9,848 or 27.3%. We anticipate that we will incur similar consulting expenses in future periods as we develop additional products and as we seek to introduce these products to market;

  •
  Advertising costs amounted to $21,323 compared to $6,461 for the fiscal year ended December 31, 2005, an increase of $14,862 or 230%. This increase is attributable to increased marketing efforts in our LiKang Disinfectant operating segment;

  •
  We incurred repair and maintenance costs of $38,861 as compared to $20,016 for the fiscal 2005, an increase of $18,845. Repair and maintenance costs included machinery maintenance costs;

  •
  We incurred travel expenses of $76,509 for our LiKang Disinfectant operating segment for fiscal 2006 as compared to traveling expenses of $30,036 for fiscal 2005, an increase of approximately $46,473. This increase is attributable to increased travel expenses related to the travel of our salespersons; and

  •
  We incurred costs of approximately $55,000 in connection with sales training conferences as compared to $14,000 for the fiscal year 2005, an increase of approximately $41,000. This increase is attributable to increased marketing expenses. We expect selling expenses to increase as our revenues increase and we anticipate increased costs related to marketing, advertising, as well as sales training.

        For the fiscal year ended December 31, 2006, general and administrative expenses were $1,731,496 as compared to $869,555 for the fiscal year ended December 31, 2005, an increase of $861,941, or approximately 98.9% and included the following:

  •
  General and administrative expenses incurred by LiKang International were $31,428 as compared to $0 for the fiscal year ended December 31, 2005;

  •
  We incurred consulting fees of stock based compensation of $398,945 as compared to $53,333 of consulting fees of stock based compensation for the fiscal year ended December 31, 2005, an increase of $345,612. We expect these costs to increase in 2007 due to our business development efforts in the United States;

  •
  We incurred salaries, wages and related benefits of $426,465 as compared to $191,935 for the fiscal year ended December 31, 2005, an increase of approximately $234,530. Labor related benefits amounted to $77,785 compared to $25,340 for the fiscal year ended December 31, 2005, an increase of $52,445 or 207%. These labor related benefits include but are not limited to pension related expenses, unemployment funds, and other labor related benefit costs;

  •
  We incurred rental expenses of $81,159 as compared to $65,455 for the fiscal year ended December 31, 2005, an increase of approximately $15,704. Of our reported total rent expense of $81,159, approximately $38,462 is paid to Shanghai Shanhai Group, a related party, under lease agreements for various properties;

  •
  We incurred travel, meals and entertainment expenses of $130,640 as compared to $104,349 for the fiscal year ended December 31, 2005, an increase of approximately $26,291. We expect the same cost level in 2007 due to our business development efforts in the United States.

  •
  We recorded an increase in bad debt expense of approximately $198,015 due to an increase in the allowance for doubtful accounts based on our current analysis of accounts receivable.

  •
  We incurred additional operating expenses of approximately $9,043 from the comparable period in fiscal 2005 which were associated with an increase in our operations.

INCOME FROM OPERATIONS

        We reported income from operations of $831,010 for the fiscal year ended December 31, 2006 as compared to income from operations of $935,676 for fiscal 2005, a decrease of $104,666 or approximately 11%. The decrease was primarily attributable to the increased operating expenses as we discussed above.

OTHER INCOME (EXPENSE)

        For the fiscal year ended December 31, 2006, total other expenses amounted to $142,647 as compared to $101,214 for fiscal 2005, an increase of $41,433. This increase is primarily attributable to:

  •
  An increase in registration rights penalty expenses of $32,000 incurred due to the fact that our registration statement was not declared effective by May 28, 2006. We accrued comparable expense of $44,000 for the fiscal year 2005. The registration statement was declared effective on November 8, 2006 at which time we ceased recording the registration rights penalty;

  •
  An increase in interest income of $4,114;

  •
  An increase in other expense of $14,203 which represents miscellaneous expenses;

  •
  We recorded interest expense of $41,589, as compared to $42,720 for the fiscal year ended December 31, 2005, a decrease of $1,131; and

  •
  We also recorded interest expense—related party of $26,132 as compared to interest expense of $25,657 for the fiscal year ended December 31, 2005, an increase of $475. This interest expense—related party reflects interest due to Shanghai Shanhai Group, LiKang Disinfectant's minority shareholder, on a demand loan in the principal amount of $165,471 made to LiKang Disinfectant for working capital, together with $9,398 of fixed return due it on its initial investment in LiKang Disinfectant.

INCOME BEFORE DISCONTINUED OPERATIONS, INCOME TAXES AND MINORITY INTEREST

        For the fiscal year ended December 31, 2006, our income before discontinued operations, income taxes and minority interest was $688,363 as compared to $834,462 for the comparable period in 2005, a decrease of $146,099 which was primarily a result of decreased income from operations.

DISCONTINUED OPERATIONS

        In January 2006, we sold 100% of the capital stock of our Aerisys subsidiary to its former CEO in exchange for an assumption of all liabilities related to it. The gain from discontinued operations of

$12,794 for the year ended December 31, 2006 represents the gain on disposal of this subsidiary. For the year ended December 31, 2005, we had a loss from discontinued operations of $20,817.

MINORITY INTEREST

        For the fiscal year ended December 31, 2006, we reported a minority interest expense of $133,037 as compared to $92,399 for the comparable period in 2005. The minority interest is attributable to Likang Disinfectant's minority shareholder, and had the effect of reducing our net income.

NET INCOME

        We reported net income of $568,120 for the fiscal year ended December 31, 2006 as compared to net income of $544,129 for the year ended December 31, 2005.

PREFERRED STOCK DIVIDENDS

        During fiscal 2006, we recorded a preferred stock dividend of $96,240 which relates accrued but undeclared and unpaid dividends on our Series B 6% Cumulative Convertible Preferred Stock and the reversal of accrued and unpaid dividends on our Series A Preferred Stock which was converted to common stock in June 2006. In November 2006 the holders of the outstanding shares of Series B 6% Cumulative Convertible Preferred Stock converted those shares, together with accrued but unpaid dividends, into shares of our common stock. For fiscal 2005 we recorded a preferred stock dividend of $11,240 which represents accrued but undeclared and unpaid dividends on our Series A Convertible Preferred Stock and our Series B 6% Cumulative Preferred Stock.

DEEMED PREFERRED STOCK DIVIDENDS

        During fiscal 2005, we recorded a deemed preferred stock dividend of $1,800,276 which relates to our Series A Convertible Preferred Stock ($300,276) and our Series B 6% Cumulative Preferred Stock ($1,500,000). This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid in capital.

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS

        We reported net income attributable to common shareholders of $471,880 for the fiscal year ended December 31, 2006 as compared to net loss attributable to common shareholders of $(1,267,387) for fiscal 2005. This translates to overall per-share income available to shareholders of $.01 for the fiscal year ended December 31, 2006 compared to per-share loss of $(.03) for the fiscal year ended December 31, 2005.

CRITICAL ACCOUNTING POLICIES

        The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities.

        We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments: allowance for doubtful accounts; income taxes; stock-based compensation; and asset impairment.

  Allowance For Doubtful Accounts

        We maintain an allowance for doubtful accounts to reduce amounts to their estimated realizable value. A considerable amount of judgment is required when we assess the realization of accounts receivables, including assessing the probability of collection and the current credit-worthiness of each customer. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, an additional provision for doubtful accounts could be required. We initially record a provision for doubtful accounts based on our historical experience, and then adjust this provision at the end of each reporting period based on a detailed assessment of our accounts receivable and allowance for doubtful accounts. In estimating the provision for doubtful accounts, we consider: (i) the aging of the accounts receivable; (ii) trends within and ratios involving the age of the accounts receivable; (iii) the customer mix in each of the aging categories and the nature of the receivable; (iv) our historical provision for doubtful accounts; (v) the credit worthiness of the customer; and (vi) the economic conditions of the customer's industry as well as general economic conditions, among other factors.

  Income Taxes

        We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS 109 prescribes the use of the liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent we believe that recovery is not likely, we establish a valuation allowance. To the extent we establish a valuation allowance, or increase or decrease this allowance in a period, we increase or decrease our income tax provision in our statement of operations. If any of our estimates of our prior period taxable income or loss prove to be incorrect, material differences could impact the amount and timing of income tax benefits or payments for any period. In addition, as a result of the significant change in the Company's ownership, the Company's future use of its existing net operating losses may be limited.

        The Company currently operates in the PRC, however, our operations could change in the near future and we could be subject to tax liability involving a consideration of uncertainties in the application and interpretation of complex tax regulations in a multitude of jurisdictions across operations in other countries.

        We recognize potential liabilities and record tax liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes will be due. The tax liabilities are reflected net of realized tax loss carry forwards. We adjust these reserves upon specific events; however, due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is different from our current estimate of the tax liabilities. If our estimate of tax liabilities proves to be less than the ultimate assessment, an additional charge to expense would result. If payment of these amounts ultimately proves to be less than the recorded amounts, the reversal of the liabilities would result in tax benefits being recognized in the period when the contingency has been resolved and the liabilities are no longer necessary.

        Changes in tax laws, regulations, agreements and treaties, foreign currency exchange restrictions or our level of operations or profitability in each taxing jurisdiction could have an impact upon the amount of income taxes that we provide during any given year.

  Stock-Based Compensation

        We account for share-based payments in accordance with SFAS No. 123(R), Share-Based Payment. Under the fair value recognition provisions of this statement, share-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period. Determining the fair value of share-based awards at the grant date requires judgment, including estimating expected volatility. In addition, judgment is also required in estimating the amount of share-based awards that are expected to be forfeited. If actual results differ significantly from these estimates, stock-based compensation expense and our results of operations could be materially impacted.

  Asset Impairment

        We periodically evaluate the carrying value of other long-lived assets, including, but not limited to, property and equipment and intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Significant estimates are utilized to calculate expected future cash flows utilized in impairment analyses. We also utilize judgment to determine other factors within fair value analyses, including the applicable discount rate

OFF-BALANCE SHEET ARRANGEMENTS

        There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources, that are material to investors.

RECENT ACCOUNTING PRONOUNCEMENTS

        In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No.48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No.109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that entities recognize the impact of a tax position in their financial statements, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company believes that the adoption of FIN 48 will not have a material effect on the Company's financial statements.

        In September 2006, the Staff of the SEC issued SAB No. 108: "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements". SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year's financial statements are materially misstated. The SEC staff believes registrants must quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. This Statement is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a significant impact on the company's consolidated financial statements.

        In March 2006, the FASB issued SFAS No. 156: "Accounting For Servicing of Certain Financial Instruments- an amendment of SFAS No. 140". This statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This statement amends SFAS No. 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. SFAS No. 156 permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under SFAS No. 156, an entity can elect subsequent fair value measurement to account for it's separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. SFAS No. 156 is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of SFAS No. 156 is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. The adoption of SFAS No 156 is not expected have a significant impact on the company's consolidated financial statements.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

        Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

DESCRIPTION OF PROPERTY

        Our facilities include our principal executive offices, located at No. 476 Hutai Branch Road, Baoshan District, Shanghai, China, and our two manufacturing facilities are located at 1104 Jiatang Road, Jiading District, Shanghai, 201807 and 2058 Linqiao Road, Zhuhang Town, Jinshan District, Shangahi, 201506. We own all of the manufacturing equipment in both of our factories. We lease our principal executive office building and warehouse space, which consists of approximately 22,800 square feet, from Shanghai Shanhai Group, under leases expiring in December 2010 for an annual rental of approximately $32,000, increasing during the lease years beginning in 2008 in amounts ranging from 8% to 10% annually.

        Until August 2005 we leased approximately 21,500 square feet of manufacturing space from Shanghai Likang Pharmaceutical Technology Company, Limited, an affiliate, under a lease originally expiring December 2006 for an annual rent of approximately $11,500. In August 2005 we purchased this building, which includes an assignment of the land use permit, for $333,675. See "Certain Relationships and Related Transactions" appearing later in this prospectus.

        We lease approximately 4,300 square feet of manufacturing space from Shanghai Jinshan Zhuhang Plastics Lamps Factory, an unaffiliated third party, under a lease expiring in December 2009 for an annual rent of approximately $3,125. We also lease additional warehouse space of approximately 1,480 square feet from Shanghai Henglian Industrial Co. Limited, an unaffiliated third party, under two leases which expire September 2008 for an annual rental of approximately $37,410.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Likang Disinfectant is engaged in business activities with four related parties:

  Shanghai Likang Pharmaceuticals Technology Company, Limited

        Messrs. Xuelian Bian and Wei Guan, our officer, directors and principal shareholders, are the shareholders of Shanghai Likang Pharmaceuticals Technology Company, Limited, owning 90% and 10%, respectively. Shanghai Likang Pharmaceuticals Technology Company, Limited distributes our products to the commercial medical industry. For the fiscal year ended December 31, 2006, we recorded net revenues of $3,211,758 from sales to Shanghai Likang Pharmaceuticals Technology Company, Limited. At December 31, 2006, Shanghai Likang Pharmaceuticals Technology Company, Limited owed us $1,406,425 as a related party receivable for products purchased from us.

        In December 2005 we loaned Shanghai Likang Pharmaceuticals Technology Company, Limited $100,000 for working capital purposes. The loan bears interest at the rate of 3% per annum. The principal and interest were paid in April 2006.

  Shanghai Likang Meirui Pharmaceutical High-Tech Co., Limited.

        Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. is a supplier of both raw materials and finished products to Likang and it purchases products from us which it resells to the retail/consumer market in the PRC. Shanghai Shanhai Group is the majority owner of Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd., owning a 68% interest.

        Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. provides Likang Disinfectant with ozone producing device equipment and ultraviolet radiation lamp lights. In addition, under the terms of a two year agreement entered into in January 2005 Shanghai Likang Meirui Pharmaceuticals High-Tech Co., Ltd. produces the Lvshaxing Air Disinfectant Machines and Likang Surgery hand-washing tables for Likang Disinfectant. For the year ended December 31, 2006, we purchased products from this affiliate totaling $1,094. At December 31, 2006 we owed Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. $0 for purchasers of products.

        In January 2005, Likang signed a two year agreement with Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. to market its products to the retail/consumer market using Shanghai Likang Meirui Pharmaceutical High-Tech Co. Ltd.'s proprietary sales network which caters to the retail/consumer market in China. For the fiscal year ended December 31, 2006, we recorded net revenues on sales to this affiliate of $21,668. At December 31, 2006, and for the period ended September 30, 2007, Shanghai Likang Meirui Pharmaceuticals High-Tech Company owed us $15,603 and $28,632, respectively.

  Shanghai Shanhai Group.

        Shanghai Shanhai Group, which is the minority shareholder of our Likang subsidiary, is owned by Shanghai Shanhai Group Employee Share-holding Committee (16.25%) and Shanghai Baoshan District Dachang Town South Village Economic Cooperation Club (83.75%). These two entities are owned by the employees of Shanghai Shanhai Group. We lease our principal executive offices and warehouse space from Shanghai Shanhai Group. For the fiscal year ended December 31, 2006, we paid rend expense to Shanghai Shanhai Group of for approximately $38,462.

        In January 2005 Likang Disinfectant borrowed $161,533 from Shanghai Shanhai Group for working capital purposes. The loan bears interest at 10% per annum and is payable on demand. For the year ended December 31, 2006 and the nine months ended September 30, 2007, interest expense related to this note amounted to $16,734 and $13,05 respectively.

        In January 2005 Likang Disinfectant also entered into a five year agreement with Shanghai Shanhai Group whereby it agreed to pay Shanghai Shanhai Group a fixed amount of $9,375 annually a return on its original investment in Likang of RMB 500,000 (approximately $62,500 U.S.). We recorded interest expense of $9,398 for the fiscal year ended December 31, 2006 for this obligation.

  Shanghai Likang Biological Hi-Tech Company, Ltd.

        Shanghai Likang Biological High-Tech Company, Ltd is owned by Mr. Xuelian Bian, our Chief Executive Officer and Chairman of the Board of Directors of our company. Shanghai Likang Pharmaceuticals Technology Company, Limited, another affiliate which is owned by Mr. Bian and Wei Guan, our Vice President and Director. Shanghai Likang Biological High-Tech Company, Ltd. manufactures and sells biological products, cosmetic products and develops technology for third parties. The transactions with Shanghai Likang Biological High-Tech Company, Ltd. included:

  •
  From time to time we sell Shanghai Likang Biological High-Tech Company, Ltd. certain raw materials. For the fiscal year ended December 31, 2006 and the nine months ended September 30, 2007, we recorded sales of $3,773 and $3,756 respectively, on sales of raw materials to Shanghai Likang Biological High-Tech Company, Ltd. At each of December 31, 2006 and September 30, 2007, Shanghai Likang Biological High-Tech Company, Ltd. owed us $0 and $36,304 respectively.

  •
  In May 2006, we advanced Shanghai Likang Biological High-Tech Company, Ltd. $124,899 for working capital purposes. The advance was non-interest bearing and was repaid in July 2006, and

  •
  From time to time, since June 2005 we have utilized the services of Shanghai Likang Biological High-Tech Company, Ltd. as a contract manufacturer for small portions of certain of our products. For the fiscal year ended December 31, 2006 we have paid $78,946 to Shangai Likang Biological High-Tech Company, Ltd. for the processing of certain products on our behalf.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        Our common stock is quoted on the OTCBB. On March 24, 2005, our symbol was changed from KSHR to LWLL in connection with a 1:10 reverse split of our common stock effective on that date. The reported high and low bid prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low
Fiscal 2005
First quarter ended March 31, 2005	$0.20	$0.01
Second quarter ended June 30, 2005	$0.40	$0.11
Third quarter ended September 30, 2005	$0.32	$0.04
Fourth quarter ended December 31, 2005	$0.74	$0.148
Fiscal 2006
First quarter ended March 31, 2006	$0.26	$0.151
Second quarter ended June 30, 2006	$0.36	$0.221
Third quarter ended September 30, 2006	$0.264	$0.15
Fourth quarter ended December 31, 2006	$0.34	$0.16
Fiscal 2006
First quarter ended March 31, 2007	$0.30	$0.18
Second quarter ended June 30, 2007	$0.25	$0.14
Third quarter ended September 30, 2007	$0.185	$0.096

        On December 3, 2007, the last sale price of our common stock as reported on the OTCBB was $0.165. As of December 3, 2007, there were approximately 136 record owners of our common stock.

DIVIDEND POLICY

        We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. At the present time, our anticipated financial capital requirements are such that we intend to follow a policy of retaining earnings in order to finance the development of our business.

        While we have no current intention of paying dividends on our common stock, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table sets forth securities authorized for issuance under our 2001 Equity Compensation Plan, our 2005 Equity Compensation Plan and any compensation plan not approved by our shareholders as of December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
2005 Equity Compensation Plan	0	n/a	3,000,000
Equity compensation plans not approved by stockholders	none	n/a	none

CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2007. This table gives no effect to the possible exercise of outstanding options or common stock purchase warrants or the application of the proceeds therefrom. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

September 30, 2007
Long-term liabilities	$0
Shareholders' equity:
Preferred stock, no par value 10,000,000 shares authorized, no shares issued and outstanding	0
Common stock, $0.0005 par value, 150,000,000 shares authorized, 73,531,675 shares issued and outstanding	36,766
Additional paid-in capital	5,696,886
Accumulated deficit	(105,630)
Deferred compensation	(88,047)
Other comprehensive gain—foreign currency	399,932
Total Shareholders' Equity	5,939,907
Total Capitalization	$5,939,907

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth for each of our named executive officers: (i) the dollar value of base salary and bonus earned during the year ended December 31, 2006; (ii) the aggregate grant date fair value of stock and option awards granted during the year, computed in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-based Payments" ("SFAS 123(R)"); (iii) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (iv) the non-qualified deferred compensation earnings during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards (1) ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Xuelian Bian Chief Executive Officer, Principal Financial Officer	2006	10,250							10,250

EMPLOYMENT AGREEMENTS

        We are not a party to any employment agreements.

DIRECTOR COMPENSATION

        Our Board of Directors is presently comprised of our executive officers, Xuelian Bian and Wein Gan, who do not receive compensation for their services as directors. At such time as we expand our Board of Directors to include independent members, we will establish a policy for the compensation of those members.

STOCK OPTION PLANS

  2000 Equity Compensation Plan

        On October 10, 2000, our Board of Directors adopted our Year 2000 Equity Compensation Plan under which a total of 540,000 shares of common stock are made available for the granting of awards, a portion or all of which may qualify as incentive stock options, non-incentive stock options and restricted stock grants. The purpose of the plan, which was approved by our shareholders on November 10, 2000, is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. If any option or restricted stock grant expires or terminates before it has been exercised in full, the shares of common stock allocable to the unexercised portion of such option or restricted stock grant may again be subject to an option or restricted stock grant under the 2000 Equity Compensation Plan. The number of shares available and subject to options, option prices and, to the extent applicable, the number of shares subject to any restricted stock grant will be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transaction affecting the shares. At September 30, 2006 we did not had any options to purchase shares of our common stock outstanding under the plan.

        The 2000 Equity Compensation Plan is administered by our Board of Directors who have the sole authority to determine which eligible employees of our company receive options and restricted stock grants under the plan, the times when options and restricted stock grants are granted, the number of shares covered by the option and restricted stock grant, the provisions of any agreement and when options may be exercised or when restricted stock grants become vested. In addition, the Board has the power and authority to construe and interpret the Plan.

        Stock options may be granted by the Board at prices determined in the discretion of the Board, provided that the option price must be at least equal to the fair market value of the common stock on the date of the grant. The option price is payable in cash, common stock or such other form of payment as may be determined by the Board. The exercise price of an incentive stock option must be at least equal to the fair market value of our common stock on the date of grant or 110% of such value in the case of options granted to an individual who is a 10% or greater shareholder of our company.

        An optionee generally may exercise an option only while an employee of our company. If an optionee becomes disabled or dies while in the employ of our company, the option may be exercised within one year of the optionee's death or termination due to disability. The expiration date of an option will be determined by the Board at the time of the grant, but in no event will an incentive stock option be exercisable after the expiration of 10 years from the date of grant or five years in the case of incentive options granted to a 10% or greater shareholder. The Board may grant to an eligible individual shares of our common stock subject to specified restrictions on transferability and vesting as provided in a written grant agreement or resolutions in which the restricted stock grant is adopted and approved by the Board. Restricted stock grants may be made in lieu or cash compensation or as additional compensation. The Board may also make restricted stock grants contingent on pre-established performance goals determined by the Board. Except for certain transfers that may be permitted by the Board, no option or restricted stock grant may be transferred by an eligible individual other than by will or the laws of descent or distribution.

        The 2000 Equity Compensation Plan terminates on October 10, 2010. The Board of Directors may at any time amend, suspend or discontinue the plan, except that no amendment may be made without the approval of the shareholders which would increase the number of shares subject to the plan, materially change the designation of the class of employees eligible to receive options, remove the administration of the plan from the Board or a committee of the Board or materially increase the benefits accruing to participants under the plan.

  Non-Qualified Stock Option Plan

        On December 21, 2000, our Board of Directors adopted our Non-Qualified Stock Option Plan under which a total of 200,000 shares of common stock are made available for granting of non-qualified stock options to officers, directors, employees and key advisors or consultants. The purpose of the plan is to encourage the participants to contribute materially to our growth. If any option expires or terminates before it has been exercised in full, the shares of common stock allocable to the unexercised portion of such option may again be subject to an option under the Non-Qualified Stock Option Plan. The number of shares available and subject to options and option prices will be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transaction affecting the shares. At September 30, 2006 we did not had any options to purchase shares of our common stock outstanding under the plan.

        The Non-Qualified Stock Option Plan is administered by our Board of Directors who have the sole authority to determine which who is eligible to receive grants of non-qualified options under the plan, the times when options are granted, the number of shares covered by the option, the provisions of any agreement and when options may be exercised. In addition, the Board has the power and authority to construe and interpret the Plan.

        Stock options may be granted by the Board at prices determined in the discretion of the Board and the exercise price of the option may be greater than, or less than, the fair market value of our common stock. The option price is payable in cash, common stock or such other form of payment as may be determined by the Board. An optionee generally may exercise an option only while the grantee is employed by us or otherwise providing our company services. If an optionee becomes disabled or dies while in the employ of our company or while otherwise providing services to us, the option may be exercised within 90 days after optionee's death or termination due to disability. The expiration date of an option will be determined by the Board at the time of the grant, but in no event will a stock option be exercisable after the expiration of 10 years from the date of grant. Except for certain transfers that may be permitted by the Board, no option may be transferred by an eligible individual other than by will or the laws of descent or distribution.

        The 2000 Equity Compensation Plan terminates on December 21, 2010. The Board of Directors may at any time amend, suspend or discontinue the plan, except that no amendment may be made without the approval of the shareholders which would increase the number of shares subject to the plan, materially change the designation of the class of employees eligible to receive options, remove the administration of the plan from the Board or a committee of the Board or materially increase the benefits accruing to participants under the plan.

  2005 Equity Compensation Plan

        On June 28, 2005, our Board of Directors adopted our 2005 Equity Compensation Plan under which 5,000,000 shares of our common stock have been reserved for issuance upon the exercise of options or stock grants under the plan. Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the Plan. Only our employees are eligible to receive incentive options. The purpose of the 2005 Equity Compensation Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by us for other purposes. As of September 30, 2006 we had no outstanding options or stock grants under the plan and there were 3,000,000 shares available for issuance under the 2005 Equity Compensation Plan.

        Our Board of Directors, or a committee of the Board, administers the 2005 Equity Compensation Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each option and the exercise price. Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The exercise price of non-qualified options shall be determined by the Board of Directors, but shall not be less than the par value of our common stock on the date the option is granted.

        The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The plan provides that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $1,000,000.

        The plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

        Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment is to be in the form of cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which may be acceptable to the Board of Directors, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board that such loan or guarantee is reasonably expected to benefit us.

        All plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

        In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier. If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

        If an optionee's employment terminates for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options will terminate. If an optionee's employment terminates for any reason other than death, disability or retirement, all right to exercise the option terminate not later than 90 days following the date of such termination of employment.

        The Board of Directors may amend, suspend or terminate the plan at any time. Unless the plan shall have been earlier suspended or terminated by the Board of Directors, the 2005 Equity Compensation Plan terminates on June 28, 2015.

ADDITIONAL INFORMATION

        We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

        We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

    Public Reference Room Office
    100 F Street, N.E.
    Room 1580
    Washington, D.C. 20549

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

LINKWELL CORPORATION AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007

Consolidated Financial Statements:
Consolidated Balance Sheet
Consolidated Statements of Operations
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements
LINKWELL CORPORATION AND SUBSIDIARIES INDEX TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2006 and 2005
Report of Independent Registered Public Accounting Firm
Consolidated Financial Statements:
Consolidated Balance Sheet
Consolidated Statements of Operations
Consolidated Statements of Stockholders' Equity
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

LINKWELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2007

(Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$990,223
Accounts receivable—net of allowance for doubtful accounts of $111,569	2,951,884
Accounts receivable—related party	2,361,397
Other receivable	546,783
Inventories, net	675,400
Prepaid expenses and other current assets	210,541

Total Current Assets	7,736,228
Due From Related Parties	824,731
Property, plant and equipment,net	743,408
Intangible Assets—Net	38,964

TOTAL ASSETS	$9,343,331

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Loans payable	$678,408
Loan payable—related party	165,471
Accounts payable and accrued expenses	1,435,071
Due to related party	366,710
Advances from customers	222,440

Total Current Liabilities	2,868,100
Minority Interest	535,324

Stockholders' Equity:
Preferred stock (No Par Value; 10,000,000 Shares Authorized; No shares issued and outstanding)	—
Common Stock ($0.0005 Par Value; 150,000,000 Shares Authorized; 73,531,675 shares issued and outstanding)	36,766
Additional paid-in capital	5,696,886
Accumulated deficit	(105,630)
Deferred compensation	(88,047)
Other comprehensive gain—foreign currency	399,932

Total Stockholders' Equity	5,939,907

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,343,331

See accompanying notes to unaudited condensed consolidated financial statements

LINKWELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three months Ended September 30,		For the Nine months Ended September 30,
	2007	2006	2007	2006
Net Revenues:
Non-affiliated companies	$2,819,466	$1,235,172	$7,761,944	$2,637,634
Affiliated companies	553,283	667,900	1,588,857	2,597,215

Total Net Revenues	3,372,749	1,903,072	9,350,801	5,234,849
Cost of Sales	2,253,875	944,482	6,110,573	2,934,522

Gross Profit	1,118,874	958,590	3,240,228	2,300,327
Operating Expenses
Selling expenses	220,481	145,382	824,207	350,589
General and administrative expenses	887,743	272,386	1,474,302	857,424

Total Operating Expenses	1,108,224	417,768	2,298,509	1,208,013
Income From Operations	10,650	540,822	941,719	1,092,314
Other Income (Expenses):
Other income(Expenses)	(889)	2,142	117,146	2,142
Registration rights penalty	—	(90,000)	—	(120,000)
Interest income	2,994	1,059	4,804	3,482
Interest expense—related party	(4,411)	(6,515)	(13,051)	(19,509)
Interest expense	(14,651)	(10,996)	(37,227)	(30,777)

Total Other Income (Expenses)	(16,957)	(104,310)	71,672	(164,662)
Income before Discontinued Operations, Income Taxes And Minority Interest	(6,307)	436,512	1,013,391	927,652
Gain from discontinued operations	—	—	—	12,794
Income tax	(27,357)	(48)	(106,961)	(62,430)
Minority interest	(48,667)	(61,396)	(141,004)	(112,256)

Net Income	(82,331)	375,068	765,426	765,760
Cumulative Preferred Dividends	—	(42,548)	—	(96,240)

Net Income (Loss) Attributable To Common Shareholders	$(82,331)	$332,520	$765,426	$669,520

Basic And Diluted Income (Loss) Per Common Share:
Basic	$0.00	$0.01	$0.01	$0.01

Diluted	$0.00	$0.01	$0.01	$0.01

Weighted Average Common Shares Outstanding:
Basic	73,472,979	55,810,336	73,061,329	49,039,871

Diluted	75,858,340	57,687,061	75,442,390	52,687,018

See accompanying notes to unaudited condensed consolidated financial statement

LINKWELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months Ended September 30,
	2007	2006
Cash Flows from Operating Activities
Net income	$765,426	$765,760
Gain from discontinued operations	—	(12,794)

Income from continuing operations	765,426	752,966
Adjustments to reconcile net income from operations to net cash provided by (used in) operating activities:
Depreciation and amortization	50,724	69,473
Minority interest	141,004	119,770
Allowance for doubtful accounts	(33,070)	73,316
Allowance for doubtful accounts—related party	(87,937)	—
Stock-based compensation	645,025	109,236
Changes in assets and liabilities:
Accounts receivable	(1,235,937)	(383,904)
Accounts receivable—related party	(867,035)	(551,300)
Other receivable	(132,782)	(239,370)
Inventories	(138,917)	223,752
Prepaid and other current assets	157,100	(1,103,239)
Other assets	—	734
Accounts payable and accrued expenses	106,709	53,719
Accounts payable—related party	—	24,168
Tax payable	(358)	(77,329)
Advances from customers	(31,994)	1,195,340

Net cash provided by (used in) operating activities	$(662,042)	$267,332

Cash Flows from Investing Activities
Decrease in loan receivable	48,609	—
Increase in deposit in investment		(252,627)
Increase in loan receivable—related party	(824,731)	—
Purchase of property, plant and equipment	(46,874)	(136,660)
Purchase of Intangible Assets	(41,237)	—

Net cash used in investing activities	$(864,233)	$(389,287)

Cash Flows from Financing Activities
Repayment of loans payable	—	(63,157)
Repayment of loan payable—related party	162,443	117,472
Proceeds from Warrants Exercised	321,332	—

Net cash provided by financing activities	$483,775	$54,315

Effect of exchange rate changes on cash and cash equivalents	319,000	26,140

Net decrease in cash and cash equivalents	(723,500)	(41,500)
Cash and cash equivalents at beginning of year	1,713,723	1,460,078

Cash and cash equivalents at end of period	$990,223	$1,418,578

Supplemental Cash Flow Information:
Cash paid during the period for:
Interest	$50,278	$50,286

Income taxes	$—	$62,430

See accompanying notes to unaudited condensed consolidated financial statement

LINKWELL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007 (UNAUDITED)

NOTE 1—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

        Linkwell Corporation (formerly Kirshner Entertainment & Technologies, Inc.) (the "Company") was incorporated in the state of Colorado on December 11, 1996. On May 31, 2000, the Company acquired 100% of HBOA.Com, Inc. The Company focused on development of an Internet portal through which home based business owners, as well as commercial private label businesses, obtain the products, services, and information necessary to start, expand and profitably run their businesses. On December 28, 2000, the Company formed a new subsidiary, Aerisys Incorporated ("Aerisys"), a Florida corporation, to handle its commercial private business. In June 2003, the Company formed its entertainment division and changed its name to reflect this new division. Effective as of March 31, 2003, we discontinued our entertainment division and our technology division, except for the Aerisys operations that continue on a limited basis.

        On May 2, 2005, the Company entered into and consummated a share exchange with all of the shareholders of Linkwell Tech Group, Inc. ("Linkwell"). Pursuant to the share exchange, the Company acquired 100% of the issued and outstanding shares of Linkwell's common stock, in exchange for 36,273,470 shares of our common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of our common stock. As a result of the transaction, Linkwell became our wholly owned subsidiary. For financial accounting purposes, the exchange of stock was treated as a recapitalization of Kirshner with the former shareholders of the Company retaining 7,030,669 or approximately 12.5% of the outstanding stock. The consolidated financial statements reflect the change in the capital structure of the Company due to the recapitalization and the consolidated financial statements reflect the operations of the Company and its subsidiaries for the periods presented.

        Linkwell was founded on June 22, 2004, as a Florida corporation. On June 30, 2004, Linkwell acquired 90% of Shanghai LiKang Disinfectant High-Tech Company, Ltd. ("LiKang Disinfectant") through a stock exchange. The transaction on which Linkwell acquired its 90% interest in LiKang Disinfectant resulted in the formation of a U.S. holding company by the shareholders of LiKang as it did not result in a change in the underlying ownership interest of LiKang Disinfectant. LiKang Disinfectant is a science and technology enterprise founded in 1988. LiKang Disinfectant is involved in the development, production, marketing and sale, and distribution of disinfectant health care products.

        LiKang Disinfectant's products are utilized by the hospital and medical industry in China. LiKang Disinfectant has developed a line of disinfectant product offerings. LiKang Disinfectant regards the hospital disinfecting products as the primary segment of its business. LiKang Disinfectant has developed and manufactured several series of products in the field of skin mucous disinfection, hand disinfection, surrounding articles disinfection, medical instruments disinfection and air disinfection.

        On June 30, 2005, the Company's Board of Directors approved an amendment of its Articles of Incorporation to change the name of the Company to Linkwell Corporation. The effective date of the name change was after close of business on August 16, 2005.

        In August 2006, LiKang incorporated a new subsidiary, Shanghai LiKang International Trade Co., Ltd ("LiKang International"). The primary business of LiKang International involves import and export activities relating to computer, computer components, instruments and meters, electromechanical devices, constructional materials, metallic material, hardware, handiwork, knitting textile, furniture, chemical raw materials, and business consulting service, investment consulting, graphics design, conference services, exhibition services, equipment lease and import and export of technology.

        LiKang International is 100% owned by Shanghai LiKang Disinfection High-Tech Co., Ltd. and conducts business in the same building with LiKang Disinfectant.

BASIS OF PRESENTATION

        Certain reclassifications have been made to the prior year to conform to current year presentation. The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financial statements of the Company include the accounts of its wholly-owned subsidiary, Linkwell Tech Group, Inc., and its 90%-owned subsidiary, LiKang Disinfectant. All significant inter-company balances and transactions have been eliminated.

USE OF ESTIMATES

        The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in the nine month period ended September 30, 2007 and 2006 include the allowance for doubtful accounts, stock-based compensation, the useful life of property and equipment and intangible assets, the inventory reserve, and the valuation of derivative liabilities.

FAIR VAULE OF FINANCIAL INSTRUMENTS

        The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, customer advances, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

CASH AND CASH EQUIVALENTS

        For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

ACCOUNTS RECEIVABLE

        The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At September 30, 2007, the

Company has established, based on a review of its third party accounts receivable outstanding balances, an allowance for doubtful accounts in the amount of $111,569.

INVENTORIES

        Inventories, consisting of raw materials, work in process and finished goods related to the Company's products are stated at the lower of cost or market utilizing the weighted average method. The valuation of inventory requires the Company to estimate obsolete or excess inventory based on analysis of future demand for our products. Due to the nature of the Company's business and our target market, levels of inventory in the distribution channel, changes in demand due to price changes from competitors and introduction of new products are not significant factors when estimating the Company's excess or obsolete inventory. If inventory costs exceed expected market value due to obsolescence or lack of demand, inventory write-downs may be recorded as deemed necessary by management for the difference between the cost and the market value in the period that impairment is first recognized.

PROPERTY AND EQUIPMENT

        Property and equipment are carried at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to 40 years. The cost of repairs and maintenance are expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

IMPAIRMENT OF LONG-LIVED ASSETS

        In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the nine months ended September 30, 2007.

ADVANCES FROM CUSTOMERS

        Advances from customers at September 30, 2007 of $222,440 consist of prepayments from third party customers to the Company for merchandise that had not yet been shipped by the company. The Company will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

INCOME TAXES

        The Company files federal and state income tax returns in the United States for its domestic operations, and files separate foreign tax returns for the Company's Chinese subsidiaries. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

INCOME (LOSS) PER COMMON SHARE

        The Company presents net income (loss) per share ("EPS") in accordance with SFAS No. 128, "Earnings per Share". Accordingly, basic income (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding, without consideration for common stock equivalents. Diluted net income per share is computed by dividing the net income by the weighted-average number of common shares outstanding as well as common share equivalents outstanding for the period determined using the treasury-stock method for stock options and warrants and the if-converted method for convertible notes. The Company has made an accounting policy election to use the if-converted method for convertible securities that are eligible to participate in common stock dividends, if declared. If the if-converted method was anti-dilutive (that is, the if-converted method resulted in a higher net income per common share amount than basic net income per share calculated under the two-class method), then the two-class method was used to compute diluted net income per common share, including the effect of common share equivalents. Diluted earnings per share reflects the potential dilution that could occur based on the exercise of stock options or warrants, unless such exercise would be anti-dilutive, with an exercise price of less than the average market price of the Company's common stock.

        The Company' common stock equivalents at September 30, 2007 and 2006 include the following:

	September 30
	2007	2006
Convertible preferred stock	—	6,500,000
Warrants	33,921,545	37,134,865

	33,921,545	43,634,865

REVENUE RECOGNITION

        The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

        The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

        The Company's revenues from the sale of products to related parties are recorded when the goods are shipped which occurs simultaneously with the shipment being made by our related parties to their customers. Upon shipment, title passes, and collectibility is reasonably assured. The Company receives purchase orders from our related parties on an as need basis from the related party customers. Generally, the related party does not hold the Company's inventory. If the related party has inventory on hand at the end of a reporting period, the sale is reversed and the inventory is included on the Company's balance sheet.

        Prior to October 1, 2006, LiKang International follows the guidance of EITF99-19 "Reporting Revenue Gross as a Principal versus Net as an agent." LiKang International records the net revenue when the supplier is the primary obligor in the arrangement. Since October 1, 2006, LiKang International has become the primarily obligor for providing products to its customers and takes ownership of its inventory. Accordingly, effective October 1, 2006, LiKang International records gross revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determined, and collectibility is reasonable assured.

CONCENTRATION OF CREDIT RISK

        Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions in the U.S. and in China. Almost all of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally wide distribution of our products and shorter payment terms than customary in PRC. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk. For the nine months ended September 30, 2007 and 2006, sales to related parties accounted for 17% and 49.6% of net revenues, respectively.

COMPREHENSIVE INCOME

        The Company uses Statement of Financial Accounting Standards No.130 (SFAS 130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

SHIPPING COSTS

        Shipping costs are included in selling and marketing expenses and totaled $305,234 and $125,105 for the nine months ended September 30, 2007 and 2006, respectively.

ADVERTISING

        Advertising is expensed as incurred. For the nine months ended September 30, 2007 and 2006, advertising expenses amounted to $90,141 and $17,405, respectively.

STOCK-BASED COMPENSATION

        Effective October 1, 2005, the Company adopted Statement of Financial Accounting Standards No.123 (revised 2004), Share Based Payment ("SFAS No. 123R"). SFAS No.123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements.

NON-EMPLOYEE STOCK BASED COMPENSATION

        The cost of stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18").

REGISTRATION RIGHTS AGREEMENTS

        The Company has adopted View C of EITF 05-4 "Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19" ("EITF 05-4"). Accordingly, the Company classifies as liability instruments, the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act, a registration statement with the SEC within contractually fixed time periods, and (ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements. Under View C of EITF 05-4, (i) registration rights with these characteristics are accounted for as derivative financial instruments at fair value and (ii) contracts that are (a) indexed to and potentially settled in an issuer's own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments. At December 31, 2006, we reflected accrued registration rights penalty payable of $120,000 in connection with the Company's Series B Preferred Stock offering. During the nine months ended September 30, 2007, each of the investors from the Series B Preferred Stock offering elected to waive their right to penalties related to the Series B Preferred Stock offering. Accordingly, the full amount of the accrued penalty approximately $117,000, which has been waived, has been included as an element of other income in our consolidated statements of operations at September 30, 2007.

FOREIGN CURRENCY TRANSLATION

        Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation" and are included in determining net income or loss.

        The functional and reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary is Renminbi, the local currency, or sometimes referred to as the Chinese Yuan ("RMB"). The financial statements of the subsidiary are translated into United States dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The cumulative translation adjustment was $399,932 for nine months ended September 30, 2007 and effect of exchange rate changes on cash at September 30, 2007 was $319,000.

RESEARCH AND DEVELOPMENT

        Research and development costs are expensed as incurred. These costs primarily consist of cost of material used and salaries paid for the development of the Company's products and fees paid to third parties. Research and development costs for the nine months ended September 30, 2007 and 2006 were approximately $10,694 and $32,939, respectively.

RECENT ACCOUNTING PRONOUNCEMENTS

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FAS 115" (Statement 159). Statement 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. Statement 159 is effective for fiscal years beginning after November 19, 2007. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

        On May 2, 2007, the FASB issued FASB Staff Position FIN 48-1, or FSP FIN 48-1, "Definition of Settlement in FASB Interpretation No. 48". FSP FIN 48-1 provides guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The Company retroactively adopted the provisions of FSP FIN 48-1 effective January 1, 2007 and has determined that it had no impact on its consolidated financial statements.

        In June 2007, the EITF reached a consensus on EITF Issue No. 07-3 "Accounting for Advance Payments for Goods or Services to be Received for Use in Future Research and Development Activities" ("EITF 07-3"). EITF 07-3 provides clarification surrounding the accounting for non-refundable research and development advance payments, whereby such payments should be recorded as an asset when the advance payment is made and recognized as an expense when the research and development activities are performed. EITF 07-3 will be effective for the Company on a prospective basis beginning January 1, 2008.

        Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2—INVENTORIES

        A summary of inventories by major category at September 30, 2007 is as follows:

September 30, 2007
Raw materials	$497,170
Work-in-process	29,065
Finished goods	281,398

807,633
Less: Reserve for obsolescence	(132,233)

Net inventories	$675,400

NOTE 3—PROPERTY AND EQUIPMENT

        At September 30, 2007, property and equipment consist of the following:

	Estimated Useful Life (In years)	September 30, 2007 (Unaudited)
Office equipment and furniture	5 - 7	$136,158
Autos and trucks	5	143,990
Manufacturing equipment	7	245,843
Building and land	20	525,225

		1,051,216
Less: Accumulated depreciation		(307,808)

Total property and equipment, net		$743,408

        For the nine months ended September 30, 2007 and 2006, depreciation expense amounted to $48,498 and $69,473, respectively.

NOTE 4—INTANGIBLE ASSETS

        Intangible assets consist of the following components:

September 30, 2007 Amortized Intangible Assets:	Weighted Average Life (In years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Capitalized ERP System	3	$41,237	$2,273	$38,964

		$41,237	$2,273	$38,964

NOTE 5—LOANS PAYABLE

        Loans payable consisted of the following at September 30, 2007:

Note to De Chang Credit Union due on June 3, 2008 with interest at 7.88% per annum. Guaranteed by Shanghai Shanhai (RMB2,600,000)	$345,855
Note to De Chang Credit Union due on December 3, 2007 with interest 7.34% per annum. Guaranteed by Shanghai Shanhai and Chairman Bian (RMB2,500,000)	$332,553

Total Loans Payable	$678,408

NOTE 6—RELATED PARTY TRANSACTIONS

        The Company's 90% owned subsidiary, LiKang Disinfectant, is engaged in business activities with four related parties; Shanghai LiKang Meirui Pharmaceuticals High-Tech Company, Ltd. ("Meirui"), Shanghai Shanhai Group ("Shanhai"), Shanghai LiKang Pharmaceuticals Technology Co., Ltd. ("LiKang Pharmaceuticals"), and Shanghai LiKang Biological High-Tech Co., Ltd. ("Biological").

        Shanghai LiKang Meirui Pharmaceuticals High-Tech Co., Ltd. ("Meirui"), a company of which Shanghai Shanhai Group, LiKang Disinfectant's minority shareholder, owns 68%, provides certain contract manufacturing of two products for LiKang Disinfectant. Specifically, Meirui provides LiKang Disinfectant with ozone producing equipment and ultraviolet radiation lamp lights. In addition, under the terms of a two year agreement entered into in January 2005, Meirui produces the Lvshaxing Air Disinfectant Machine and LiKang Surgery hand-washing table for LiKang Disinfectant. In January 2005, LiKang Disinfectant signed a two year agreement with Meirui to market its products to the retail consumer market using Meirui's proprietary sales network which caters to the retail consumer market in China. For the nine months ended September 30, 2007 and 2006, the Company recorded net revenues of $25,741 and $16,950 to Meirui, respectively. At September 30, 2007, Meirui owed LiKang Disinfectant $28,632. In general, accounts receivable due from Meirui are payable in cash and are due within 4 to 6 months, which approximate normal business terms with independent third parties.

        Shanghai LiKang Pharmaceuticals Technology Co., Ltd., ("LiKang Pharmaceuticals"), which is owned by Messrs. Xuelian Bian (90%) and Wei Guan (10%), the Company's officers and directors, sells the Company's products to third parties. For the nine months ended September 30, 2007 and 2006, the Company recorded net revenues of $1,562,274 and $2,576,509 to Shanghai LiKang Pharmaceuticals, respectively. At September 30, 2007, accounts receivable from sales due from LiKang Pharmaceuticals was $2,232,765. In general, accounts receivable due from LiKang Pharmaceuticals are payable in cash and are due within 4 to 6 months, which approximate normal business terms with independent third parties.

        Shanghai Shanhai Group, the minority shareholder of LiKang Disinfectant, is owned by Group Employee Share-holding Commission (16.25%) and Baoshan District Dachang Town South Village Economic Cooperation Club (83.75%). The Company leases its principal executive offices and warehouse space from Shanghai Shanhai Group for approximately $36,000 per year. Shanghai Shanhai Group also holds the land use permit for the principal executive office building. For the nine months ended September 30, 2007 and 2006, rent expense paid to this related party amounted to $31,707 and

$24,607 respectively. Additionally, in January 2005, the Company borrowed $165,471 (RMB 1,310,000) from Shanghai Shanhai Group for working capital purposes, which is reflected on the accompanying balance sheet as loans payable—related party. The loan bears interest at 10% per annum and is payable on demand. For the nine months ended September 30, 2007, interest expense related to this note amounted to $13,051.

        Shanghai LiKang Biological High-Tech Company, Ltd. ("Biological"), which is 60% owned by Messrs. Xuelian Bian, the Company's officer and director, and 40%-owned by Shanghai LiKang Pharmaceuticals Technology Company, Limited (owned by Messrs. Xue lian Bian (90%) and Wei Guan (10%), the Company's officers and directors) sells biological products, cosmetic products and develops technology for third parties. Additionally, the Company sells certain raw materials to Biological employed in the Biological production process. For the nine months ended September 30, 2007 and 2006, the Company recorded net revenues of $842 and $3,756 to Biological, respectively. The amount of $824,731 (RMB 6,200,000) was loaned to Biological for working capital purpose during the nine months of 2007, which is reflected on the accompanying balance sheet as due from related party. The loan interest is payable at 0.558% per month after loan mature on demand. At September 30, 2007, the remaining balance of accounts payable due to Biological of $36,304 recorded to LiKang Disinfectant. In general, accounts payable due to Biological are payable in cash and are due within 4 to 6 months, which approximate normal business terms with unrelated parties.

        The Company's two officers and directors, from time to time, provide short term advances to the Company for working capital purposes. These advances are short-term in nature and non-interest bearing. The amount due to the executive officers at September 30, 2007 was $229,459, which were made to the LiKang International and is included in due to related party on the accompanying balance sheet.

NOTE 7—SHAREHOLDER' EQUITY

STOCK OPTION

  Common Stock

        On January 10, 2006 and effective January 1, 2006, the Company entered into a three year agreement with China Direct Investments, Inc. to provide business development and management services. In connection with this agreement, the Company issued 4,700,000 shares of the Company's common stock. The Company valued the service using the fair value of common shares on grant date at $0.18 per share and recorded deferred consulting expense of $846,000 to be amortized over the service period. In July 2007, the Company terminated the service contact with China Direct Investments, Inc, and the remaining deferred consulting expenses associated with this agreement amount to $564,000 have been expensed for the nine months ended September 30, 2007.

        In September, 2006, the Company entered into a three-year agreement with a consultant to provide business development and management services. In connection with this agreement, the Company issued 500,000 shares of the Company's common stock. The Company valued these services using the fair value of common shares on grant date at $0.185 per share and recorded deferred consulting expense of $92,500 to be amortized over the service period. For the nine months ended September 30, 2007, amortization of consulting compensation amounted to $23,125.

        On June 6, 2007, the Company entered into a six months agreement with First Trust Group Inc. to provide business development and management services. In connection with this agreement, on July 12, 2007, the Company issued 450,000 shares of its restricted common stock. The Company valued the service using the fair value of common shares on grant date at $0.193 per share and recorded deferred consulting expense of $86,850 to be amortized over the service period. Associated with this agreement, for the nine months ended September 30, 2007, amortization of deferred consulting expenses amounted to $57,900.

COMMON STOCK WARRANTS

        In January 2007, warrants representing 3,213,320 shares of common stock were exercised at $0.10 per share.

        Stock warrant activity for the nine months ended September 30, 2007 is summarized as follows:

	Number of Shares	Weighted-Average Exercise Price
Outstanding at December 31, 2006	37,134,865	$0.25
Grants	—	—
Exercises	(3,213,320)	$0.10

Outstanding at September 30, 2007	33,921,545	$0.26

Weighted-average fair value of warrants Granted during the year		$0.00

        The following table summarizes the Company's stock warrants outstanding at September 30, 2007:

		Warrants Outstanding and Exercisable
Range of Exercise Price	Number Of Warrants	Weighted Average Remaining Exercise Life	Weighted Average Exercise Price
$0.10	540,130	2.75	$0.10
$0.20	17,155,000	3.00	$0.20
$0.30	15,866,665	3.25	$0.30
$0.75-2.5	359,750	0.80	$2.02

	33,921,545

NOTE 8—FOREIGN OPERATIONS

        For the nine months ended September 30, 2007 and 2006, the Company derived all of its revenue from its subsidiaries located in the People's Republic of China. Identifiable assets by geographic areas as of September 30, 2007 and December 31, 2006 are as follows:

Identifiable Assets September 30, 2007
United States	$12,805
People's Republic of China	9,330,526

Total	$9,343,331

NOTE 9—SEGMENT INFORMATION

        The following information is presented in accordance with SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information. For the nine months ended September 30, 2007 and 2006, the Company operated in two reportable business segments (1) the sale of commercial disinfectant products; and (2) import and export activities. The Company's reportable segments are strategic business units that offer different products. They are managed separately based on the fundamental differences in their operations. Condensed information with respect to these reportable business segments for the nine months ended September 30, 2007 and 2006 is as follows:

  Nine months ended September 30, 2007:

	Disinfectant Products	Import And Export Business	Corporate And Other	Consolidated
Net revenue—Non-affiliated companies	$4,149,434	$3,612,510	$—	$7,761,944
Net revenue—Affiliated companies	1,588,857	—	—	1,588,857
Interest income (expenses)	2,505	2,146	153	4,804
Depreciation and Amortization	50,651	72		50,724
Net income (loss)	1,269,032	213,415	(717,021)	765,426
Long-lived asset expenditures	45,011	1,863	—	46,874
Segment Assets	$8,173,243	$1,157,283	$12,805	$9,343,331

        Net revenues for the nine months ended September 30, 2007 were $9,350,801. Included in our net revenues for the nine months ended September 30, 2007 are $1,588,857 in related party sales and $7,761,944 in sales to independent third parties. Included in our net revenues for the nine months ended September 30, 2007, is $5,738,291 of revenues attributable to LiKang Disinfectant and $3,612,510 of revenues attributable to LiKang International.

        The Segment Assets related to the import and export business are comprised of cash of $740,707, accounts receivables of $208,376 other receivables $170,489, prepaid expenses and others of $28,953, inventory of $6,967, and property and equipment of $1,791.

  Nine months ended September 30, 2006:

	Disinfectant Products	Import And Export Business	Corporate And Other	Consolidated
Net revenue	$5,161,550	$73,299	$—	$5,234,849
Net revenue—related party	2,597,215	—	—	2,597,215
Interest income (expenses)	47,006	(202)	—	46,804
Depreciation and Amortization	69,473	—	—	69,473
Net income (loss)	1,010,309	(16,303)	(228,224)	765,760
Long-lived asset expenditures	136,660	—	—	136,660
Segment Assets	$5,932,568	$1,802,126	$134,627	$7,869,321

        The Segment Assets related to the Import and Export Business are comprised of cash of $340,487, other receivables $239,370, advances on purchases of $940,060 and inventory of $282,209.

NOTE 10—OPERATING RISK

  (a) Country risk

        Currently, the Company's revenues are primarily derived from the sale of line of disinfectant product offerings to customers in the PRC. The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

  (b) Products risk

        In addition to competing with other manufacturers of disinfectant product offerings, the Company competes with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. These U.S. companies may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

  (c) Exchange risk

        The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Renminbi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

  (d) Political risk

        Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. In addition, there is the possibility that current PRC laws and regulations could change and have an adverse affect on our business operations. Accordingly, we cannot assure you that the PRC regulatory authorities will not ultimately take a view that is contrary to our PRC legal counsel.

NOTE 11—SUBSEQUENT EVENTS

        On July 4, 2007, our wholly-owned subsidiary Linkwell Tech Group, Inc., a Florida corporation ("Linkwell Tech") entered into a material stock purchase agreement. In the agreement, Linkwell Tech, which already owned a 90% equity interest in LiKang Disinfectant, agreed to purchase the remaining 10% equity interest of LiKang Disinfectant from Shanhai. Pursuant to the terms of the agreement, Shanhai will receive RMB2,831,221.27. Based on the best estimation of the management, the transaction is due to close on or before December 30, 2007 after approved by authorized government department of PR China. Following the transaction, our wholly-owned subsidiary Linkwell Tech will own 100% ownership equity interest of LiKang Disinfectant.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Linkwell Corporation and Subsidiaries Shanghai, China

        We have audited the accompanying consolidated balance sheet of Linkwell Corporation and Subsidiaries as of December 31, 2006 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Linkwell Corporation and Subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Sherb & Co., LLP

Certified Public Accountants
Boca Raton, Florida
February 16, 2007

LINKWELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2006

ASSETS
CURRENT ASSETS:
Cash	$1,713,723
Accounts receivable, net of allowance for doubtful accounts of $144,639	$1,682,878
Accounts receivable—related parties, net of allowance for doubtful accounts of $87,937	1,406,425
Other receivable	414,000
Inventories, net	536,483
Prepaid expenses and other current assets	367,641
Short term loan receivable	48,609

Total current assets	6,169,759
PROPERTY AND EQUIPMENT—Net	774,733

Total Assets	$6,944,492
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans payable	652,382
Loan payable—related party	165,471
Accounts payable and accrued expenses	1,328,720
Due to related party	204,267
Advances from customers	254,434

Total current liabilities	2,605,274
MINORITY INTEREST	394,320
STOCKHOLDERS' EQUITY:
Preferred stock (No Par Value; 10,000,000 Shares Authorized; No shares issued and outstanding)	—
Common Stock ($0.0005 Par Value; 150,000,000 Shares Authorized; 69,868,355 shares issued and outstanding)	34,934
Additional paid-in capital	5,290,536
Accumulated deficit	(871,056)
Deferred compensation	(646,222)
Other comprehensive gain—foreign currency	136,706

Total Stockholders' Equity	3,944,898

Total Liabilities and Stockholders' Equity	$6,944,492

See notes to consolidated financial statements

LINKWELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2006	2005
NET REVENUES
Non-affiliated companies	$4,508,179	$3,508,903
Affiliated companies	3,237,199	1,957,030
Total Net Revenues	7,745,378	5,465,933

COST OF SALES	4,609,557	3,329,444

GROSS PROFIT	3,135,821	2,136,489

OPERATING EXPENSES:
Selling expenses	573,315	331,258
General and administrative	1,730,178	869,555

Total Operating Expenses	2,303,493	1,200,813

INCOME FROM OPERATIONS	935,676	688,078

OTHER INCOME (EXPENSE):
Other income	(4,367)	9,836
Registration rights penalty	(76,000)	(44,000)
Interest income	5,441	1,327
Interest expense—related party	(26,137)	(25,657)
Interest expense	(41,589)	(42,720)

Total Other Expense	(142,647)	(101,214)

INCOME BEFORE DISCONTINUED OPERATIONS, INCOME TAXES AND MINORITY INTEREST	689,681	834,462
DISCONTINUED OPERATIONS:
Gain (Loss) from discontinued operations	12,794	(20,817)

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	702,475	813,645
INCOME TAXES	(1,318)	(177,177)

INCOME BEFORE MINORITY INTEREST	701,157	636,468
MINORITY INTEREST	(133,037)	(92,339)

NET INCOME	568,120	544,129
CUMULATIVE PREFERRED DIVIDENDS	(96,240)	(11,240)
DEEMED PREFERRED STOCK DIVIDENDS	—	(1,800,276)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$471,880	$(1,267,387)

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations	$0.01	$(0.03)
Loss from discontinued operations	0.00	(0.00)

Net income (loss) per common share available to common shareholders	$0.01	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	53,098,047	41,617,176

Diluted	57,539,614	41,617,176

LINKWELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

For the Years Ended December 31, 2006 and 2005

	Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Number of shares	Amount	Number of shares	Amount	Number of Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Deferred Compensation	Other Comprehensive Loss	Total Stockholders' Equity
Balance, December 31, 2004	—	$—	—	$—	36,273,470	$18,138	$585,727	$(75,549)	$—	$—	$528,316
Recapitalization of company	—	—	—	—	7,030,669	3,514	39,559	—	—	—	43,073
Sales of Series A preferred stock	375,345	277,276	—	—	—	—					277,276
Sales of Series B preferred stock	—	—	1,500,000	1,395,000	—	—					1,395,000
Common stock issued for services	—	—	—	—	2,000,000	1,000	159,000	(106,667)	—	—	53,333
Deemed preferred stock dividends	—	—	—	—	—	—	1,800,276	(1,800,276)	—	—	—
Cumulative preferred stock dividend	—	—	—	—	—	—	—	(11,240)	—	—	(11,240)
Comprehensive loss:
Net income for the year								544,129			544,129
Foreign currency translation adjustment	—	—	—	—	—	—				20,668	20,668
Balance, December 31, 2005	375,345	277,276	1,500,000	1,395,000	45,304,139	22,652	2,584,562	(1,342,936)	(106,667)	20,668	2,850,555
Conversion of Series A preferred stock	(375,345)	(277,276)	—	—	3,753,450	1,877	275,399	—	—	—	—
Conversion of Series B preferred stock	—	—	(1,500,000)	(1,395,000)	15,000,000	7,500	1,387,500	—	—	—	—
Common stock issued for services	—	—	—	—	5,200,000	2,600	935,900	—	(938,500)	—	—
Common stock issued for preferred stock dividends	—	—	—	—	610,766	305	107,175		—	—	107,480
Cumulative preferred stock dividend	—	—	—	—	—	—	—	(96,240)	—	—	(96,240)
Amortization of deferred compensation	—	—	—	—	—	—	—	—	398,945	—	398,945
Comprehensive loss:
Net income for the year								568,120			568,120
Foreign currency translation adjustment	—	—	—	—	—	—				116,038	116,038
Balance, December 31, 2006	—	$—	—	$—	69,868,355	$34,934	$5,290,536	$(871,056)	$(646,222)	$136,706	$3,944,898

See notes to consolidated financial statements

LINKWELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$568,120	$544,129
(Gain)Loss from discontinued operations	(12,794)	20,817

Income from continuing operations	555,326	564,946
Adjustments to reconcile net income from operations to net cash provided by (used in) operating activities:
Depreciation and amortization	91,657	42,373
Minority interest	145,150	96,606
Allowance for doubtful accounts	131,296	(23,707)
Allowance for doubtful accounts-related party	87,937	—
Loss on disposal of property and equipment	—	7,402
Stock-based compensation	398,945	53,333
Changes in assets and liabilities:
Accounts receivable	(361,386)	(218,871)
Accounts receivable—related party	(621,992)	(944,741)
Other receivable	(414,000)	—
Inventories	431,741	(26,913)
Prepaid and other current assets	(285,891)	(3,508)
Other assets	734	(734)
Accounts payable and accrued expenses	(71,984)	259,200
Accounts payable—related party	—	(258,242)
Tax payable	(75,489)	75,489
Advances from customers	123,516	(135,506)

Net Cash Provided by (Used in) Operating Activities	135,560	(512,873)
Net Cash Used in Discontinued Operations	—	(8,023)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	135,560	(520,896)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received in acquisition	—	2,460
Increase in loan receivable	(48,609)	(100,000)
Proceeds from loan receivable	100,000	—
Purchase of property, plant and equipment	(149,339)	(148,053)

NET CASH USED IN INVESTING ACTIVITIES	(97,948)	(245,593)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	63,157	326,936
Repayment of loans payable	(63,157)	(422,705)
Proceeds from loan payable—related party	204,267	161,533
Gross proceeds from sale of preferred stock	—	1,800,276
Placement fees and other fees paid	—	(128,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	204,267	1,738,040

EFFECT OF EXCHANGE RATE ON CASH	11,766	20,668

NET INCREASE IN CASH	253,645	992,219
CASH—beginning of year	1,460,078	467,859

CASH—end of year	$1,713,723	$1,460,078

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$67,721	$68,377

Income taxes	$1,318	$101,688

Non-cash investing and financing activities:
Accounts receivable—related party exchanged for building	$—	$333,675
Series A preferred stock converted to common stock	$277,276	$—
Series B preferred stock converted to common stock	$1,395,000	$—
Common stock issued for preferred stock dividends	$107,480	$—
Cumulative preferred stock dividends	$96,240	$11,240

See notes to consolidated financial statements.

LINKWELL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

NOTE 1—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

        Linkwell Corporation (formerly Kirshner Entertainment & Technologies, Inc.) (the "Company") was incorporated in the state of Colorado on December 11, 1996. On May 31, 2000, the Company acquired 100% of HBOA.Com, Inc. The Company focused on development of an Internet portal through which home based business owners, as well as commercial private label businesses, obtain the products, services, and information necessary to start, expand and profitably run their businesses. On December 28, 2000, the Company formed a new subsidiary, Aerisys Incorporated ("Aerisys"), a Florida corporation, to handle commercial private business. In June 2003, the Company formed its entertainment division and changed its name to reflect this new division. Effective as of March 31, 2003, we discontinued our entertainment division and our technology division, except for the Aerisys operations that continue on a limited basis.

        On May 2, 2005, the Company entered into and consummated a share exchange with all of the shareholders of Linkwell Tech Group, Inc. ("Linkwell"). Pursuant to the share exchange, the Company acquired 100% of the issued and outstanding shares of Linkwell's common stock, in exchange for 36,273,470 shares of our common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of our common stock. As a result of the transaction, Linkwell became our wholly owned subsidiary. For financial accounting purposes, the exchange of stock was treated as a recapitalization of Kirshner with the former shareholders of the Company retaining 7,030,669 or approximately 12.5% of the outstanding stock. The consolidated financials statements reflect the change in the capital structure of the Company due to the recapitalization and the consolidated financial statements reflect the operations of the Company and its subsidiaries for the periods presented.

        Linkwell was founded on June 22, 2004, as a Florida corporation. On June 30, 2004, Linkwell acquired 90% of Shanghai LiKang Disinfectant High-Tech Company, Ltd. ("Likang Disinfectant") through a stock exchange. The transaction on which Linkwell acquired its 90% interest in LiKang Disinfectant resulted in the formation of a U.S. holding company by the shareholders of LiKang as it did not result in a change in the underlying ownership interest of LiKang Disinfectant. LiKang Disinfectant is a science and technology enterprise founded in 1988. LiKang Disinfectant is involved in the development, production, marketing and sale, and distribution of disinfectant health care products.

        LiKang Disinfectant's products are utilized by the hospital and medical industry in China. LiKang Disinfectant has developed a line of disinfectant product offerings. Likang Disinfectant regards the hospital disinfecting products as the primary segment of its business. LiKang Disinfectant has developed and manufactured several series products in the field of skin mucous disinfection, hand disinfection, surrounding articles disinfection, medical instruments disinfection and air disinfection.

        On June 30, 2005, the Company's Board of Directors approved an amendment of its Articles of Incorporation to change the name of the Company to Linkwell Corporation. The effective date of the name change was after close of business on August 16, 2005.

        In August 2006, LiKang incorporated a new subsidiary, Shanghai LiKang International Trade Co., Ltd ("LiKang International"). The primary business of LiKang International involves import and export activities relating to computer, computer components, instruments and meters, electromechanical devices, constructional materials, metallic material, hardware, handiwork, knitting textile, furniture, chemical raw materials, and business consulting service, investment consulting, graphics design, conference services, exhibition services, equipment lease, import and export of technology.

        LiKang International is 100% owned by Shanghai LiKang Disinfection High-Tech Co., Ltd. and conducts business in the same building with LiKang Disinfectant.

Basis of presentation

        Certain reclassifications have been made to the prior year to conform to current year presentation.

        The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financials statements of the Company include the accounts of its wholly-owned subsidiary, Linkwell Tech Group, Inc., and its 90%-owned subsidiary, Likang. All significant inter-company balances and transactions have been eliminated.

Use of estimates

        The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2006 and 2005 include the allowance for doubtful accounts, stock-based compensation, the useful life of property and equipment and inventory reserve, and the valuation of derivative liabilities.

Fair value of financial instruments

        The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, customer advances, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

Cash and cash equivalents

        For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Accounts receivable

        The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2006, the Company has established, based on a review of its third party accounts receivable outstanding balances, an allowance for doubtful accounts in the amount of $144,639. At December 31, 2006, the Company has established, based on a review of its related party accounts receivable outstanding balances, an allowance for doubtful accounts in the amount of $87,937.

Other Receivable

        Other receivable consists of incentive earned or accrued that is not due to be received until after the balance sheet date. Likang International, as an exporter of goods, receives incentives from the central government, to encourage the export of goods from China. The central government will pay a cash incentive of up to 17% of the gross amount of goods exported to the exporter. As a result of this government incentive, from time to time, LiKang International may export goods at its cost or at a loss up to the amount of the government incentive. At December 31, 2006, our balance sheet includes other receivables of $414,000 which represents funds due from the central government of China for export incentives

Inventories

        Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the weighted average method.

Property and equipment

        Property and equipment are carried at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to 20 years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

        In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the year ended December 31, 2006.

Advances from customers

        Advances from customers at December 31, 2006 of $254,434 consist of prepayments from third party customers to the Company for merchandise that had not yet shipped. The Company will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

Income taxes

        The Company files federal and state income tax returns in the United States for its domestic operations, and files separate foreign tax returns for the Company's Chinese subsidiaries. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Income (loss) per common share

        The Company presents net income (loss) per share ("EPS") in accordance with SFAS No. 128, "Earnings per Share." Accordingly, basic income (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding. The Company has made an accounting policy election to use the if-converted method for convertible securities that are eligible to participate in common stock dividends, if declared; however, the two-class method must be used if the effect is more dilutive. Since the two-class method was not more dilutive, the Company used the if-converted method. Diluted earnings per share reflects the potential dilution that could occur based on the exercise of stock options or warrants, unless such exercise would be anti-dilutive, with an exercise price of less than the average market price of the Company's common stock.

        The Company's common stock equivalents at December 31, 2006 and 2005 include the following:

	2006	2005
Convertible preferred stock	—	18,753,450
Warrants	37,134,865	35,009,865
	37,134,865	53,763,315

Revenue recognition

        The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company.

        The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

        The Company's revenues from the sale of products to related parties are recorded when the goods are shipped which correlates with the shipment by the related parties to its customers, at which time title passes, and collectibility is reasonably assured. The Company receives sales order on a just-in-time basis from the related party. Generally, the related party does not hold the Company's inventory. If the related party has inventory on hand at the end of a reporting period, the sale is reversed and the inventory is included on the Company's balance sheet.

        Prior to October 1, 2006, LiKang International follows the guidance of EITF99-19 "Reporting Revenue Gross as a Principal versus Net as an agent". LiKang International records the net revenue when the supplier is the primary obligor in the arrangement. Since October 1, 2006, Likang International has become the primarily obligator for providing products to its customers and takes ownership of its inventory. Accordingly, effective October 1, 2006, Likang International records gross revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

Concentrations of credit risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions in the US and in China. Almost all of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk. For the year ended December 31, 2006 and 2005, sales to related parties accounted for 42% and 36% of net revenues, respectively.

Comprehensive income

        The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders', changes in paid-in capital and distributions to stockholders.

Shipping costs

        Shipping costs are included in selling and marketing expenses and totaled $173,840 and $101,205 for the years ended December 31, 2006 and 2005, respectively.

Advertising

        Advertising is expensed as incurred. For the years ended December 31, 2006 and 2005, advertising expenses amounted to $21,323 and $6,461, respectively.

Stock-based compensation

        Effective October 1, 2005, the Company adopted Statement of Financial Accounting Standards No.123 (revised 2004), Share Based Payment ("SFAS No. 123R"). SFAS No.123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements.

Non-employee stock based compensation

        The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18").

Registration rights agreements

        The Company has adopted View C of EITF 05-4 "Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19" ("EITF 05-4"). Accordingly, the Company classifies as liability instruments, the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act, a registration statement with the SEC within contractually fixed time periods, and (ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements. Under View C of EITF 05-4, (i) registration rights with these characteristics are accounted for as derivative financial instruments at fair value and (ii) contracts that are (a) indexed to and potentially settled in an issuer's own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments. At December 31, 2006, the Company has accrued a registration rights penalty payable of $120,000, which has been included on the accompanying consolidated balance sheet in accounts payable and accrued expenses. The Company has recorded a registration rights penalty which is reflected in its financial statements, this penalty is a reflection of the liquidating rights penalty provisions solely and does not reflect the increase in the dividend rate from 6% to 20%.

Foreign currency translation

        Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

        The functional and reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary is the local currency. The financial statements of the subsidiary are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2006 was $11,766.

Research and development

        Research and development costs are expensed as incurred. These costs primarily consist of cost of material used and salaries paid for the development of the Company's products and fees paid to third parties. Research and development costs for the years ended December 31, 2006 and 2005 were approximately $18,000 and $36,000, respectively, and are included in cost of sales.

Recent accounting pronouncements

        In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No.48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No.109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that entities recognize the impact of a tax position in their financial statements, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company believes that the adoption of FIN 48 will not have a material effect on the Company's financial statements.

        In September 2006, the Staff of the SEC issued SAB No. 108: "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements". SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year's financial statements are materially misstated. The SEC staff believes registrants must quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. This Statement is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a significant impact on the company's consolidated financial statements.

        In March 2006, the FASB issued SFAS No. 156: "Accounting For Servicing of Certain Financial Instruments- an amendment of SFAS No. 140". This statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This statement amends SFAS No. 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. SFAS No. 156 permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under SFAS No. 156, an entity can elect subsequent fair value measurement to account for it's separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. SFAS No. 156 is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of SFAS No. 156 is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. The adoption of SFAS No 156 is not expected have a significant impact on the company's consolidated financial statements.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

        Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2—INVENTORIES

        At December 31, 2006, inventories consisted of the following:

Raw materials	$294,977
Work in process	43,567
Finished goods	325,099

663,643
Less: reserve for obsolescence	(127,160)

$536,483

NOTE 3—PROPERTY AND EQUIPMENT

        At December 31, 2006, property and equipment consist of the following:

	Useful Life
Office equipment and furniture	5 - 7 Years	$111,685
Autos and trucks	10 Years	178,287
Manufacturing equipment	7 Years	209,293
Building and land	20 Years	505,077

		1,004,342
Less: accumulated depreciation		(229,609)

		$774,733

        For the years ended December 31, 2006 and 2005, depreciation expense amounted to $91,657 and $42,373, respectively.

NOTE 4—LOANS PAYABLE

        Loans payable consisted of the following at December 31, 2006:

Note to De Chang Credit Union due on May 17, 2007 with interest at 7.02% per annum	$332,587
Guaranteed by Shanghai Shanhai
Note to De Chang Credit Union due on December 3, 2007 with interest 7.34% per annum	319,795
Guaranteed by Shanghai Shanhai and Chairman Bian
Total	652,382
Less: current portion of loans payable	(652,382)

Loans payable, long-term	$—

NOTE 5—DISCONTINUED OPERATIONS

        In January 2006, the Company sold 100% of the stock of its subsidiary, Aerisys Incorporated to Mr. Gary Verdier, the Company's former CEO, in exchange for assumption of all liabilities and obligation of Aerisys Incorporated.

        Accordingly, Aerisys is reported as a discontinued operation, and prior periods have been restated in the Company's financial statements and related footnotes to conform to this presentation. The Company did not acquire Aerisys until May 3, 2005. The operations of Aerisys were not material to the consolidated operations of the Company.

NOTE 6—RELATED PARTY TRANSACTIONS

        The Company's 90% owned subsidiary, LiKang Disinfectant, is engaged in business activities with four related parties. Shanghai LiKang Meirui Pharmaceuticals High-Tech Company, Ltd. ("Meirui"), a company of which Shanghai Shanhai Group, LiKang Disinfectant's minority shareholder, owns 68%, provides certain contract manufacturing of two products for LiKang Disinfectant. Specifically, Meirui provides LiKang Disinfectant with ozone producing device equipment and ultraviolet radiation lamp lights. In addition, under the terms of a two year agreement entered into in January 2005, Meirui produces the Lvshaxing Air Disinfectant Machine and LiKang Surgery hand-washing table for LiKang Disinfectant. In January 2005, LiKang Disinfectant signed a two year agreement with Meirui to market its products to the retail consumer market using Meirui's proprietary sales network which caters to the retail/consumer market in China. For the years ended December 31, 2006 and 2005, the Company recorded net revenues of $21,668 and $23,987 to Meirui, respectively. Additionally, for the years ended December 31, 2006 and 2005, the Company purchased product from Meirui amounting to $1,094 and $48,489 respectively. At December 31, 2006, Meirui owed LiKang Disinfectant $15,603. In general, accounts receivable due from Meirui are payable in cash and are due within 4 to 6 months, which approximate normal business terms with unrelated parties.

        Shanghai LiKang Pharmaceuticals Technology Company, Limited, which is owned by Messrs. Xuelian Bian (90%) and Wei Guan (10%), the Company's officers and directors, sells the Company's products to third parties. For the years ended December 31, 2006 and 2005, the Company recorded net revenues of $3,211,758 and $1,917,038 to Shanghai LiKang Pharmaceuticals Technology Company, Limited, respectively. At December 31, 2006, accounts receivable from sales due from Shanghai LiKang Pharmaceuticals Technology Company, Limited net of allowance for doubtful accounts was $1,406,425. In general, accounts receivable due from Shanghai LiKang Pharmaceuticals

Technology Company, Limited are payable in cash and are due within 4 to 6 months, which approximate normal business terms with unrelated parties.

        Shanghai Shanhai Group, who is the minority shareholder of LiKang Disinfectant, is owned by Group Employee Share-holding Commission (16.25%) and Baoshan District Dachang Town South Village Economic Cooperation Club (83.75%). The Company leases its principal executive offices and warehouse space from Shanghai Shanhai Group for approximately $36,000 per year. Shanghai Shanhai Group also holds the land use permit for the principal executive office building. For the years ended December 31, 2006 and 2005, rent expense paid to this related party amounted to $38,462 and $31,664, respectively. Additionally, in January 2005, the Company borrowed $165,471(RMB 1,310,000) from Shanghai Shanhai Group for working capital purposes, which is reflected on the accompanying balance sheet as loans payable—related party. The loan bears interest at 10% per annum and is payable on demand. For the year ended December 31, 2006, interest expense related to this note amounted to $16,734.

        Shanghai LiKang Biological High-Tech Company, Ltd. ("Biological"), which is 60% owned by Messrs. Xuelian Bian, the Company's officer and director, and 40%-owned by Shanghai LiKang Pharmaceuticals Technology Company, Limited (owned by Messrs. Xuelian Bian (90%) and Wei Guan (10%), the Company's officers and directors) sells biological products, cosmetic products and develops technology for third parties. Additionally, the Company sells certain raw materials to Biological employed in the Biological production process. For the years ended December 31, 2006 and 2005, the Company recorded net revenues of $3,773 and $13,462 to Biological, respectively. Additionally, during the year ended December 31, 2006 and 2005, the Biological processed certain products on behalf of the Company for the $78,946 and $74. At December 31, 2006, the Company owed Biological $47,570. In general, accounts payable due to Biological are payable in cash and are due within 4 to 6 months, which approximate normal business terms with unrelated parties.

        The Company's two officers and directors, from time to time, provided advances to the Company for working capital purposes. These advances are short-term in nature and non-interest bearing. The amount due to the executive officers at December 31, 2006 was $156,697, which were made to the LiKang International during the year and is included in due to related party on the accompanying balance sheet. The advances of $156,697 were contributed by XueLian Bian, our CEO and Chairman, and Wei Guan our Vice President and director. The advances were related to the registered capital commitment of our new subsidiary, LiKang International.

NOTE 7—SHAREHOLDERS' EQUITY

Preferred Stock

a)
Series A Convertible Preferred Stock

        On May 11, 2005, the Company's Board of Directors approved the creation of 500,000 shares of Series A Convertible Preferred Stock having the following rights, preferences and limitations: (a) each share has a stated value of $.80 per share and no par value; (b) each share ranks equally with any other series of preferred stock designated by the Company and not designated as senior securities or subordinate to the Series A Convertible Preferred Stock,; (c) each share entitles the holder to receive a six percent (6%) per annum cumulative dividend when, as and if, declared by the Board of Directors of the Company; (d) these shares are convertible into shares of the company's Common Stock at a per share value of $.08 per share,; (e) the shares have no voting rights, and (f) the shares are not subject to redemption.

        On June 30, 2005, the Company completed $277,276 (net of fees of $23,000) financing consisting of 375,345 shares of its 6% Series A Preferred Stock, and common stock purchase warrants to purchase an additional 3,753,450 shares. Each warrant entitles the holder to purchase one share of common stock for a period of five years, at an exercise price of $.10 per share, subject to adjustment. The net proceeds from the transaction will be used for general working capital purposes.

        The Company granted the holders piggy back registration rights covering the shares of its common stock underlying the preferred stock and warrants.

        On the date of issuance of the Series A Convertible Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which it was convertible. In accordance with Emerging Issues Task Force ("EITF") 98-5 and EITF 00-27, the Series A Convertible Preferred Stock was considered to have an embedded beneficial conversion feature because the conversion price was less than the fair value of the Company's common stock.

        This beneficial conversion feature is calculated after the warrants have been valued with proceeds allocated on a relative value basis. This Series A Convertible Preferred Stock was fully convertible at the issuance date, therefore the full amount of proceeds allocated to the Series A Convertible Preferred Stock was determined to be the value of the beneficial conversion feature and was recorded as a deemed dividend with a corresponding credit to additional paid-in capital in the amount of $300,276 in fiscal 2005.

        On June 15, 2006, the holders of the Company's outstanding Series A Convertible Preferred Stock converted 375,345 shares of such stock into 3,753,450 shares of common stock. Following the conversions on June 15, 2006, no shares of Series A Convertible Preferred Stock remaining outstanding. As of date of conversion, the Company's board of directors had not declared a dividend on its Series A Convertible Preferred Stock. Accordingly, all previously accrued and unpaid Series A Convertible Preferred Stock dividends were reversed. As of December 31, 2006, there are no accrued cumulative but undeclared dividends in arrears related to the Company's Series A Convertible Preferred Stock.

b)
Series B 6% Cumulative Convertible Preferred Stock

        On December 28, 2005, the Company closed on a private placement with a group of accredited investors, for the sale of an aggregate of 1,500,000 shares of Series B 6% Cumulative Convertible Preferred Stock of the Company ("Series B Preferred Stock") at a purchase price of $1.00 per share of Series B Preferred Stock along with warrants to purchase additional shares of the Company's common stock. The Series B Preferred Stock was priced at $1.00 per share, and the Company received gross proceeds of $1,500,000. The Company paid a due diligence fee of $65,000 in cash and Class B Warrants to purchase 866,665 shares of its common stock to certain of the investors who purchased securities in this offering. Each share of Series B Preferred Stock, as well as the value of all accrued by unpaid dividends, is convertible at the option of the holder into shares of the Company's common stock at a conversion price of $0.10 per share, provided that no holder has the right to convert his shares of Series B Preferred Stock if by virtue of such conversion the holder would become the beneficial owner of than 4.99% of the Company's common stock. This ownership limitation can be waived by the holder upon 61 days notice to the Company. The conversion price is subject to adjustment in the event of stock splits, reclassifications or stock dividends.

        In connection with the sale of 1,500,000 shares of the Company's Series B Preferred Stock, the Company issued Class A Common Stock Purchase Warrants to purchase 15,000,000 shares of the Company's common stock at an exercise price of $0.20 per share and Class B Common Stock Purchase Warrants to purchase 15,866,665 (including 866,665 granted to as a due diligence fee) shares of its common stock at an exercise price of $0.30 per share. The Class A and Class B warrant exercise prices are subject to adjustment pursuant to anti-dilution provisions on either a cash or cashless exercise basis. The warrants expire five years from the date of issuance.

        The Series B Preferred Stock ranks ahead of the common stock of the Company upon liquidation of the Company. The Series B Preferred Stock also ranks ahead of the common stock with respect to the payment of dividends. The shares pay cumulative dividends of 6% per annum beginning on October 31, 2006, which increases to 20% per annum if an "event of default", as defined in the agreement, has occurred.

        The dividends are payable in cash or at the Company's option shares of registered common stock. If the Company elects to pay dividends in the form of shares of its common stock, for purposes of the calculation the shares are valued at the average closing price of our common stock for the 10 trading days preceding the date of the dividend.

        On July 21, 2006, the holders of 850,000 shares of the outstanding Series B Preferred Stock converted those shares into 8,500,000 shares of common stock. On November 1, 2006 the remaining 650,000 shares of Series B Preferred Stock outstanding, together with accrued but unpaid dividends, were converted into 7,110,766 shares of common stock. Following the conversions on November1, 2006, there are no shares of Series B Convertible Preferred Stock remaining outstanding. As of December 31, 2006, there are no accrued cumulative but undeclared dividends in arrears related to the Company's Series B Preferred Stock.

        In accordance with Emerging Issues Task Force ("EITF") 98-5 and EITF 00-27, the Series B Preferred was considered to have an embedded beneficial conversion feature because the conversion price was less than the fair value of the Company's common stock. This beneficial conversion feature is calculated after the warrants have been valued with proceeds allocated on a relative value basis.

        This Series B Convertible Preferred was fully convertible at the issuance date, therefore the full amount of proceeds allocated to the Series B Preferred was determined to be the value of the beneficial conversion feature and was recorded as a deemed dividend with a corresponding credit to additional paid-in capital in the amount of $1,500,000 in fiscal 2005. In 2005, the Company computed the fair value of the warrants using the Black-Scholes valuation model. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. The assumptions used in this model to estimate fair value of the warrants granted are as follows:

Warrants
Exercise/Conversion Price	$0.20 to $0.30
Fair Value of the Company's Common Stock	$0.153
Expected life in years	5.0
Expected volatility	330%
Expected dividend yield	0.0%
Risk free rate	3.93%
Calculated fair value per share	$0.153

Common Stock

        On May 2, 2005, the Company issued 36,273,470 shares of its common stock to two individuals under the terms of a Share Exchange Agreement dated May 2, 2005. This transaction, which resulted in Linkwell becoming a wholly owned subsidiary of the Company, was exempt from registration under the Securities Act of 1933, as amended in reliance on an exemption provided by Section 4(2) of that Act. The participants were either accredited investors or non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities.

        On August 24, 2005 and effective September 1, 2005, the Company entered into a one-year agreement with China Direct Investments, Inc. to provide business development and management services. In connection with this agreement, the Company issued 2,000,000 shares of the Company's common stock. The Company valued these services using the fair value of common shares on grant date at $.08 per share and recorded deferred consulting expense of $160,000 to be amortized over the service period. For the year ended December 31, 2006, the consulting expense was $106,667 and the deferred consulting compensation has been fully amortized.

        On January 1, 2007, the Company entered into a three year agreement with China Direct Investments, Inc. to provide business development and management services. In connection with this agreement, the Company issued 4,700,000 shares of the Company's common stock for the service period from January 1, 2006 to December 31, 2008. Accordingly, the Company recorded the deferred consulting expense of $282,000.

        On September, 2006, the Company entered into a three-year agreement with an consultant to provide business development and management services. In connection with this agreement, the Company issued 500,000 shares of the Company's common stock. The Company valued these services using the fair value of common shares on grant date at $.185 per share and recorded deferred consulting expense of $92,500 to be amortized over the service period. For the year ended December 31, 2006, amortization of consulting compensation amounted to $10,278.

Stock Options

Year 2000 Equity Compensation Plan

        On October 10, 2000, the Company's Board of Directors adopted its Year 2000 Equity Compensation Plan under which a total of 540,000 shares of common stock are made available for the granting of awards, a portion or all of which may qualify as incentive stock options, non-incentive stock options and restricted stock grants. The purpose of the plan, which was approved by the Company's shareholders on November 10, 2000, is to encourage stock ownership by its officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of its business and an added incentive to continue to advance and contribute to us. If any option or restricted stock grant expires or terminates before it has been exercised in full, the shares of common stock allocable to the unexercised portion of such option or restricted stock grant may again be subject to an option or restricted stock grant under the 2000 Equity Compensation Plan. The number of shares available and subject to options, option prices and, to the extent applicable, the number of shares subject to any restricted stock grant will be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transaction affecting the shares. At December 31, 2006, the Company did not have any options to purchase shares of its common stock outstanding under the plan.

        The 2000 Equity Compensation Plan is administered by the Company's Board of Directors who have the sole authority to determine which eligible employees of the company receive options and restricted stock grants under the plan, the times when options and restricted stock grants are granted, the number of shares covered by the option and restricted stock grant, the provisions of any agreement and when options may be exercised or when restricted stock grants become vested. In addition, the Board has the power and authority to construe and interpret the Plan.

        Stock options may be granted by the Board at prices determined in the discretion of the Board, provided that the option price must be at least equal to the fair market value of the common stock on the date of the grant. The option price is payable in cash, common stock or such other form of payment as may be determined by the Board. The exercise price of an incentive stock option must be at least equal to the fair market value of the Company's common stock on the date of grant or 110% of such value in the case of options granted to an individual who is a 10% or greater shareholder of the company.

        An optionee generally may exercise an option only while an employee of the Company. If an optionee becomes disabled or dies while in the employ of our company, the option may be exercised within one year of the optionee's death or termination due to disability. The expiration date of an option will be determined by the Board at the time of the grant, but in no event will an incentive stock option be exercisable after the expiration of 10 years from the date of grant or five years in the case of incentive options granted to a 10% or greater shareholder. The Board may grant to an eligible individual shares of the Company's common stock subject to specified restrictions on transferability and vesting as provided in a written grant agreement or resolutions in which the restricted stock grant is adopted and approved by the Board. Restricted stock grants may be made in lieu or cash compensation or as additional compensation. The Board may also make restricted stock grants contingent on pre-established performance goals determined by the Board. Except for certain transfers that may be permitted by the Board, no option or restricted stock grant may be transferred by an eligible individual other than by will or the laws of descent or distribution.

        The 2000 Equity Compensation Plan terminates on October 10, 2010. The Board of Directors may at any time amend, suspend or discontinue the plan, except that no amendment may be made without the approval of the shareholders which would increase the number of shares subject to the plan, materially change the designation of the class of employees eligible to receive options, remove the administration of the plan from the Board or a committee of the Board or materially increase the benefits accruing to participants under the plan.

Non-Qualified Stock Option Plan

        On December 21, 2000 the Company's Board of Directors adopted our Non-Qualified Stock Option Plan under which a total of 200,000 shares of common stock are made available for granting of non-qualified stock options to officers, directors, employees and key advisors or consultants. The purpose of the plan is to encourage the participants to contribute materially to its growth. If any option expires or terminates before it has been exercised in full, the shares of common stock allocable to the unexercised portion of such option may again be subject to an option under the Non Qualified Stock Option Plan. The number of shares available and subject to options and option prices will be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transaction affecting the shares. At December 31, 2006, the Company did not have any options to purchase shares of our common stock outstanding under the plan.

        The Non-Qualified Stock Option Plan is administered by our Board of Directors who have the sole authority to determine which who is eligible to receive grants of non-qualified options under the plan, the times when options are granted, the number of shares covered by the option, the provisions of any agreement and when options may be exercised. In addition, the Board has the power and authority to construe and interpret the Plan.

        Stock options may be granted by the Board at prices determined in the discretion of the Board and the exercise price of the option may be greater than, or less than, the fair market value of our common stock. The option price is payable in cash, common stock or such other form of payment as may be determined by the Board. An optionee generally may exercise an option only while the grantee is employed by us or otherwise providing our company services. If an optionee becomes disabled or dies while in the employ of our company or while otherwise providing services to us, the option may be exercised within 90 days after optionee's death or termination due to disability. The expiration date of an option will be determined by the Board at the time of the grant, but in no event will a stock option be exercisable after the expiration of 10 years from the date of grant. Except for certain transfers that may be permitted by the Board, no option may be transferred by an eligible individual other than by will or the laws of descent or distribution.

2005 Equity Compensation Plan

        Effective June 28, 2005, the Company's Board of Directors authorized, approved and adopted its 2005 Equity Compensation Plan. The purpose of the plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give these persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. The Company has currently reserved 5,000,000 of its authorized but unissued shares of common stock for issuance under the plan, and a maximum of 5,000,000 shares may be issued, unless the plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by its Board of Directors and stockholders, as required. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by the Company, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by the Company for other purposes.

        The plan is administered by the Company's Board of Directors or an underlying committee. The Board of Directors or the committee determines from time to time those officers, directors, key employees and consultants to whom stock grants or plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the plan, and the interpretation of the provisions thereof and of the related option agreements are resolved by the Board or committee.

        Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified options. The Company's officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the plan; only the Company's employees are eligible to receive incentive options. In addition, the plan allows for the inclusion of a reload option provision which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock grants may also be issued. Any incentive option granted under the plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value on the date the option is granted. The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan. Unless the plan has been previously suspended or terminated by the Board of Directors, the plan, as it relates to grants of incentive stock options, terminates on June 28, 2015.

        During the year ended December 31, 2006, the Company did not grant any stock options.

        As of December 31, 2006, there are no unrecognized compensation costs since all options granted under the stock option plans are completely vested.

Common Stock Warrants

        In June 2005, in connection with the preferred stock Series A Preferred Stock funding, the Company granted warrants to purchase 3,753,450 shares of its common stock at $0.10. The Warrants are exercisable for five years after the issue dates of the Warrants.

        In December 2005, in connection with the Company's Series B Preferred Stock funding, the Company granted warrants to purchase 15,000,000 shares of its common stock at $0.20 and 15,866,665 at $.30. The warrants are exercisable for five years after the issue dates of the Warrants.

        In January 2006, the Company granted common stock purchase warrants to purchase 2,125,000 shares of our common stock at an exercise price of $0.20 per share to China Direct Investments, Inc. as consideration for its services associated with the preferred stock offerings in December 2005. Accordingly, such warrants have been accounted for as offering costs.

        Stock warrant activity for the year ended December 31, 2006 is summarized as follows:

	Number of shares	Weighted average exercise price
Outstanding at December 31, 2004	389,750	$1.88
Granted	34,620,115.24
Exercised	—	—
Outstanding at December 31, 2005	35,009,865	$0.25
Granted	2,125,000.20
Exercised	—	—
Outstanding at December 31, 2006	37,134,865	$0.25
Weighted-average fair value of warrants Granted during the year		$0.16

        The following table summarizes the Company's stock warrants outstanding at December 31, 2006:

		Warrants outstanding and exercisable
Range of exercise price	Number	Weighted average remaining life	Weighted average exercise price
$0.10	3,753,450	3.48	$0.10
$0.20	17,155,000	3.75	$0.20
$0.30	15,866,665	4.00	$0.30
$0.75 - 2.50	359,750	1.55	$2.02

	37,134,865

NOTE 8—INCOME TAXES

        The Company's parent and their US subsidiaries are subject top applicable Federal, State and Local tax statues. The Company's subsidiaries in China are governed by the Income Tax Law of the Peoples Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the "PRC Income Tax Law"). Pursuant to the PRC Income Tax Law, wholly- owned foreign enterprises are subject to tax at a statutory rate of approximately 33% (30% state income tax plus 3% local income tax).

        The components of income (loss) before income tax consist of the following:

	Year Ended December 31,
	2006	2005
US Operations	$(520,000)	$(266,000)
Chinese Operations	1,210,000	1,100,000

	$690,000	$834,000

        The provision (benefit) for income taxes is composed of the following:

	Year Ended December 31,
	2006	2005
Federal	$—	$—
State	—	—
Chinese Operations	—	177,000
	$—	$177,000

        The table below summarizes the reconciliation of the Company's income tax provision computed at the federal statutory rate and the actual tax provision as follows:

	Year Ended December 31,
	2006	2005
Income tax provision at Federal statutory rate	$241,000	$292,000
State income taxes, net of Federal benefit	32,000	39,000
Permanent Differences	30,000	—
US operating loss not available against foreign	(80,000)	(73,000)
Abatement of foreign income taxes	(399,000)	(186,000)
Increase in valuation allowance	176,000	105,000
	$—	$177,000

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

        For their US Operations the Company has not recorded any net deferred tax assets, due to the uncertainty of recoverability on such assets. The Company's Chinese Operations are governed by the Income Tax Law of the Peoples Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the "PRC Income Tax Law"). Pursuant to the PRC Income Tax Law, foreign owned enterprises are subject to tax at a statutory rate of approximately 33% (30% state income tax plus 3% local income tax). The Company obtained approval from the Peoples Republic of China to have their state income taxes abated. Such approval is in effect for the year ended December 31, 2006.

        The Company has net operating loss ("NOL") carry forwards for United States income tax purposes at December 31, 2006 expiring through the year 2026. Management estimates the NOL as of December 31, 2006 to be approximately $700,000. The utilization of the Company's NOL's may be limited because of a possible change in ownership as defined under Section 382 of Internal Revenue Code. The Company has recorded a valuation allowance for benefit available from these NOL's, as it is more likely than not that realization will not occur.

NOL carry forwards	$281,000
Valuation allowance	(281,000)

Deferred tax asset, net of allowance with regards to NOL's	$—

NOTE 9—COMMITMENTS AND CONTINGENCIES

Operating Leases

        The Company leases office and manufacturing space under leases in Shanghai, China that expire through February 2011.

        Future minimum rental payments required under these operating leases are as follows:

Year Ended December 31,
2007	$64,367
2008	31,703
2009	31,916
2010	31,916
2011	2,874

Total minimum lease payments	$162,776

        For the years ended December 31, 2006 and 2005, rent expense amounted to $81,159 and $56,080, respectively.

Litigation

        The Company is not a party to any pending legal proceeding. No federal, state or local governmental agency is presently contemplating any proceeding against the Company. No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the company or has a material interest adverse to the Company in any proceeding.

NOTE 10—FOREIGN OPERATIONS

        For the year ended December 31, 2006 and 2005, the Company derived all of its revenue from its subsidiaries located in the People's Republic of China.

        Identifiable assets by geographic areas as of December 31, 2006 are as follows:

Identifiable Assets at December 31, 2006
United States	$101,091
China	6,843,401

Total	$6,944,492

NOTE 11—SEGMENT INFORMATION

        The following information is presented in accordance with SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information. For the year ended December 31, 2006 and 2005, the Company operated in two reportable business segments—(1) the sale of commercial disinfectant products and (2) trading company that involves import and export activities. The Company's reportable segments are strategic business units that offer different products.

        They are managed separately based on the fundamental differences in their operations. Condensed information with respect to these reportable business segments for the year ended December 31, 2006 and 2005 is as follows:

	Import and Export	Corporate Business	Disinfectant Products	Other Consolidated
Year Ended December 31, 2006:
Net revenue-non affiliated company	$3,787,183	$720,996	$—	$4,508,179
Net Revenue-related party company	3,237,199	—	—	3,237,199
Interest expense (income)	62,496	(216)	—	62,280
Depreciation and amortization	91,657	—	—	91,657
Net income (loss)	1,161,828	(86,220)	(507,488)	568,120
Long-lived asset expenditures	149,339	—	—	149,339
Segment Assets	5,794,144	1,049,257	101,091	6,944,492

        Net revenues for fiscal 2006 were $7,745,378. Included in our net revenues 2006 are $3,237,199 in related party sales and $4,508,179 in third party sales. Included in our net revenues for fiscal 2006 are

$7,024,382 of revenues attributable to LiKang Disinfectant and $720,996 of revenues attributable to LiKang International.

        The Segment Assets related to the Import and Export Business are comprised of cash of $317,451, accounts receivables $54,755other receivables $414,000, advances on purchases of $262,381 and inventory of $670.

	Import and Export	Corporate Business	Disinfectant Products	Other Consolidated
Year Ended December 31, 2005:
Net revenue-non affiliated company	$3,508,903	$—	$—	$3,508,903
Net Revenue-related party company	1,957,030	—	—	1,957,030
Interest expense (income)	67,050	—	—	67,050
Depreciation and amortization	42,373	—	—	42,373
Net income (loss)	831,053	—	(286,924)	544,129
Long-lived asset expenditures	148,053	—	—	148,053
Segment Assets	4,190,660	—	1,335,849	5,526,509

        Net revenues for fiscal 2005 were $5,465,933.Included in our net revenues 2005 are $1,957,030 in related party sales and $3,507,903 in third party sales. As we organized LiKang International during the fiscal year 2006 we did not have comparable revenues during the fiscal year 2005.

NOTE 12—OPERATING RISK

(a)
Country risk

        Currently, the Company's revenues are primarily derived from the sale of line of disinfectant product offerings to customers in the Peoples Republic of China (PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b)
Products risk

        In addition to competing with other manufacturers of disinfectant product offerings, the Company competes with larger US companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. These US companies may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

(c)
Exchange risk

        The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Renminbi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d)
Political risk

        Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

NOTE 13—SUBSEQUENT EVENTS

        In January, 2007, Likang Disinfectant entered into a loan agreement to loan $640,000 to Likang Biological High-Tech Company, Ltd. The note is due on April 2, 2007 and bears a monthly interest rate of 0.558%.

        As of the date of this report, Linkwell Corporation a 90% owner Likang Disinfectant has commenced discussion and is in later stage negotiations with Likang Disinfectant's minority shareholder, Shanghai Shanhai Group. Shanghai Shanhai Group, which is the minority shareholder of our Likang subsidiary, is owned by Shanghai Shanhai Group Employee Share-holding Committee (16.25%) and Shanghai Baoshan District Dachang Town South Village Economic Cooperation Club (83.75%). These two entities are owned by the employees of Shanghai Shanhai Group.

        Presently a final purchase price for the remaining 10% stake of Likang Disinfectant held by Shanghai Shanhai Group has not been determined. Linkwell Corporation expects to finalize the terms and close the transaction in April 2007.

        As of the date of this report Linkwell Corporation and Shanghai Likang Biological High-Tech Company, Ltd., a company which is owned by Messrs. Xue Lian Bian, an executive officer and director of our company, and Shanghai Likang Pharmaceuticals Technology Company, Limited, another affiliate which is owned by Messrs. Bian and Wei Guan, are in negotiation to purchase all of the outstanding stock in both Shanghai Likang Biological High-Tech Company, Ltd. and Shanghai Likang Pharmaceutical Technology Company. It is contemplated that upon consummation of an agreement, Likang Pharmaceuticals' sales force will be trained and managed by Likang Disinfectant's management team. Presently a final purchase price has not been determined. Linkwell Corporation expects to finalize the terms and close the transaction in April 2007.

        On January 15, 2007, Linkwell Corporation received proceeds of $321,332 for the exercise of warrants to purchase 3,213,320 shares of Linkwell Common Stock at $0.10 per share.

        On January 31, 2007, Linkwell Corporation entered into a non-binding letter of intent with a Fortune 500 company under which it will acquire a 10% equity interest in Linkwell's subsidiary Shanghai Likang Disinfectant High-Tech Company, Limited ("Likang"). The closing of the transaction is subject to certain conditions including the completion of satisfactory due diligence, approval by management of the acquiring company, approval, as required, by the Chinese government and execution of definitive agreements by the parties.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

        (a)   the officer or director conducted himself or herself in good faith;

        (b)   his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

        (c)   in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

        Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee	$1,409
Legal Fees and Expenses*	25,000
Accounting Fees and Expenses*	10,000
Financial Printing*	5,000
Transfer Agent Fees*	1,000
Blue Sky Fees and Expenses* 1,500 Miscellaneous*	1,091
TOTAL	$43,500

    *
    Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

        Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, underwriter participated in the transaction and no commissions were paid in connection with the transactions.

        In July 2003 we sold 247,500 shares of our common stock to nine investors in a private offering at an offering price of $1.00 per share resulting in total gross proceeds to us of $247,500. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. We also issued one warrant for each share purchased in the offering, an aggregate of 247,500 warrants. The exercise price of the warrants is $2.50 per share and the warrants expire on May 15, 2006. We issued these shares and the warrants to the investors in reliance upon Section 4(2) of the Securities Act.

        In September 2003, we sold approximately 135,135 shares of our common stock to five investors in a private offering at a price of $.74 per share resulting in total gross proceeds to us of $10,000.00. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. We issued these shares to the investors in reliance upon Section 4(2) of the Securities Act.

        In February 2003 we sold 60,000 shares of our common stock at a purchase price of $1.00 per share to one investor resulting in total gross proceeds to us of $60,000. The recipient was an accredited investor and had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

        During fiscal 2003 we issued 205,000 shares of our common stock to three consultants as compensation for consulting services valued at $237,000. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

        In October 2004 we sold 10,000 shares of our common stock to one investor at a purchase price of $1.00 per share resulting in total gross proceeds to us of $10,000. The recipient was an accredited investor and had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

        In April 2005, we issued 150,000 shares of common stock to a former employee for services rendered which were valued at $15,000. The recipient was a sophisticated investor who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities.

        In May 2005, we issued 36,273,470 shares of our common stock to two individuals under the terms of a Share Exchange Agreement dated May 2, 2005 in exchange for 100% of the capital stock of Linkwell Tech. This transaction, which resulted in Linkwell Tech becoming a wholly owned subsidiary of our company, was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that Act. The participants were either accredited investors or non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. Additionally, in connection with the share exchange agreement, we issued an aggregate of 1,855,000 shares of common stock to China Direct Investments, Inc. and CIIC Investment Banking Services (Shanghai) Company, Limited, accredited investors, for advisory services and as a finders fee which related to the share exchange agreement in a transaction exempt from registration under the

Securities Act in reliance on an exemption provided by Section 4(2) of that act. Our financial statements included elsewhere herein to not recognize an expense attributable to these shares.

        In connection with the share exchange agreement, we also issued our former CEO 1,400,000 shares of our common stock under the terms negotiated with him prior to the transaction. Our financial statements included elsewhere herein to not recognize an expense attributable to these shares. The recipient was an accredited investor and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

        In June 2005, we sold 375,345 shares of our Series A Convertible Preferred Stock, and common stock purchase warrants to purchase an additional 3,753,450 shares to a total of 12 investors, two of whom were accredited investors and 10 who were "sophisticated" within the meaning of federal securities laws. Each warrant entitles the holder to purchase one share of common stock for a period of five years, at an exercise price of $.10 per share, subject to adjustment. We received proceeds of approximately $277,276 (net of costs of $23,000). The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations, including Regulation D thereunder, and Regulation S, as transactions by an issuer not involving a public offering. Each of the transactions exempt by Regulation S was an "offshore" transaction to a non-U.S. person, as that term is defined in Rule 902 of Regulation S.

        On December 28, 2005, we completed a $1,500,000 financing of units of our securities to 11 accredited investors in a transaction exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) of that act and Regulation D resulting in gross proceeds to us of $1,500,000. The offering consisted of 1,500,000 shares of our Series B 6% Convertible Preferred Stock, Class A Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock and Class B Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock. The Class A Warrants are exercisable at $0.20 per share, and the Class B Warrants are exercisable at $0.30 per share, and both warrants are for a term of five years. We paid certain of the purchases and their advisors an aggregate of $65,000 in cash and issued those entities Class A Warrants to purchase 866,665 shares of our common stock as due diligence fees.

        In June 2006, the holders of our Series A Convertible Preferred Stock converted those shares into 3,753,450 of our common stock pursuant to the designations, rights and preferences of those securities. The issuance of the shares were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

        In July 2006, the holders of 850,000 shares of our Series B 6%Cumulative Convertible Preferred Stock converted those shares into 8,500,000 shares of our common stock pursuant to the designations, rights and preferences of those securities. The issuance of the shares were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

        In September 2006 we issued 500,000 shares of our common stock, valued at $92,500, to an individual as compensation for business consulting services to be rendered to us under the terms of a 36 month agreement. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in financial, investment and business matters that she was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

        In November 2006 the holders of 650,000 shares of our Series B 6% Cumulative Convertible Preferred Stock converted those shares including accrued but unpaid dividends into 7,110,766 shares of our common stock pursuant to the designations, rights and preferences of those securities. The issuance of the shares were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

        On January 1, 2007, the Company entered into a three year agreement with China Direct Investments, Inc. to provide business development and management services. In connection with this agreement, the Company issued 4,700,000 shares of the Company's common stock for the service period from January 1, 2006 to December 31, 2008. Accordingly, the Company recorded the deferred consulting expense of $282,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

        On June 6, 2007, the Company entered into a six months agreement with FirsTrust Group Inc. to provide business development and management services. In connection with this agreement, on July 12, 2007, the Company issued 450,000 shares of its restricted common stock. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

ITEM 27. EXHIBITS

Exhibit No	Description of Document
2.1	Stock Purchase Agreement between HBOA.Com, Inc., Philip J. Davis and John C. Lee dated November 17, 1999(1)
2.2	Amendment No. 1 to the Stock Purchase Agreement between HBOA.Com, Inc., Phillip J. Davis and John C. Lee dated December 28, 1999(1)
2.3	Stock Exchange Agreement dated May 2, 2005 by and among Kirshner Entertainment & Technologies, Inc., Gary Verdier, Linkwell Tech Group, Inc. and the shareholders of Linkwell(2)
3.1	Articles of Incorporation(3)
3.2	Articles of Amendment to Articles of Incorporation(4)
3.3	Articles of Amendment to Articles of Incorporation(5)
3.4	Articles of Amendment to Articles of Incorporation(6)
3.5	Articles of Amendment to the Articles of Incorporation(11)
3.6	Bylaws(3)
3.7	Articles of Amendment to the Articles of Incorporation(12)
4.1	Form of common stock purchase warrant(7)
4.2	Form of Class A and Class B Common Stock Purchase Warrants(11)
5.1	Opinion of Schneider Weinberger & Beilly LLP*
10.1	HBOA Holdings, Inc.—Year 2000 Equity Compensation Plan(8)
10.2	HBOA Holdings, Inc.—Non Qualified Stock Option Plan(9)
10.3	Kirshner Entertainment & Technologies, Inc. 2005 Equity Compensation Plan(10)
10.4	Consulting and Management Agreement dated August 24, 2005 between Linkwell Corporation and China Direct Investments, Inc.*
10.5	Form of Subscription Agreement for $1,500,000 unit offering(11)
10.6	Form of agreement between Shanghai Likang Disinfectant High-Tech Company, Limited and its customers(12)
10.7	Form of agreement between Shanghai Likang Disinfectant High-Tech Company, Limited and its suppliers(12)
10.8	Sales Agreement dated as of January 1, 2005 between Shanghai Likang Disinfectant High-Tech Co., Ltd. and Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd.*
10.9	Lease Agreement effective January 1, 2005 between Shanghai Likang Disinfectant High-Tech Co., Ltd. and Shanghai Shanhai Group for principal executive offices*
10.10	Lease Agreement effective January 1, 2002 between Shanghai Likang Pharmaceuticals Co., Ltd. and Shanghai Likang Disinfectant High-Tech Co. Ltd.*
10.11	Lease Agreement effective January 1, 2005 between Shanghai Jinshan Zhuhang Plastic Lamp Factory, Ltd. and Shanghai Likang Disinfectant High-Tech Co. Ltd.*

10.12	Manufacturing Agreement dated as of January 1, 2005 between Shanghai Likang Disinfectant High-Tech Co., Ltd. and Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd.*
10.13	Stock Purchase Agreement effective February 6, 2006 between Linkwell Corporation, Aerisys Incorporated and Gary Verdier(13)
10.14	Transfer Agreement dated August 5, 2005 between Shanghai Likang Disinfectant High-Tech Company, Limited, Shanghai Likang Pharmaceuticals Technology Company and Xuelian Bian*
10.15	Contract Management Agreement dated January 1, 2005 between Shanghai Shanhai Group and Shanghai Likang Disinfectant High-Tech Co., Ltd.*
10.16	Lease Agreement dated December 15, 2004 between Shanghai Shanhai Group and Shanghai Likang Disinfectant High-Tech Co., Ltd.*
10.17	Lease Agreement dated August 11, 2005 between Shanghai Henglain Industrial Co., Ltd. and Shanghai Likang Disinfectant High-Tech Co., Ltd.*
10.18	Lease Agreement dated September 16, between Shanghai Henglain Industrial Co., Ltd. and Shanghai Likang DisinfectantHigh-Tech Co., Ltd.*
10.19	Disinfection Education Center Agreement dated May 25, 2006 between Shanghai Likang Disinfectant High-Tech Co., Ltd. and China Pest Infestation Control and Sanitation Association*
10.20	Agreement between Linkwell Corporation and China DirectInvestments, Inc.*
14.1	Code of Business Conduct and Ethics*
16.1	Letter from Berkovits, Lago & Company LLP to the SEC dated May 13, 2005(14)
21.1	Subsidiaries of the small business issuer*
23.1	Consent of Schneider Weinberger & Beilly LLP (contained in such firm's opinion filed as Exhibit 5.1)*
23.2	Consent of Sherb & Co., LLP**

*
previously filed

**
filed herewith

(1)
Incorporated by reference to the Current Report Form 8-K dated December 30, 1999.

(2)
Incorporated by reference to Current Report on For 8-K as filed on May 6, 2005.

(3)
Incorporated by reference to the definitive Proxy Statement filed as filed on October 24, 2000.

(4)
Incorporated by reference to the definitive Information Statement as filed on June 23, 2003.

(5)
Incorporated by reference to the definitive Information Statement as filed on March 3, 2005.

(6)
Incorporated by reference to the Current Report on Form 8-K as filed on May 13, 2005.

(7)
Incorporated by reference to the Current Report on Form 8-K as filed on July 6, 2005.

(8)
Incorporated by reference to Post Effective Amendment No. 1 to the Registration Statement on Form S-8 as filed on December 14, 2000.

(9)
Incorporated by reference to the Registration Statement on Form S-8 as filed on December 21, 2000.

(10)
Incorporated by reference to the Current Report on Form 8-K as filed on August 4, 2005.

(11)
Incorporated by reference to the Current Report on Form 8-K as filed on January 3, 2006.

(12)
Incorporated by reference to the Current Report on Form 8-K/A as filed on July 19, 2005.

(13)
Incorporated by reference to the Current Report on Form 8-K as filed on February 7, 2006.

(14)
Incorporated by reference to the Current Report on Form 8-K as filed on May 16, 2005.

ITEM 28. UNDERTAKINGS

        The undersigned small business issuer will:

        (1)   File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  Include any additional or changed material information on the plan of distribution.

        (2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              i.  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

             ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            iv.  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Shanghai, China on December 11, 2007.

LINKWELL CORPORATION
By:	/s/ XUELIAN BIAN Xuelian Bian,
Title:	CEO, President, Principal Executive Officer, Principal Financial and Accounting Officer

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature:	/s/ XUELIAN BIAN Xuelian Bian
Title:	CEO, President, Chairman of the Board of Directors Principal Executive Officer Principal Financial and Accounting Officer
Date:	December 11, 2007
Signature:	/s/ WEI GUAN
Title:	Director, Vice President, Secretary
Date:	December 11, 2007